                                                                     EXHIBIT 2.2

            AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                                  INSMED, INC.,

                         CELTRIX PHARMACEUTICALS, INC.,

                            CELTRIX MERGERSUB, INC.,

                                       AND

                          INSMED PHARMACEUTICALS, INC.


                          DATED AS OF FEBRUARY 9, 2000

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----

ARTICLE I  DEFINITIONS.......................................................................2
        Section 1.1. Agreement...............................................................2
        Section 1.2. Antitrust Laws..........................................................2
        Section 1.3. Articles of Exchange....................................................2
        Section 1.4. BancBoston..............................................................2
        Section 1.5. Celtrix.................................................................2
        Section 1.6. Celtrix Affiliate.......................................................2
        Section 1.7. Celtrix Benefit Plans...................................................2
        Section 1.8. Celtrix Capital Stock...................................................2
        Section 1.9. Celtrix Common Stock....................................................3
        Section 1.10. Celtrix Companies......................................................3
        Section 1.11. Celtrix Contracts......................................................3
        Section 1.12. Celtrix Disclosure Letter..............................................3
        Section 1.13. Celtrix Dissenting Holders.............................................3
        Section 1.14. Celtrix ERISA Affiliate................................................3
        Section 1.15. Celtrix ERISA Plan.....................................................3
        Section 1.16. Celtrix Form 10-K......................................................3
        Section 1.17. Celtrix Intellectual Property..........................................3
        Section 1.18. Celtrix License Agreements.............................................4
        Section 1.19. Celtrix Permits........................................................4
        Section 1.20. Celtrix Plans..........................................................4
        Section 1.21. Celtrix Preferred Stock................................................4
        Section 1.22. Celtrix Qualified Plan.................................................4
        Section 1.23. Celtrix Series A Preferred Stock.......................................4
        Section 1.24. Celtrix Series B Preferred Stock.......................................4
        Section 1.25. Celtrix SEC Reports....................................................4
        Section 1.26. Celtrix Stock Options..................................................4
        Section 1.27. Celtrix Superior Proposal..............................................4
        Section 1.28. Celtrix Third Party Acquisition Offer..................................5
        Section 1.29. Celtrix Warrant........................................................5
        Section 1.30. Certificate of Merger..................................................5
        Section 1.31. Certificates...........................................................5
        Section 1.32. Closing................................................................5
        Section 1.33. Closing Date...........................................................5
        Section 1.34. COBRA..................................................................5
        Section 1.35. Code...................................................................5
        Section 1.36. Confidential Material..................................................5
        Section 1.37. Confidentiality Agreement..............................................5
        Section 1.38. Contracts..............................................................6
        Section 1.39. Copyrights.............................................................6


                                      (i)

        Section 1.40. Delivering Company.....................................................6
        Section 1.41. DGCL...................................................................6
        Section 1.42. Dissenting Shares......................................................6
        Section 1.43. Effective Time.........................................................6
        Section 1.44. Elan Joint Venture.....................................................6
        Section 1.45. Elan Joint Venture Agreement...........................................6
        Section 1.46. Environmental Claim....................................................6
        Section 1.47. Environmental Laws.....................................................6
        Section 1.48. ERISA..................................................................7
        Section 1.49. Exchange...............................................................7
        Section 1.50. Exchange Act...........................................................7
        Section 1.51. Exchange Agent.........................................................7
        Section 1.52. Exchange Consideration.................................................7
        Section 1.53. FCPA...................................................................7
        Section 1.54. GAAP...................................................................7
        Section 1.55. Governmental Authority.................................................7
        Section 1.56. HSR Act................................................................7
        Section 1.57. Indemnified Party......................................................7
        Section 1.58. Insmed.................................................................8
        Section 1.59. Insmed Affiliate.......................................................8
        Section 1.60. Insmed Benefit Plans...................................................8
        Section 1.61. Insmed Capital Stock...................................................8
        Section 1.62. Insmed Common Stock....................................................8
        Section 1.63. Insmed Companies.......................................................8
        Section 1.64. Insmed Contracts.......................................................8
        Section 1.65. Insmed Disclosure Letter...............................................8
        Section 1.66. Insmed Dissenting Holder...............................................8
        Section 1.67. Insmed ERISA Affiliate.................................................8
        Section 1.68. Insmed ERISA Plan......................................................8
        Section 1.69. Insmed Financial Statements............................................9
        Section 1.70. Insmed Intellectual Property...........................................9
        Section 1.71. Insmed License Agreements..............................................9
        Section 1.72. Insmed Permits.........................................................9
        Section 1.73. Insmed Plans...........................................................9
        Section 1.74. Insmed Preferred Stock.................................................9
        Section 1.75. Insmed Qualified Plan..................................................9
        Section 1.76. Insmed Series A Preferred Stock........................................9
        Section 1.77. Insmed Series B Preferred Stock........................................9
        Section 1.78. [Intentionally Omitted]................................................9
        Section 1.79. Insmed Stock Options...................................................9
        Section 1.80. Insmed Superior Proposal...............................................9
        Section 1.81. Insmed Third Party Acquisition Offer..................................10
        Section 1.82. Insmed Warrant........................................................10
        Section 1.83. IRS...................................................................10
        Section 1.84. Joint Proxy Statement/Prospectus......................................10


                                      (ii)

        Section 1.85.  Knowledge of Celtrix.................................................10
        Section 1.86.  Knowledge of Insmed..................................................10
        Section 1.87.  Law..................................................................10
        Section 1.89.  Material Adverse Effect..............................................10
        Section 1.90.  Merger...............................................................11
        Section 1.91.  Merger Consideration.................................................11
        Section 1.92.  Merger Subsidiary....................................................11
        Section 1.93.A.Nasdaq SmallCap......................................................11
        Section 1.93.B.Nasdaq National......................................................11
        Section 1.94.  New Stock Plan.......................................................11
        Section 1.94A. Original Agreement................................................. .11
        Section 1.95.  Parent...............................................................11
        Section 1.96.  Parent Common Stock..................................................11
        Section 1.97.  Partnership; Partnerships............................................11
        Section 1.98.  Patents..............................................................12
        Section 1.99.  Permits..............................................................12
        Section 1.100. PGE..................................................................12
        Section 1.101. Plan of Exchange.....................................................12
        Section 1.102. Receiving Company....................................................12
        Section 1.103. Registration Statement...............................................12
        Section 1.104. Representatives......................................................12
        Section 1.105. SCC..................................................................12
        Section 1.106. SEC..................................................................12
        Section 1.107. Secretary of State...................................................12
        Section 1.108. Securities Act.......................................................12
        Section 1.109. Special Meetings.....................................................13
        Section 1.110. Subsidiary; Subsidiaries.............................................13
        Section 1.111. Tax; Taxes...........................................................13
        Section 1.112. Tax Return...........................................................13
        Section 1.113. Trademarks...........................................................13
        Section 1.114. Trade Secrets........................................................13
        Section 1.115. VSCA.................................................................13
        Section 1.116. Year 2000 Compliant or Year 2000 Compliance..........................13
        Section 1.117. Year 2000 Problem....................................................14

ARTICLE II  THE MERGER AND EXCHANGE.........................................................14
        Section 2.1. The Merger.............................................................14
        Section 2.2. The Exchange...........................................................16
        Section 2.3. Exchange of Certificates...............................................17
        Section 2.4. Stock Options and Warrants.............................................18

ARTICLE III  SHAREHOLDER APPROVAL; CLOSING..................................................21
        Section 3.1. Shareholder Approval...................................................21
        Section 3.2. Time and Place of Closing..............................................22


                                     (iii)

ARTICLE IV  PARENT AND MERGER SUBSIDIARY....................................................22

        Section 4.1. No Conduct of Business by Each of Parent and Merger Subsidiary;
               Restated Articles and Bylaws.................................................22
        Section 4.2. Board of Directors.....................................................22
        Section 4.3. Management.............................................................23
        Section 4.4. Headquarters of Parent.................................................23

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF CELTRIX........................................23
        Section 5.1. Organization and Authority of the Celtrix Companies....................23
        Section 5.2. Capitalization.........................................................23
        Section 5.3. Authority Relative to this Agreement; Recommendation...................24
        Section 5.4. Consents and Approvals; No Violations..................................24
        Section 5.5. Reports................................................................25
        Section 5.6. Absence of Certain Events..............................................25
        Section 5.7. Joint Proxy Statement/Prospectus.......................................26
        Section 5.8. Litigation.............................................................26
        Section 5.9. Employee Benefit Plans; Labor Matters..................................27
        Section 5.10. Tax Matters...........................................................29
        Section 5.11. Compliance with Law...................................................31
        Section 5.12. Transactions With Affiliates..........................................31
        Section 5.13. Fees and Expenses of Brokers and Others...............................31
        Section 5.14. Accuracy of Information...............................................32
        Section 5.15. Absence of Undisclosed Liabilities....................................32
        Section 5.16. Opinion of Financial Advisor..........................................32
        Section 5.17. [Intentionally Omitted]...............................................32
        Section 5.18. Environmental Laws and Regulations....................................32
        Section 5.19. Intellectual Property.................................................33
        Section 5.20. Insurance.............................................................35
        Section 5.21. Vote Required; Board Approval.........................................35
        Section 5.22. State Takeover Statutes...............................................35
        Section 5.23. Tax Treatment.........................................................36
        Section 5.24. Certain Business Practices............................................36
        Section 5.25. No Existing Discussions...............................................36
        Section 5.26. Material Contracts....................................................36
        Section 5.27. Properties............................................................37
        Section 5.28. Year 2000 Compliance..................................................37

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF INSMED........................................38
        Section 6.1. Organization and Authority of the Insmed Companies.....................38
        Section 6.2. Capitalization.........................................................38
        Section 6.3. Authority Relative to this Agreement; Recommendation...................39
        Section 6.4. Consents and Approvals; No Violations..................................39
        Section 6.5. Financial Statements...................................................40
        Section 6.6. Absence of Certain Events..............................................40
        Section 6.7. Joint Proxy Statement/Prospectus.......................................40


                                      (iv)

        Section 6.8. Litigation.............................................................40
        Section 6.9. Employee Benefit Plans; Labor Matters..................................41
        Section 6.10. Tax Matters...........................................................43
        Section 6.11. Compliance with Law...................................................44
        Section 6.12. Transactions With Affiliates..........................................44
        Section 6.13. Fees and Expenses of Brokers and Others...............................44
        Section 6.14. Accuracy of Information...............................................45
        Section 6.15. Absence of Undisclosed Liabilities....................................45
        Section 6.16. [Intentionally Omitted]...............................................45
        Section 6.17. [Intentionally Omitted]...............................................45
        Section 6.18. Environmental Laws and Regulations....................................45
        Section 6.19. Intellectual Property.................................................46
        Section 6.20. Insurance.............................................................48
        Section 6.21. Vote Required; Board Approval.........................................48
        Section 6.22. State Takeover Statutes...............................................48
        Section 6.23. Tax Treatment.........................................................49
        Section 6.24. Certain Business Practices............................................49
        Section 6.25. No Existing Discussions...............................................49
        Section 6.26. Material Contracts....................................................49
        Section 6.27. Properties............................................................50
        Section 6.28. Year 2000 Compliance..................................................50

ARTICLE VII  COVENANTS......................................................................50
        Section 7.1. Conduct of Business of Celtrix.........................................50
        Section 7.2. Conduct of Business of Insmed..........................................53
        Section 7.3. Conduct of Elan Joint Venture..........................................54
        Section 7.4. No Solicitation........................................................54
        Section 7.5. Meetings of Shareholders...............................................56
        Section 7.6. Nasdaq Listing.........................................................56
        Section 7.7. Employee Benefits; Stock Option and Employee Purchase Plans............57
        Section 7.8. The Registration Statement.............................................57
        Section 7.9. Access to Information..................................................58
        Section 7.10. Best Efforts..........................................................58
        Section 7.11. Consents..............................................................58
        Section 7.12. Public Announcements..................................................58
        Section 7.13. Certain Agreements....................................................59
        Section 7.14. Letter of Celtrix's Accountants.......................................59
        Section 7.15. Letter of Insmed's Accountants........................................59
        Section 7.16. Indemnification.......................................................59
        Section 7.17. Affiliate Letters.....................................................60
        Section 7.18. Confidentiality.......................................................61
        Section 7.19. Antitrust Matters.....................................................62
        Section 7.20. Voting Agreements.....................................................63


                                      (v)

ARTICLE VIII  CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER AND EXCHANGE...............64
        Section 8.1. Conditions Precedent to Each Party's Obligation to Consummate
               Merger and Exchange..........................................................64
        Section 8.2. Conditions Precedent to Obligations of Celtrix.........................65
        Section 8.3. Conditions Precedent to Obligations of Insmed..........................66

ARTICLE IX  TERMINATION; AMENDMENT; WAIVER..................................................67
        Section 9.1. Termination............................................................67
        Section 9.2. Effect of Termination..................................................69
        Section 9.3. Termination Fee........................................................69
        Section 9.4. Amendment..............................................................69
        Section 9.5. Extension; Waiver......................................................70

ARTICLE X  MISCELLANEOUS....................................................................70
        Section 10.1. Survival of Representations, Warranties and Covenants.................70
        Section 10.2. Brokerage Fees and Commissions........................................70
        Section 10.3. Entire Agreement; Assignment..........................................70
        Section 10.4. Notices...............................................................70
        Section 10.5. Governing Law.........................................................71
        Section 10.6. Descriptive Headings..................................................71
        Section 10.7. Parties in Interest...................................................72
        Section 10.8. Counterparts..........................................................72
        Section 10.9. Specific Performance..................................................72
        Section 10.10. Fees and Expenses....................................................72
        Section 10.11. Severability.........................................................72
        Section 10.12. Personal Liability...................................................72


                                      (vi)

                             EXHIBITS AND SCHEDULES

EXHIBITS
--------
Exhibit 1.30                 Certificate of Merger
Exhibit 1.101                Plan of Exchange
Exhibit 4.1A                 Articles of Incorporation of Parent
Exhibit 4.1B                 Bylaws of Parent
Exhibit 4.2                  Board of Directors of Parent
Exhibit 4.3                  Officers of Parent
Exhibit 7.17(a)(i)           Celtrix Affiliates
Exhibit 7.17(a)(ii)          Celtrix Affiliate Letters
Exhibit 7.17(b)(i)           Insmed Affiliates
Exhibit 7.17(b)(ii)          Insmed Affiliate Letters
Exhibit 7.20A                Form of Celtrix Voting Agreement
Exhibit 7.20B                Form of Insmed Voting Agreement


SCHEDULES TO CELTRIX DISCLOSURE LETTER
--------------------------------------
Schedule 1.85          Knowledge of Celtrix
Schedule 1.97A         Partnerships of Celtrix
Schedule 1.110A        Celtrix Subsidiaries
Schedule 5.2           Celtrix Options, Warrants,
                       Subscriptions or Other Rights
Schedule 5.4           Celtrix Required Consents
Schedule 5.6(a)        Adverse Changes Affecting Celtrix
Schedule 5.6(b)        Adverse Changes Affecting Elan Joint Venture
Schedule 5.8           Celtrix Litigation
Schedule 5.9(i)        Celtrix Optionholders
Schedule 5.9(j)        Celtrix Change of Control Provisions
Schedule 5.10          Tax Matters Concerning Celtrix
Schedule 5.12          Transactions With Affiliates by Celtrix
Schedule 5.18          Celtrix Environmental Matters
Schedule 5.19          Celtrix Intellectual Property
Schedule 5.20          Celtrix Insurance
Schedule 5.26          Celtrix Material Contracts
Schedule 7.1           Celtrix Exceptions to Operation in the Ordinary Course
Schedule 7.3           Elan Joint Venture Exceptions in the Ordinary Course
Schedule 7.13          Certain Agreements With Employees


                                     (vii)

SCHEDULES TO INSMED DISCLOSURE LETTER
-------------------------------------
Schedule 1.86     Knowledge of Insmed
Schedule 1.97B    Partnerships of Insmed
Schedule 1.110B   Insmed Subsidiaries
Schedule 6.2      Insmed Outstanding Options, Warrants,
                  Subscriptions or Other Rights
Schedule 6.4      Insmed Required Consents
Schedule 6.6      Adverse Changes Affecting Insmed
Schedule 6.9(i)   Insmed Optionholders
Schedule 6.10     Tax Matters Concerning Insmed
Schedule 6.11     Compliance with Law by Insmed
Schedule 6.12     Transactions With Affiliates
Schedule 6.18     Insmed Environmental Matters
Schedule 6.19     Insmed Intellectual Property
Schedule 6.20     Insmed Insurance
Schedule 6.26     Insmed Material Contracts
Schedule 7.2      Insmed Exceptions in the Ordinary Course


                                     (viii)

            AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

        AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 9, 2000, by and among INSMED, INC., a Virginia corporation ("Parent"), CELTRIX PHARMACEUTICALS, INC., a Delaware corporation ("Celtrix"), CELTRIX MERGERSUB, INC., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Subsidiary") and INSMED PHARMACEUTICALS, INC., a Virginia corporation ("Insmed").

                                    RECITALS

        WHEREAS, the respective Boards of Directors of Celtrix and Insmed have, subject to the terms and conditions set forth herein, determined that it is advisable, fair and in the best interests of their respective shareholders that the businesses and operations of Celtrix and Insmed be combined; and

        WHEREAS, the parties have determined that the most practical manner to give effect to such combination is through (a) the merger of Merger Subsidiary, with and into Celtrix, with Celtrix to be the surviving corporation of such Merger in accordance with this Agreement and the Certificate of Merger and (b) a share exchange pursuant to which all outstanding shares of Insmed Capital Stock will be exchanged for shares of Parent Capital Stock in accordance with the Plan of Exchange; and

        WHEREAS, each of the directors and certain shareholders of Celtrix and Insmed have entered into Shareholder Letters pursuant to which each such director and shareholder has agreed, among other things, to vote all voting securities of Celtrix or Insmed, as the case may be, beneficially owned by him in favor of approval and adoption of the Merger or the Exchange, as the case may be; and

        WHEREAS, Celtrix and Insmed desire to make certain representations, warranties, covenants and agreements in connection with the Merger and Exchange and also to prescribe various conditions to the Merger and Exchange; and

        WHEREAS, for Federal income tax purposes, it is intended that the transactions contemplated by this Agreement shall constitute transactions described in Section 351 and/or Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; and

        WHEREAS, this Agreement and the Purchase Agreement dated January 13, 2000 among Parent, Insmed and the investors named therein constitute a single plan for the capitalization of Parent; and

        WHEREAS, the parties hereto previously entered into the Agreement and Plan of Reorganization dated as of November 30, 1999 (the "Original Agreement"); and

        WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety;

        NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        Section 1.1. Agreement.

        "Agreement" shall mean this Amended and Restated Agreement and Plan of Reorganization, together with the Certificate of Merger, Plan of Exchange and other Schedules and Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.

        Section 1.2. Antitrust Laws.

        "Antitrust Laws" shall have the meaning given in Section 7.19(b) hereof.

        Section 1.3. Articles of Exchange.

        "Articles of Exchange" shall mean the articles of exchange to be filed by Parent with the SCC with respect to the Exchange.

        Section 1.4. BancBoston.

        "BancBoston" shall mean BancBoston Robertson Stephens, Inc., financial advisors to Insmed.

        Section 1.5. Celtrix.

        "Celtrix" shall mean Celtrix Pharmaceuticals, Inc., a Delaware corporation.

        Section 1.6. Celtrix Affiliate.

        "Celtrix Affiliate" shall have the meaning given in Section 5.12 hereof.

        Section 1.7. Celtrix Benefit Plans.

        "Celtrix Benefit Plans" shall have the meaning given in Section 5.9(a) hereof.

        Section 1.8. Celtrix Capital Stock.

        "Celtrix Capital Stock" shall mean, collectively, the Celtrix Common Stock and the Celtrix Preferred Stock.

        Section 1.9. Celtrix Common Stock.

        "Celtrix Common Stock" shall mean the common stock, $.01 par value, of Celtrix.

        Section 1.10. Celtrix Companies.

        "Celtrix Companies" shall mean Celtrix, its Subsidiaries and the Partnerships in which it has any interest.

        Section 1.11. Celtrix Contracts.

        "Celtrix Contracts" shall have the meaning given in Section 5.26(a) hereof.

        Section 1.12. Celtrix Disclosure Letter.

        "Celtrix Disclosure Letter" shall have the meaning given in the preamble of Article V hereof.

        Section 1.13. Celtrix Dissenting Holders.

        "Celtrix Dissenting Holders" shall have the meaning given in Section 2.1(e) hereof.

        Section 1.14. Celtrix ERISA Affiliate.

        "Celtrix ERISA Affiliate" shall mean Celtrix and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with Celtrix under
Section 414(b), (c), (m) or (o) of the Code.

        Section 1.15. Celtrix ERISA Plan.

        "Celtrix ERISA Plan" shall have the meaning given in Section 5.9(a) hereof.

        Section 1.16. Celtrix Form 10-K.

        "Celtrix Form 10-K" shall mean Celtrix's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

        Section 1.17. Celtrix Intellectual Property.

        "Celtrix Intellectual Property" shall have the meaning given in Section 5.19(a) hereof.

        Section 1.18. Celtrix License Agreements.

        "Celtrix License Agreements" shall have the meaning given in Section 5.19(b) hereof.

        Section 1.19. Celtrix Permits.

        "Celtrix Permits" shall have the meaning given in Section 5.11 hereof.

        Section 1.20. Celtrix Plans.

        "Celtrix Plans" shall have the meaning given in Section 2.4(a) hereof.

        Section 1.21. Celtrix Preferred Stock.

        "Celtrix Preferred Stock" shall mean the Celtrix Series A Preferred Stock and the Celtrix Series B Preferred Stock.

        Section 1.22. Celtrix Qualified Plan.

        "Celtrix Qualified Plan" shall have the meaning given in Section 5.9(d) hereof.

        Section 1.23. Celtrix Series A Preferred Stock.

        "Celtrix Series A Preferred Stock" shall mean the Series A Preferred Stock, $.01 par value, of Celtrix.

        Section 1.24. Celtrix Series B Preferred Stock.

        "Celtrix Series B Preferred Stock" shall mean the Series B Preferred Stock, $.01 par value, of Celtrix.

        Section 1.25. Celtrix SEC Reports.

        "Celtrix SEC Reports" shall mean (a) Celtrix's Annual Reports on Form 10-K for the fiscal years ended March 31, 1999, 1998, 1997, and 1996, and (b) all documents filed by Celtrix with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements so filed pursuant to
Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act and all other reports and registration statements under the Securities Act filed by Celtrix with the SEC, in each such case since April 1, 1996.

        Section 1.26. Celtrix Stock Options.

        "Celtrix Stock Options" shall have the meaning given in Section 2.4(a) hereof.

        Section 1.27. Celtrix Superior Proposal.

        "Celtrix Superior Proposal" shall have the meaning given in Section 7.4(b) hereof.

        Section 1.28. Celtrix Third Party Acquisition Offer.

        "Celtrix Third Party Acquisition Offer" shall have the meaning given in
Section 7.4(b) hereof.

        Section 1.29. Celtrix Warrant.

        "Celtrix Warrant" shall have the meaning given in Section 2.4(e) hereof.

        Section 1.30. Certificate of Merger.

        "Certificate of Merger" shall mean the Certificate of Merger of Merger Subsidiary with and into Celtrix, in substantially the form attached hereto as
Exhibit 1.30.

        Section 1.31. Certificates.

        "Certificates" shall have the meaning given in Section 2.3 hereof.

        Section 1.32. Closing.

        "Closing" shall have the meaning given in Section 3.2 hereof.

        Section 1.33. Closing Date.

        "Closing Date" shall mean the date on which the Closing occurs.

        Section 1.34. COBRA.

        "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        Section 1.35. Code.

        "Code" shall mean, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended.

        Section 1.36. Confidential Material.

        "Confidential Material" shall have the meaning given in Section 7.18(a) hereof.

        Section 1.37. Confidentiality Agreement.

        "Confidentiality Agreement" shall mean the Mutual Non-Disclosure Agreement, dated as of December 8, 1998, between Celtrix and Insmed.

        Section 1.38. Contracts.

        "Contracts" shall mean all contracts, agreements, leases, licenses, arrangements, relationships and commitments, whether written or oral (and all amendments, side letters, modifications and supplements thereto).

        Section 1.39. Copyrights.

        "Copyrights" shall have the meaning given in Section 5.19(a) hereof.

        Section 1.40. Delivering Company.

        "Delivering Company" shall have the meaning given in Section 7.18(a) hereof.

        Section 1.41. DGCL.

        "DGCL" shall mean the Delaware General Corporation Law, as amended.

        Section 1.42. Dissenting Shares.

        "Dissenting Shares" shall mean shares of Celtrix Capital Stock or Insmed Capital Stock held by a Celtrix Dissenting Holder or Insmed Dissenting Holder, as the case may be.

        Section 1.43. Effective Time.

        "Effective Time" shall have the meaning given in Section 3.1 hereof.

        Section 1.44. Elan Joint Venture.

        "Elan Joint Venture" shall mean, as may be applicable, either Celtrix Newco Ltd. or that certain Subscription, Joint Development and Operating Agreement (the "Elan Joint Venture Agreement") between Celtrix, Elan Corporation, plc, Elan International Services, Ltd. and Celtrix Newco Ltd., dated April 21, 1999, with respect to the development of SomatoKine to treat osteoporosis using Elan Corporation, plc's MEDIPAD Delivery System.

        Section 1.45. Elan Joint Venture Agreement.

        "Elan Joint Venture Agreement" shall have the meaning given in Section
1.44 hereof.

        Section 1.46. Environmental Claim.

        "Environmental Claim" shall have the meaning given in Section 5.18 hereof.

        Section 1.47. Environmental Laws.

        "Environmental Laws" shall have the meaning given in Section 5.18 hereof.

        Section 1.48. ERISA.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        Section 1.49. Exchange.

        "Exchange" shall have the meaning given in Section 2.2(a) hereof.

        Section 1.50. Exchange Act.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        Section 1.51. Exchange Agent.

        "Exchange Agent" shall mean First Union National Bank.

        Section 1.52. Exchange Consideration.

        "Exchange Consideration" shall have the meaning given in Section 2.2 hereof.

        Section 1.53. FCPA.

        "FCPA" shall mean the Foreign Corrupt Practices Act of 1977, as amended.

        Section 1.54. GAAP.

        "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

        Section 1.55. Governmental Authority.

        "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

        Section 1.56. HSR Act.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        Section 1.57. Indemnified Party.

        "Indemnified Party" shall have the meaning given in Section 7.16.

        Section 1.58. Insmed.

        "Insmed" shall mean Insmed Pharmaceuticals, Inc., a Virginia corporation.

        Section 1.59. Insmed Affiliate.

        "Insmed Affiliate" shall have the meaning given in Section 6.12 hereof.

        Section 1.60. Insmed Benefit Plans.

        "Insmed Benefit Plans" shall have the meaning given in Section 6.9(a) hereof.

        Section 1.61. Insmed Capital Stock.

        "Insmed Capital Stock" shall mean, collectively, the Insmed Common Stock and Insmed Preferred Stock.

        Section 1.62. Insmed Common Stock.

        "Insmed Common Stock" shall mean the Common Stock, $.01 par value, of Insmed.

        Section 1.63. Insmed Companies.

        "Insmed Companies" shall mean Insmed, its Subsidiaries and the Partnerships in which it has any interest.

        Section 1.64. Insmed Contracts.

        "Insmed Contracts" shall have the meaning given in Section 6.26(a) hereof.

        Section 1.65. Insmed Disclosure Letter.

        "Insmed Disclosure Letter" shall have the meaning given in the preamble to Article VI hereof.

        Section 1.66. Insmed Dissenting Holder.

        "Insmed Dissenting Holder" shall have the meaning given in Section
2.2(c).

        Section 1.67. Insmed ERISA Affiliate.

        "Insmed ERISA Affiliate" shall mean Insmed and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with Insmed under
Section 414(b), (c), (m) or (o) of the Code.

        Section 1.68. Insmed ERISA Plan.

        "Insmed ERISA Plan" shall have the meaning given in Section 6.9(a) hereof.

        Section 1.69. Insmed Financial Statements.

        "Insmed Financial Statements" shall have the meaning given in Section
6.5 hereof.

        Section 1.70. Insmed Intellectual Property.

        "Insmed Intellectual Property" shall have the meaning given in Section 6.19(b) hereof.

        Section 1.71. Insmed License Agreements.

        "Insmed License Agreements" shall have the meaning given in Section 6.19(a) hereof.

        Section 1.72. Insmed Permits.

        "Insmed Permits" shall have the meaning given in Section 6.11 hereof.

        Section 1.73. Insmed Plans.

        "Insmed Plans" shall have the meaning given in Section 2.4(b) hereof.

        Section 1.74. Insmed Preferred Stock.

        "Insmed Preferred Stock" shall mean, collectively, the Insmed Series A Preferred Stock and Insmed Series B Preferred Stock.

        Section 1.75. Insmed Qualified Plan.

        "Insmed Qualified Plan" shall have the meaning given in Section 6.9(d) hereof.

        Section 1.76. Insmed Series A Preferred Stock.

        "Insmed Series A Preferred Stock" shall mean the Series A Convertible Participating Preferred Stock, $.01 par value, of Insmed.

        Section 1.77. Insmed Series B Preferred Stock.

        "Insmed Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $.01 par value, of Insmed.

        Section 1.78. [Intentionally Omitted].

        Section 1.79. Insmed Stock Options.

        "Insmed Stock Options" shall have the meaning given in Section 2.4(b) hereto.

        Section 1.80. Insmed Superior Proposal.

        "Insmed Superior Proposal" shall have the meaning given in Section 7.4(a) hereto.

        Section 1.81. Insmed Third Party Acquisition Offer.

        "Insmed Third Party Acquisition Offer" shall have the meaning given in
Section 7.4(a) hereto.

        Section 1.82. Insmed Warrant.

        "Insmed Warrant" shall have the meaning given in Section 2.4(e) hereto.

        Section 1.83. IRS.

        "IRS" shall mean the Internal Revenue Service.

        Section 1.84. Joint Proxy Statement/Prospectus.

        "Joint Proxy Statement/Prospectus" shall mean the Joint Proxy Statement/Prospectus of Parent, Celtrix and Insmed included in the Registration Statement and distributed to each of the shareholders of Celtrix and Insmed in connection with the Special Meetings.

        Section 1.85. Knowledge of Celtrix.

        "Knowledge of Celtrix" shall mean the actual knowledge, after due inquiry, of those officers of Celtrix identified on Schedule 1.85 attached hereto.

        Section 1.86. Knowledge of Insmed.

        "Knowledge of Insmed" shall mean the actual knowledge, after due inquiry, of those officers of Insmed identified on Schedule 1.86 attached hereto.

        Section 1.87. Law.

        "Law" shall mean any federal, state, provincial, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

        Section 1.88. Lien.

        "Lien" shall mean any mortgages, liens, pledges, charges, security interests or encumbrances of any kind.

        Section 1.89. Material Adverse Effect.

        "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect (or any development which, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect in the future), on the business, assets, financial or other condition, results of operations or prospects of such entity or group of entities taken as a whole.

        Section 1.90. Merger.

        "Merger" shall have the meaning given in Section 2.1(a) hereof.

        Section 1.91. Merger Consideration.

        "Merger Consideration" shall have the meaning given in Section 2.1(b) hereof.

        Section 1.92. Merger Subsidiary.

        "Merger Subsidiary" shall mean Celtrix Mergersub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent.

        Section 1.93.A. Nasdaq SmallCap.

        "Nasdaq" shall mean The Nasdaq SmallCap Market.

        Section 1.93.B. Nasdaq National

        "Nasdaq National" shall mean the Nasdaq National Market.

        Section 1.94. New Stock Plan.

        "New Stock Plan" shall have the meaning given in Section 2.4(d) hereof.

        Section 1.94A. Original Agreement.

        "Original Agreement" shall have the meaning given in the Recitals hereof.

        Section 1.95. Parent.

        "Parent" shall mean Insmed, Inc., a Virginia corporation formed to effect the transactions described herein.

        Section 1.96. Parent Common Stock.

        "Parent Common Stock" shall mean the Common Stock, $.01 par value, of Parent.

        Section 1.97. Partnership; Partnerships.

        "Partnership" shall mean any limited or general partnership, joint venture or other business association, other than a Subsidiary, in which any party has a direct or indirect interest (collectively, "Partnerships"), all of such Partnerships of Celtrix being listed on Schedule 1.97A to the Celtrix Disclosure Letter and all of such Partnerships of Insmed being listed on
Schedule 1.97B to the Insmed Disclosure Letter.

        Section 1.98. Patents.

        "Patents" shall have the meaning given in Section 5.19(a) hereto.

        Section 1.99. Permits.

        "Permits" shall mean all permits, licenses, variances, exemptions, orders, registrations and approvals and governmental authorizations of all Governmental Authorities.

        Section 1.100. PGE.

        "PGE" shall mean Pacific Growth Equities, Inc., financial advisors to Celtrix.

        Section 1.101. Plan of Exchange.

        "Plan of Exchange" shall mean the Plan of Exchange with respect to the Exchange, in substantially the form attached hereto as Exhibit 1.101.

        Section 1.102. Receiving Company.

        "Receiving Company" shall have the meaning given in Section 7.18(a) hereof.

        Section 1.103. Registration Statement.

        "Registration Statement" shall mean the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, to be filed by Parent with the SEC with respect to the Parent Common Stock to be offered to the holders of Celtrix Capital Stock and Insmed Capital Stock in the Merger.

        Section 1.104. Representatives.

        "Representatives" shall have the meaning given in Section 7.18(a) hereof.

        Section 1.105. SCC.

        "SCC" shall mean the State Corporation Commission of Virginia.

        Section 1.106. SEC.

        "SEC" shall mean the Securities and Exchange Commission.

        Section 1.107. Secretary of State.

        "Secretary of State" shall mean the Secretary of State of the State of Delaware.

        Section 1.108. Securities Act.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        Section 1.109. Special Meetings.

        "Special Meetings" shall mean, collectively, the special or annual meeting of shareholders of Celtrix and the special meeting of shareholders of Insmed called pursuant to Section 3.1 hereof to consider and approve the transactions contemplated herein, and any adjournments thereof.

        Section 1.110. Subsidiary; Subsidiaries.

"Subsidiary" shall mean (i) each corporate entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of directors of such entity, and (ii) each other corporate entity which constitutes a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act (collectively, "Subsidiaries"), all of the Subsidiaries of Celtrix being listed on Schedule 1.110A of the Celtrix Disclosure Letter attached hereto and all of the Subsidiaries of Insmed being listed on Schedule 1.110B of the Insmed Disclosure Letter attached hereto.

        Section 1.111. Tax; Taxes.

        "Tax" or "Taxes" means any federal, state, county, local, or foreign taxes, charges, levies, imposts, duties, other assessments, or similar charges of any kind whatsoever, including any interest, penalties, and additions imposed thereon or with respect thereto.

        Section 1.112. Tax Return.

        "Tax Return" means any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group.

        Section 1.113. Trademarks.

        "Trademarks" shall have the meaning given in Section 5.19(a).

        Section 1.114. Trade Secrets.

        "Trade Secrets" shall have the meaning given in Section 5.19(a).

        Section 1.115. VSCA.

        "VSCA" shall mean the Virginia Stock Corporation Act, as amended.

        Section 1.116. Year 2000 Compliant or Year 2000 Compliance.

        "Year 2000 Compliant" or "Year 2000 Compliance" shall mean that the computer systems and other automated equipment used by an entity in connection with the conduct of its business, including, without limitation, all hardware, software and operating systems, (i) are able to accurately recognize, represent, process, manage and manipulate date and date-sensitive data (including, but not limited to, calculating, comparing, sorting, tagging and sequencing), in both input and output, whether the date field uses 2 or 4 digits or any other date coding scheme, including "leap year" calculations and will not cause an abnormal ending scenario within the application domain or generate incorrect values involving such dates, (ii) with respect to system time for all hardware, software and operating systems, automatically function into and beyond the year 2000 without interruption and that all applications and components will correctly interpret system time into and beyond the year 2000, and (iii) are able to accurately recognize, represent, process and manage any date fields currently assigned special values (i.e., 99/99/99 or 00/00/00), if any.

        Section 1.117.Year 2000 Problem.

        "Year 2000 Problem" shall mean the risk that computer applications may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.


                                   ARTICLE II

                             THE MERGER AND EXCHANGE

        Section 2.1. The Merger.

        (a) Immediately prior to the Effective Time Celtrix will execute and deliver the Certificate of Merger and file it with the Secretary of State in accordance with the DGCL. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into Celtrix in accordance with the provisions of, and with the effects provided in, Subchapter IX of the DGCL (the "Merger"). Celtrix shall be the surviving corporation resulting from the Merger and as a result shall become a wholly-owned subsidiary of Parent and shall continue to be governed by the laws of the State of Delaware and the separate corporate existence of Merger Subsidiary shall cease. The Merger is intended to qualify as a reorganization under Section 368(a) of the Code and as part of an exchange described in Section 351 of the Code.

        (b) Pursuant to the Merger, each share of Celtrix Common Stock and each share of Celtrix Preferred Stock outstanding immediately prior to the Effective Time (other than (i) shares of Celtrix Common Stock and Celtrix Preferred Stock held in Celtrix's treasury, which shall be cancelled pursuant to Section 2.1(d) hereof, (ii) shares of Celtrix Common Stock and Preferred Stock held by Merger Subsidiary, which shall be cancelled pursuant to Section 2.1(d) hereof and (iii) Dissenting Shares) shall by virtue of the Merger and without any action on the part of the Merger Subsidiary, Celtrix or the holder thereof, be converted into and become (X) in the case of each share of Celtrix Common Stock one (1) share of Parent Common Stock and (Y) in the case of each share of Celtrix Preferred Stock, that number of shares of Parent Common Stock equal to $1,000, plus all accrued and unpaid dividends on such share of Celtrix Preferred Stock through the Effective Time, divided by $2.0006 (in each case, subject to adjustment for any stock split, reverse split, stock dividend or other similar distribution with respect to Celtrix Common Stock or any series of Celtrix Preferred Stock, as the case may
be) (the "Merger Consideration"). All such shares of Celtrix Common Stock and Celtrix Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Celtrix Common Stock or Celtrix Preferred Stock shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of Parent Common Stock, in each case upon the surrender of such certificate in accordance with Section
2.3 and without any interest thereon. Pursuant to the Merger, at the Effective Time, each share of Common Stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one share of Celtrix Common Stock. The separate existence and corporate organization of Merger Subsidiary shall cease upon the Effective Time.

        (c) No fraction of a share of Parent Common Stock shall be issued in connection with the conversion of Celtrix Common Stock or Celtrix Preferred Stock in the Merger and the distribution of Parent Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest and subject to the payment of any applicable withholding Taxes) equal to the same fraction of the market value of a full share of Parent Common Stock, computed on the basis of the mean of the high and low sales prices of Parent Common Stock as reported on Nasdaq National or Nasdaq SmallCap, as the case may be, on the first full day on which the Parent Common Stock is traded on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Effective Time. Parent and Celtrix agree to use their best efforts to cause the Merger to be consummated in accordance with the terms of this Agreement. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding-off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

        (d) At the Effective Time, each share held in the treasury of Celtrix and each share of Celtrix Common Stock and Celtrix Preferred Stock held by Merger Subsidiary shall, by virtue of the Merger and without any action on the part of Celtrix or Merger Subsidiary be canceled, retired and cease to exist and no payment shall be made with respect thereto.

        (e) Notwithstanding anything in this Agreement to the contrary, shares of Celtrix Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of Celtrix Capital Stock in accordance with the DGCL (a "Celtrix Dissenting Holder") shall not be converted into a right to receive the Merger Consideration, but shall, from and after the Effective Time, have only such rights as are afforded to the holders thereof by the provisions of Section 262 of the DGCL, unless such Celtrix Dissenting Holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Celtrix Dissenting Holder fails to perfect or withdraws or loses his right to appraisal, such shares of Celtrix Capital Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration payable in respect of such shares of Celtrix Capital

Stock pursuant to this Section 2.1. Celtrix shall give Insmed (i) prompt notice of any demands received by Celtrix for appraisal of shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Celtrix and (ii) all negotiations and proceedings with respect to such demands. Celtrix shall not, except with the prior written consent of Insmed, make any payment with respect to any demands for appraisal, or offer to settle, or settle any such demands.

        Section 2.2. The Exchange.

        (a) Immediately prior to the Effective Time Parent shall execute and deliver Articles of Exchange, which shall include the Plan of Exchange, and file it with the SCC in accordance with the VSCA. Subject to the terms and conditions of this Agreement, the Plan of Exchange and the VSCA, and without any action on the part of Parent, Insmed or the holders of Insmed Capital Stock, at the Effective Time each share of Insmed Common Stock, Insmed Series A Preferred Stock and Insmed Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be exchanged for 3.50 shares of Parent Common Stock (subject to adjustment for any stock split, reverse split, stock dividend or other similar distribution with respect to the Insmed Common Stock, Insmed Series A Preferred Stock or Insmed Series B Preferred Stock, as the case may be) (the "Exchange") (the shares of Parent Common Stock received pursuant to the Exchange, the "Exchange Consideration"). Parent shall acquire and become the owner and holder of each issued and outstanding share of Insmed Capital Stock so exchanged. The former holders of shares of Insmed Capital Stock so exchanged shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of Parent Common Stock upon the surrender of such certificate in accordance with
Section 2.3 and without any interest thereon. Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereupon constitute an authorized unissued share of Parent Common Stock. The Exchange is intended to qualify as a reorganization under Section 368 of the Code or a tax-free exchange under Section 351 of the Code.

        (b) No fraction of a share of Parent Common Stock shall be issued in connection with the exchange of Insmed Common Stock or Insmed Preferred Stock in the Exchange and the distribution of Parent Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest and subject to the payment of any applicable withholding Taxes) equal to the same fraction of the market value of a full share of Parent Common Stock, computed on the basis of the mean of the high and low sales prices of Parent Common Stock as reported on Nasdaq National or Nasdaq SmallCap, as the case may be, on the first full day on which the Parent Common Stock is traded on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Effective Time. Parent and Insmed agree to use their best efforts to cause the Exchange to be consummated in accordance with the terms of this Agreement and the Plan of Exchange. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding-off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

        (c) Notwithstanding anything in this Agreement to the contrary, shares of Insmed Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Exchange or consented thereto in writing and who has demanded appraisal for such shares of Insmed Capital Stock in accordance with the VSCA (an "Insmed Dissenting Holder") shall not be exchanged into the Exchange Consideration, but shall, from and after the Effective Time, have only such rights as are afforded to the holders thereof by the provisions of Section 13.1-730 of the VSCA, unless such Insmed Dissenting Holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Insmed Dissenting Holder fails to perfect or withdraws or loses his right to appraisal, such shares of Insmed Capital Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Exchange Consideration payable in respect of such shares of Insmed Capital Stock pursuant to this Section 2.2. Insmed shall give Celtrix (i) prompt notice of any demands received by Insmed for appraisal of shares, withdrawals of such demands, and any other instruments served pursuant to the VSCA and received by Insmed and (ii) all negotiations and proceedings with respect to such demands.

        Section 2.3. Exchange of Certificates.

        (a) Prior to the Effective Time, Parent, Celtrix and Insmed shall appoint the Exchange Agent to act as the exchange agent in connection with the Merger and Exchange. Except as otherwise provided in Sections 2.1 and 2.2, from and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Celtrix Capital Stock and Insmed Capital Stock (the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of Parent Common Stock into which such holder's shares were converted in the Merger or Exchange, as the case may be, plus cash payable in lieu of a fractional share. Immediately prior to the Effective Time, Parent will deliver to the Exchange Agent, in trust for the benefit of the holders of Celtrix Capital Stock and Insmed Capital Stock, shares of Parent Common Stock (together with sufficient cash in immediately available funds in lieu of fractional shares, as provided in Sections 2.1 and 2.2 hereof) necessary to make the exchanges contemplated by Sections 2.1 and 2.2 hereof on a timely basis.

        (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Celtrix Capital Stock and Insmed Capital Stock whose shares were converted or exchanged into the right to receive shares of Parent Common Stock pursuant to Sections 2.1 and 2.2 herein, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder has the right to receive for a fractional share, as set forth in the Certificate of Merger and the Plan of Exchange, and such Certificate so surrendered shall forthwith be cancelled. No holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from Parent until the surrender of such holder's Certificate for a certificate or certificates representing shares of Parent Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest and subject to any applicable withholding Tax) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificates issued upon surrender, which amount shall be delivered to the Exchange Agent by Parent from time to time as such dividends or other distributions are declared. If delivery of certificates representing shares of Parent Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered or if any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other Taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3, each Certificate shall represent for all purposes only the right to receive shares of Parent Common Stock (and cash in lieu of a fractional share), as provided in Sections 2.1 and 2.2 hereto, without any interest thereon.

        (c) After the Effective Time, there shall be no transfers on the stock transfer books of Parent, as the surviving corporation in the Merger and Exchange, of the shares of Celtrix Capital Stock or Insmed Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent for transfer, they shall be cancelled and exchanged for shares of Parent Common Stock as provided in Sections 2.1 and 2.2 hereof, in accordance with the procedures set forth in this
Section 2.3.

        (d) Any shares of Parent Common Stock (and any accrued dividends and distributions thereon), and any cash held by the Exchange Agent for payment in lieu of fractional shares, that remain unclaimed by the former shareholders of Celtrix and Insmed six months after the Effective Time shall be delivered by the Exchange Agent to Parent. Any former shareholders of Celtrix and Insmed who have not theretofore complied with this Section 2.3 shall thereafter look only to Parent for satisfaction of their claim for the consideration set forth in the Certificate of Merger and Plan of Exchange, as the case may be, without any interest thereon. Notwithstanding the foregoing, neither Parent, Celtrix nor Insmed shall be liable to any holder of shares of Celtrix Capital Stock or Insmed Capital Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        Section 2.4. Stock Options and Warrants.

        (a) At the Effective Time, each outstanding option to purchase shares of Celtrix Common Stock (a "Celtrix Stock Option" or collectively, "Celtrix Stock Options") as fully identified on Schedule 5.9(i) of the Celtrix Disclosure Letter, whether vested or unvested, shall be assumed by Parent (all of such plans or agreements pursuant to which any Celtrix Stock Option has been issued or may be issued are referred to collectively as the "Celtrix Plans"). To effect that assumption, each Celtrix Stock Option shall be replaced with an option to acquire, on the same terms and conditions as were applicable under such Celtrix Stock Option, the same number of shares of Parent Common Stock as the holder of such Celtrix Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Celtrix Common Stock otherwise purchasable pursuant to such Celtrix Stock Option divided by (z) the number of full shares of Parent Common Stock purchasable pursuant to such replacement option pursuant to this Section 2.4 rounded up to the nearest whole cent; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options" or "ISOs"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code rounded up to the nearest whole cent. Parent shall make such assumption in such manner that (i) Parent is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Celtrix Stock Option, Parent would be such a corporation were Section 424 of the Code applicable to such Celtrix Stock Option.

        (b) At the Effective Time, each outstanding option to purchase shares of Insmed Common Stock (an "Insmed Stock Option" or collectively, "Insmed Stock Options") whether vested or unvested, shall be assumed by Parent (all of such plans or agreements pursuant to which any Insmed Stock Option has been issued or may be issued are referred to collectively as the "Insmed Plans"). To effect that assumption, each Insmed Stock Option shall be replaced with an option to acquire, on the same terms and conditions as were applicable under such Insmed Stock Option, the same number of shares of Parent Common Stock as the holder of such Insmed Stock Option would have been entitled to receive pursuant to the Exchange had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Insmed Common Stock otherwise purchasable pursuant to such Insmed Stock Option divided by (z) the number of shares of Parent Common Stock purchasable pursuant to such replacement option pursuant to this Section 2.4 rounded up to the nearest one tenth of a cent; provided, however, that in the case of any ISOs, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code rounded up to the nearest one tenth of a cent. Parent shall make such assumption in such manner that (i) Parent is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or
(ii) to the extent that Section 424 of the Code does not apply to such Insmed Stock Option, Parent would be such a corporation were Section 424 of the Code applicable to such Insmed Stock Option.

        (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Celtrix Stock Options and Insmed Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Celtrix Plans and Insmed Plans and this Section 2.4, and shall amend or replace the agreements evidencing the grants of such Insmed Options and Celtrix Options as required by Section 2.4(a) and Section 2.4(b) after giving effect to the Merger and Exchange. Parent shall comply with the terms of the Celtrix Plans and Insmed Plans as in effect prior to the Effective Time and ensure, to the extent required by, and subject to the provisions of, such Plans, that Celtrix Stock Options and Insmed Stock Options which qualified as incentive stock options immediately prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

        (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Celtrix Stock Options and Insmed Stock Options assumed in accordance with this Section 2.4. Such action shall include, without limitation (i) adoption of the Insmed, Inc. Stock Incentive Plan (the "New Stock Plan") on or before the Effective Time; and (ii) registration of shares of Parent Common Stock that will be issuable under the New Stock Plan (including those that will be delivered on exercise of Celtrix Stock Options and Insmed Stock Options assumed in accordance with this Section 2.4) pursuant to a registration statement on Form S-8 filed within 10 business days of the Effective Time. In addition, prior to the Effective Time, the sole shareholder of the Parent shall approve the New Stock Plan. Following the Effective Time, Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as options or other awards granted thereunder remain outstanding. With respect to those individuals who, subsequent to the Merger and Exchange, will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, Parent shall administer the New Stock Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time.

        (e) At the Effective Time, each of the (i) warrants to purchase shares of Celtrix Common Stock (each a "Celtrix Warrant"), and (ii) warrants to purchase shares of Insmed Common Stock (each a "Insmed Warrant") which then remains outstanding shall be replaced with a warrant to purchase, on the same terms and conditions as were applicable under such Celtrix Warrant or Insmed Warrant, as the case may be, the same number of shares of Parent Common Stock as the holder of such Celtrix Warrant or Insmed Warrant would have been entitled to receive pursuant to the Merger and Exchange had such holder exercised such warrant in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Celtrix Common Stock or shares of Insmed Common Stock otherwise purchasable pursuant to such Celtrix Warrant or Insmed Warrant, as the case may be, divided by (z) the number of full shares of Parent Common Stock purchasable pursuant to such replacement warrant rounded up to the nearest whole cent.

        As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Celtrix Warrant or Insmed Warrant appropriate notices setting forth such holder's rights pursuant to the warrants to purchase shares of Parent Common Stock, and shall amend or replace the agreements evidencing such Celtrix Warrants or Insmed Warrants as required by this Section 2.4(e) after giving effect to the Merger and Exchange.

        Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Celtrix Warrants or Insmed Warrants replaced with warrants to purchase Parent Common Stock in accordance with this Section 2.4(e).

        (f) In lieu of issuing any options or warrants to purchase a fractional share of Parent Common Stock, Parent will deliver to holders of Insmed Stock Options or Insmed Warrants cash, within 30 days of Closing, payable by check, equal to the difference between (i) the fractional share multiplied by the mean of the high and low sales price of Parent Common Stock on the first full day of trading on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Closing, and (ii) the exercise price per fractional share of each Insmed Stock Option or Insmed Warrant divided by 3.5.

        (g) In lieu of issuing any options or warrants to purchase a fractional share of Parent Common Stock, Parent will deliver to holders of Celtrix Stock Options or Celtrix Warrants, cash within 30 days of Closing, payable by check, equal to the difference between (i) the fractional share multiplied by the mean of the high and low sales price of Parent Common Stock on the first full day of trading on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Closing, and (ii) the exercise price per fractional share of each Celtrix Stock Option or Celtrix Warrant.

        (h) Each warrant or option to purchase shares of Parent Common Stock issued and outstanding prior to the Effective Time shall continue to be issued and outstanding after the Effective Time and shall continue to have such rights and preferences as existed prior to the Effective Time. All shares of Parent Common Stock reserved for issuance upon exercise of such warrants and options shall continue to be reserved for issuance after the Effective Time.


                                   ARTICLE III

                          SHAREHOLDER APPROVAL; CLOSING

        Section 3.1. Shareholder Approval. This Agreement together with the Certificate of Merger shall be submitted for consideration and approval to the holders of shares of Celtrix Capital Stock at an annual or special meeting of shareholders duly held for such purpose by Celtrix, and this Agreement together with the Plan of Exchange shall be submitted for consideration and approval to the holders of shares of Insmed Capital Stock at an annual or special meeting of shareholders duly held for such purpose by Insmed. Celtrix and Insmed shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day and as soon as practicable after the date hereof. The Board of Directors of Celtrix shall recommend that its shareholders approve this Agreement and the transactions contemplated hereby and the Board of Directors of Insmed shall recommend that its shareholders approve the Plan of Exchange and the transactions contemplated hereby and thereby, and such recommendation shall be contained in the Joint Proxy Statement/Prospectus. On the first business day on or by which (a) this Agreement and the Plan of Exchange have been duly approved by the requisite vote of the holders of shares of Celtrix Capital Stock and Insmed

Capital Stock, and (b) the Closing of the transactions contemplated by this Agreement and those contemplated by the Plan of Exchange shall have occurred, or such later date as shall be agreed upon by Celtrix and Insmed, Articles of Exchange shall be filed in accordance with the VSCA and a Certificate of Merger shall be filed in accordance with the DGCL, and the Merger and the Exchange shall become effective in accordance with the terms of this Agreement and the Certificate of Merger and the Plan of Exchange at the time and date set forth therein (such time and date being referred to herein as the "Effective Time").

        Section 3.2 Time and Place of Closing. The closing of the transactions contemplated by this Agreement and the Plan of Exchange will take place at a time and on a date mutually agreed upon by the parties hereto (the "Closing"), which shall be no later than the third business day following the date on which all of the conditions to the obligations of the parties hereunder set forth in
Article VIII have been satisfied or waived. The place of Closing shall be at Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, or at such other place as may be mutually agreed upon by the parties hereto.


                                   ARTICLE IV

                          PARENT AND MERGER SUBSIDIARY

        Section 4.1. No Conduct of Business by Each of Parent and Merger Subsidiary; Restated Articles and Bylaws.

        (a) Prior to the Effective Time, each of Parent and Merger Subsidiary shall not (i) conduct any business operations whatsoever or (ii) enter into any contract or agreement of any kind or acquire any assets or incur any liability, except for the Stock Purchase Agreement, dated January 13, 2000, by and among Parent, Insmed and certain investors, or as may be specifically contemplated by this Agreement or as the parties may otherwise agree.

        (b) Insmed, Celtrix and Parent agree that immediately prior to the filing of the Certificate of Merger and Articles of Exchange pursuant to Sections 2.1 and 2.2 hereof, the Articles of Incorporation of Parent, shall be substantially in the form attached hereto as Exhibit 4.1A, and the Bylaws of Parent shall be substantially in the form attached hereto as Exhibit 4.1B.

        Section 4.2. Board of Directors.

        (a) At the Effective Time, the Board of Directors of Parent shall be as listed on Exhibit 4.2 attached hereto. The Board of Directors of Parent shall be divided into three classes, with the initial terms of office of the first, second and third classes expiring at the first, second and third annual meetings of the shareholders of Parent, respectively.

        (b) The persons named as members of the Board of Directors of Parent on
Exhibit 4.2 shall be named in the Joint Proxy Statement/Prospectus and the Registration Statement, subject to receipt of the consent of such individuals to be so named.

         Section 4.3. Management.

         The principal officers of Parent at the Effective Time shall be as listed on Exhibit 4.3. All other management positions of Parent shall be determined by Parent's Chief Executive Officer and President.

         Section 4.4. Headquarters of Parent.

         The headquarters of Parent shall be located in Richmond, Virginia.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF CELTRIX

         Celtrix represents and warrants to Insmed that as of November 30, 1999 (unless such representation or warranty speaks as of a different date), and subject to such qualifications and exceptions as are set forth in a disclosure letter delivered and dated as of the date hereof, signed by an executive officer of Celtrix (the "Celtrix Disclosure Letter"), as follows:

         Section 5.1. Organization and Authority of the Celtrix Companies. Each of the Celtrix Companies is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. Each of the Celtrix Companies has full corporate or partnership power to carry on their respective businesses as they are now being conducted and to own, operate and hold under lease their assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Celtrix Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Celtrix Companies. The copies of the Certificate of Incorporation and Bylaws or partnership or joint venture certificates and agreements of each of the Celtrix Companies which have been delivered to Insmed are complete and correct and in full force and effect on the date hereof, and no amendment or other modification has been filed, recorded or is pending or contemplated thereto.

         Section 5.2. Capitalization. Celtrix's authorized equity capitalization consists of 60,000,000 shares of Celtrix Common Stock, $.01 par value, and 10,000,000 shares of Celtrix Preferred Stock, $.01 par value, 10,000 shares of which have been designated Celtrix Series A Preferred Stock and 9,000 shares of which have been designated Celtrix Series B Preferred Stock. As of the close of business on December 31, 1999, 27,862,372 shares of Celtrix Common Stock, 8,010 shares of Celtrix Series A Preferred Stock and 0 shares of Celtrix Series B Preferred Stock were issued and outstanding. Such shares of Celtrix Capital Stock constituted all of the issued and outstanding shares of capital stock of Celtrix as of such date. All issued and outstanding shares of Celtrix Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of Celtrix's Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed in Schedule 5.2 of the Celtrix Disclosure

Letter, owned by Celtrix, directly or indirectly, free and clear of all Liens. Since January 1, 1995, except as set forth in Schedule 5.2 Celtrix has not declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Celtrix Capital Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Schedule 5.2 of the Celtrix Disclosure Letter sets forth, as of December 31, 1999, all outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of any of the Celtrix Companies, the exercise or purchase price for such securities and the expiration date thereof, and lists all contracts, commitments, understandings, arrangements or restrictions by which any of the Celtrix Companies is bound to sell or issue any shares of its capital stock. The shares of Celtrix Common Stock constitute the only class of equity securities of Celtrix registered or required to be registered under the Exchange Act. All outstanding shares of Celtrix Common Stock are duly included for trading on Nasdaq SmallCap.

         Section 5.3. Authority Relative to this Agreement; Recommendation. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Celtrix are within the corporate power and authority of Celtrix. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Celtrix and no other corporate proceedings on the part of Celtrix are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than the approval of the transactions contemplated in this Agreement by the holders of at least a majority of the outstanding shares of Celtrix Capital Stock at the Celtrix Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Celtrix and (assuming the due authorization, execution and delivery hereof and thereof by Insmed) constitute or will constitute valid, legal and binding agreements of Celtrix, enforceable against Celtrix in accordance with their respective terms. The Celtrix Board has resolved that the shareholders of Celtrix approve and adopt this Agreement.

         Section 5.4. Consents and Approvals; No Violations. Except for (i) any applicable requirements of the Exchange Act, and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing and recordation of a Certificate of Merger as required by the DGCL and (iii) those required filings, registrations and approvals listed on Schedule 5.4 of the Celtrix Disclosure Letter, no filing or registration with, or notice to, and no permit, authorization, consent or approval of, any public court, tribunal or administrative, governmental or regulatory body, agency or authority is necessary or required in connection with the execution and delivery of this Agreement by Celtrix or for the consummation by Celtrix of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Celtrix will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, Bylaws, partnership or joint venture agreements or other organizational documents of any of the Celtrix Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Celtrix Contract or other instrument or obligation to which any of the Celtrix Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Celtrix Companies or any of their properties or assets except, in the case of subsections (ii) or (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the Celtrix Companies and that will not prevent or delay the consummation of the transactions contemplated hereby.

         Section 5.5. Reports. The Celtrix SEC Reports complied, as of their dates of filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes) included in the Celtrix SEC Reports fairly presented the consolidated financial position of the Celtrix Companies as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented the results of operations and cash flows of the Celtrix Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes) included in the Celtrix SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented. Except for Celtrix, none of the Celtrix Companies is required to file any forms, reports or other documents with the SEC, Nasdaq SmallCap or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws. All material agreements, contracts and other documents required to be filed as exhibits to any of the Celtrix SEC Reports have been so filed by Celtrix.

         Section 5.6. Absence of Certain Events.

         Except as set forth in the Celtrix SEC Reports filed prior to the date of this Agreement or as otherwise specifically disclosed in Schedule 5.6(a) of the Celtrix Disclosure Letter, since March 31, 1999, none of the Celtrix Companies has suffered any adverse change in its business, financial condition or results of operations that will have a Material Adverse Effect upon the Celtrix Companies. Except as disclosed in the Celtrix SEC Reports or in Schedule 5.6(a) of the Celtrix Disclosure Letter, or as otherwise specifically contemplated by this Agreement, and except with respect to the Elan Joint Venture in which case Section 5.6(b) shall apply, there has not been since March 31, 1999: (i) any entry into any agreement or understanding or an amendment of any agreement or understanding between any of the Celtrix Companies on the one hand, and any of their respective executive officers or key employees or consultants on the other hand, providing for employment of any such officer or key employee or consultants or any general or material increase in the compensation, severance or termination benefits payable or to become payable by any of the Celtrix Companies to any of their respective officers or key employees or consultants (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such officer or key employee or consultant; (ii) any entry by any of the Celtrix Companies into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any Lien made on any of the properties or assets of any of the Celtrix Companies) other than in the ordinary and usual course of business; (iii) any change in the accounting methods, principles or practices of Celtrix; (iv) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect upon the Celtrix Companies; or (v) any agreement to do any of the foregoing.

         (b) with respect to the Elan Joint Venture, except as set forth in
Schedule 5.6(b) of the Celtrix Disclosure Letter, none of the Celtrix Companies has committed to, or has itself entered into any agreement, commitment or understanding or an amendment of any agreement, commitment or understanding with respect to the Elan Joint Venture, including without limitation, (i) any agreement relating to funding the Elan Joint Venture, (ii) any agreement establishing a budget for the Elan Joint Venture, (iii) any agreement, commitment or understanding as to clinical trials or (iv) any other agreement commitment or understanding that could reasonably be expected to impose a liability on any Celtrix Company of $50,000 or more.

         Section 5.7. Joint Proxy Statement/Prospectus. None of the information with respect to the Celtrix Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Celtrix Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Celtrix with respect to information supplied in writing by Parent or Insmed or any affiliate of Parent or Insmed for inclusion in the Joint Proxy Statement/Prospectus.

         Section 5.8. Litigation. Except as set forth in Schedule 5.8 of the Celtrix Disclosure Letter, there is no action, suit, proceeding or investigation pending or, to the Knowledge of Celtrix, threatened against or relating to any of the Celtrix Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality or arbitration panel, whether in the United States or otherwise, including without limitation with respect to infringement of any Intellectual Property. None of the Celtrix Companies is subject to any order, judgment, decree or obligation that would materially limit the ability of the Celtrix Companies to operate their respective businesses in the ordinary course.

         Section 5.9. Employee Benefit Plans; Labor Matters.

         (a) Celtrix has delivered to Insmed prior to the execution of this Agreement copies of all pension, 401(k), retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other employee program, arrangement or agreement, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Celtrix Companies or affiliates thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Celtrix Benefit Plans") and (i) any related trust agreement;
(ii) any amendments to such plans or trust; (iii) the most recent Form 5500 and all schedules thereto; (iv) the most recent IRS determination letter; (iv) the most recent summary plan descriptions; and (v) the most recent actuarial report for any Celtrix Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan. Any of the Celtrix Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "Celtrix ERISA Plan."

         (b) Each Celtrix Benefit Plan has been administered in material compliance with its terms and with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws. Each Celtrix Benefit Plan is enforceable in accordance with its terms.

         (c) No Celtrix ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

         (d) Each Celtrix ERISA Plan intended to be qualified under Section 401(a) of the Code ("Celtrix Qualified Plan") has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. To the Knowledge of Celtrix, there are no facts or circumstances that would be reasonably likely to jeopardize or adversely affect the qualification under Code Section 401(a) of any Celtrix Qualified Plan or otherwise have a material adverse effect on the qualified status of any Celtrix Qualified Plan. Each Celtrix Qualified Plan incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation to the extent such amendment or incorporation is required as of the Closing Date.

         (e) As of the Effective Time, full payment of all contributions will be made or accrued with respect to each Celtrix Benefit Plan (including all employer contributions and employee salary reduction contributions) that are either required under the terms thereof or under ERISA or the Code. Neither Celtrix nor any organization to which Celtrix is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA. No Celtrix ERISA Plan has incurred a "reportable event" as such term is defined in Section 4043 of ERISA, other than a "reportable event" which was not required to be reported.

         (f) Celtrix has filed all reports, returns and other documentation and paid all premiums and taxes associated therewith that are required to have been filed with respect to each Celtrix Benefit Plan with the IRS, the Department of Labor, or any other governmental agency (federal, state or local) and such have been filed on a timely basis. No lawsuits, complaints, investigations or proceedings to or by any Person or governmental authority have been filed or, to the Knowledge of Celtrix, are proposed or threatened, with respect to any Celtrix Benefit Plan, except where such lawsuits, complaints, investigations or proceedings would not have, alone or in the aggregate, a Material Adverse Effect.

         (g) Neither Celtrix nor any Celtrix ERISA Affiliate is or has ever been a party to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither Celtrix nor any Celtrix ERISA Affiliate has received a notice of, or incurred, any withdrawal liability with respect to a "multiemployer plan" that has not been satisfied.

         (h) Celtrix has not incurred any material liability for "welfare benefits" (as defined in Code Section 419) that was not fully reflected in the Celtrix Form 10-K. Except as required under COBRA (or any similar provisions of state law) or the terms of any Celtrix ERISA Plan, Celtrix is not obligated to provide or to pay any benefits to former employees, or to their dependents or beneficiaries, solely as a result of the consummation of the transactions contemplated in this Agreement.

         (i) Schedule 5.9(i) sets forth a true and complete list, as of December 31, 1999, of each person who holds any Celtrix Stock Options, together with the number of shares of Celtrix Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Schedule 5.9(i) of the Celtrix Disclosure Letter also sets forth the total number of such incentive stock options and such nonqualified options and any non-statutory options issued to consultants or others. Celtrix has furnished Insmed with complete copies of the plans pursuant to which the Celtrix Stock Options were issued. Other than the automatic vesting of Celtrix Stock Options that may occur without any action on the part of Celtrix or its officers or directors, Celtrix has not taken any action that would result in any Celtrix Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (j) Celtrix has made available to Insmed (i) a description of the terms of employment and compensation arrangements of all officers and other employees of Celtrix and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating Celtrix to make annual cash payments in an amount exceeding $25,000; (iii) copies (or descriptions) of all severance agreements, programs and policies of Celtrix with or relating to its employees, except programs and policies required to be maintained by Law; and (iv) copies of all plans, programs, agreements and other arrangements of Celtrix with or relating to its employees which contain change in control provisions all of which are set forth on Schedule 5.9(j) of the Celtrix Disclosure Letter.

         Section 5.10. Tax Matters.

         (a) Except as set forth on Schedule 5.10 of the Celtrix Disclosure
Letter:

             (i) Celtrix and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Celtrix is the common parent, such affiliated group files a consolidated federal income tax return and neither Celtrix nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

             (ii) each of the Celtrix Companies has timely filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

             (iii) each of the Celtrix Companies has paid or made adequate provision on its books and records in accordance with GAAP for all material Taxes covered by such Tax Returns;

             (iv) each of the Celtrix Companies is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-8 and Forms W-9) necessary to comply with, all applicable information reporting requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign Laws;

             (v) each of the Celtrix Companies has collected or withheld all material Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

             (vi) there are no unpaid Taxes due and payable by any of the Celtrix Companies or by any other person that are or may become a lien on any asset of, or otherwise may reasonably be expected to have a Material Adverse Effect on, Celtrix;

             (vii) none of the Celtrix Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Celtrix Companies by any Governmental Authority; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the Celtrix Companies; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the Celtrix Companies, the adverse outcome of which may reasonably be expected to have a Material Adverse Effect on Celtrix; and any such assertion, assessment, proceeding or litigation disclosed in Schedule 5.10 of the Celtrix Disclosure Letter is being contested in good faith through appropriate measures, and its status is described in the
Schedule 5.10 of the Celtrix Disclosure Letter;

             (viii) none of the Celtrix Companies has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code or a "safe harbor lease" subject to former Section 168(f)(8) of the Code;

             (ix) none of the Celtrix Companies is required to include in income any material amount from an adjustment pursuant to Section 481 of the Code or any similar provision of state or local Law, and to the Knowledge of Celtrix no Governmental Authority has proposed any such adjustment;

             (x) none of the Celtrix Companies is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or 280G of the Code;

             (xi) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which Celtrix is the common parent which may reasonably be expected to have a Material Adverse Effect on Celtrix if taken into account;

             (xii) the most recent audited consolidated balance sheet included in the Celtrix SEC Reports fully and properly reflects, as of the date thereof, the liabilities of Celtrix and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes; and (xiii) since April 16, 1997, none of the Celtrix Companies has distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies.

         (b) Celtrix has provided Insmed with copies of all Tax Returns (for the last five years), consents and agreements made by or affecting any of the Celtrix Companies, or filed by or on behalf of any of the Celtrix Companies, including any Tax Returns, consents or agreements with respect to which any of the Celtrix Companies is or has been included in a consolidated, unitary or combined return.

         Section 5.11. Compliance with Law. Except as publicly disclosed by Celtrix in the Celtrix Form 10-K, Celtrix holds all Permits necessary for the lawful conduct of its businesses (the "Celtrix Permits"), except for failures to hold such Celtrix Permits which would not have a Material Adverse Effect on Celtrix. Except as publicly disclosed by Celtrix in the Celtrix Form 10-K, Celtrix is in compliance with the terms of the Celtrix Permits, except where the failure so to comply would not have a Material Adverse Effect on Celtrix. Except as publicly disclosed by Celtrix in the Celtrix Form 10-K, the business of Celtrix is not being conducted in violation of any Law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 5.11 with respect to Environmental Laws (as defined in Section 5.18 below) and except for violations or possible violations which do not have, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Celtrix. Except as publicly disclosed by Celtrix in the Celtrix Form 10-K, no investigation or review by any Governmental Entity with respect to Celtrix is pending or, to the Knowledge of Celtrix, threatened, nor, to the Knowledge of Celtrix, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Celtrix reasonably believes will not have a Material Adverse Effect on Celtrix.

         Section 5.12. Transactions With Affiliates. Except as set forth in
Schedule 5.12 of the Celtrix Disclosure Letter attached hereto, since March 31, 1999, the Celtrix Companies have not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of one or more of the Celtrix Companies) (a) any holder of 5% or more of the voting securities of Celtrix, (b) any director, officer or employee of the Celtrix Companies, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the Celtrix Companies or (d) any member of the immediate family of any of such persons (collectively, for purposes of this Section, a "Celtrix Affiliate"). Except as set forth in Schedule 5.12 of the Celtrix Disclosure Letter, (a) the Contracts of the Celtrix Companies do not include any obligation or commitment between any of the Celtrix Companies and any Celtrix Affiliate, and (b) the assets of Celtrix do not include any receivable or other obligation or commitment from a Celtrix Affiliate to any of the Celtrix Companies, and no Celtrix Affiliate has any interest in any material property, real or personal, tangible or intangible, including without limitation, any Software or Celtrix Intellectual Property, used in or pertaining to the business of Celtrix, except for the ordinary rights of a shareholder or employee stock optionholder.

         Section 5.13. Fees and Expenses of Brokers and Others. None of the Celtrix Companies (a) has had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Celtrix has retained PGE to represent it in connection with such transactions.

         Section 5.14. Accuracy of Information. Neither this Agreement nor any other document provided by the Celtrix Companies or their employees or agents to Insmed in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

         Section 5.15. Absence of Undisclosed Liabilities. None of the Celtrix Companies has any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated balance sheet of Celtrix as of March 31, 1999, that is included in the Celtrix SEC Reports or reflected in the notes thereto, or that were incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices, and except for any such liabilities or obligations which, individually or in the aggregate, would not have a Material Adverse Effect on the Celtrix Companies.

         Section 5.16. Opinion of Financial Advisor. Celtrix has received the opinion of PGE to the effect that, as of November 29, 1999, the consideration contemplated in the Merger is fair to the holders of shares of Celtrix Capital Stock from a financial point of view.

         Section 5.17. [Intentionally Omitted].

         Section 5.18. Environmental Laws and Regulations.

         (a) Except as publicly disclosed by Celtrix in the Celtrix Form 10-K or as set forth in Schedule 5.18 of the Celtrix Disclosure Letter, (i) Celtrix is and always has been in material compliance with all applicable federal, state, local and foreign laws (including common law) and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on Celtrix, which compliance includes, but is not limited to, the possession by Celtrix of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Celtrix has not received written notice of, or, to the Knowledge of Celtrix, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on Celtrix; (iii) there has been no releases or offsite shipments from any property ever owned by Celtrix or any of its Subsidiaries of any hazardous, toxic or radioactive material, substance or wastes defined or regulated as such under the Environmental Law that would be reasonably likely to result in an Environmental Claim; and (iv) to the Knowledge of Celtrix, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

         (b) Except as publicly disclosed by Celtrix in the Celtrix Form 10-K, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Celtrix that are pending or, to the Knowledge of Celtrix, threatened against Celtrix or, to the Knowledge of Celtrix, against any person or entity whose liability for any Environmental Claim Celtrix has or may have retained or assumed either contractually or by operation of Law.

         Section 5.19. Intellectual Property.

         (a) Celtrix owns, or has a valid license to use or otherwise has the right to use, free and clear of all Liens, all (i) patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing) (collectively, "Patents"), (ii) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"), (iii) copyrights (including any registrations and applications therefor) (collectively "Copyrights"), (iv) software, (v) "mask works" (as defined under 17 U.S.C. ss.
901) and any registrations and applications for "mask works" and (vi) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"), in the case of each of the foregoing clauses, used in or necessary of the conduct of Celtrix's business as currently conducted or contemplated to be conducted (collectively, the "Celtrix Intellectual Property").

         (b) Schedule 5.19 of the Celtrix Disclosure Letter sets forth, for the Celtrix Intellectual Property, a complete and accurate list as of the date hereof of (i) all U.S. and foreign (A) patents and patent applications, each as owned by Celtrix, (B) trademark registrations (including Internet domain name registrations), trademark applications, and material unregistered trademarks, each as owned by Celtrix and (C) copyright and mask work registrations and applications, and material unregistered copyrights, each as owned by Celtrix; and (ii) all material agreements (whether oral or written) (A) granting or obtaining any right to use or practice any rights under any Celtrix Intellectual Property, or (B) restricting Celtrix's rights to use any Celtrix Intellectual Property, including license agreements, consulting and professional services agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "Celtrix License Agreements"). The Celtrix License Agreements are valid and binding obligations of Celtrix and, to Celtrix's Knowledge, each of the other parties thereto, enforceable in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by Celtrix or, to Celtrix's Knowledge, any party under any such Celtrix License Agreement. Celtrix has not licensed or sublicensed, nor has any third party acquired, rights in any Celtrix Intellectual Property other than pursuant to the Celtrix License Agreements.

         (c) No royalties, honoraria or other fees are payable by Celtrix to any third parties for the use of or right to use any Celtrix Intellectual Property except pursuant to the Celtrix License Agreements identified on Schedule 5.19 of the Celtrix Disclosure Letter.

         (d) Except as set forth on Schedule 5.19 of the Celtrix Disclosure
Letter:

         (i) Celtrix is listed in the records of the appropriate U.S., state or foreign registry as the sole and current owner of record for each application and registration listed on Schedule 5.19 of the Celtrix Disclosure Letter;

         (ii) Each Patent, Copyright and Trademark owned by Celtrix and, to Celtrix's Knowledge, each Patent, Copyright and Trademark not owned but used by Celtrix, is in full force and effect, and has not been cancelled, expired, or abandoned, and is valid and enforceable;

         (iii) There has never been any claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction, nor, to Celtrix's Knowledge, is there threatened or any valid basis for any such claim, suit, arbitration or other adversarial proceeding, (A) involving the Celtrix Intellectual Property owned by Celtrix or the Celtrix Intellectual Property licensed to Celtrix or (B) alleging that the activities or the conduct of Celtrix's business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party, or challenging the ownership, use, validity, enforceability or registrability of any Celtrix Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, orders or similar obligations other than the Celtrix License Agreements to which Celtrix or any of its executive officers is subject or a party or the existence of which Celtrix or any of its directors or executive officers is otherwise aware which (A) restrict Celtrix's rights to use any Celtrix Intellectual Property, (B) restrict Celtrix's business in order to accommodate a third party's intellectual property rights or (C) permit any third party to use any Celtrix Intellectual Property;

         (iv) The conduct of Celtrix's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly, such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To Celtrix's Knowledge, no third party is misappropriating, infringing, diluting or violating any Celtrix Intellectual Property; no claim, suit, arbitration or other adversarial proceeding alleging any such misappropriation, infringement, dilution or violation has ever been brought against any third party by Celtrix nor has Celtrix ever threatened any such claim against any third party;

         (v) Celtrix takes reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To Celtrix's Knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that fully protects the proprietary interests of Celtrix in and to such Trade Secrets. To Celtrix's Knowledge, no party to any non-disclosure agreement relating to Celtrix's Trade Secrets is in breach or default thereof;

         (vi) Except as set forth in Schedule 5.19 of the Celtrix Disclosure Letter, no current or former partner, director, officer, or employee of Celtrix will, after giving effect to each of the transactions contemplated herein, own or retain any rights in or to any of the Celtrix Intellectual Property; and

         (vii) Except as set forth on Schedule 5.19 of the Celtrix Disclosure Letter, the consummation of the transactions contemplated hereby will not result in any breach or default under any Celtrix License Agreement, or require the consent of any party thereto and will not result in the loss or impairment of Celtrix's rights to own or use any of the Celtrix Intellectual Property, nor will it require the consent of any governmental authority or third party in respect of any such Celtrix Intellectual Property.

         Section 5.20. Insurance.

         All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Celtrix and its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Celtrix and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect and are listed on Schedule 5.20 of the Celtrix Disclosure Letter. Celtrix has maintained such policies on a continuous basis since April 1, 1995.

         Section 5.21. Vote Required; Board Approval.

         (a) The affirmative vote of the holders of at least a majority of the outstanding shares of Celtrix voting Capital Stock, voting as a single class, is the only vote of the holders of any class or series of Celtrix's Capital Stock necessary to approve and adopt this Agreement and the Merger.

         (b) Celtrix's Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of Celtrix and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend to its shareholders that they vote in favor of adopting and approving this Agreement in accordance with the terms hereof.

         Section 5.22. State Takeover Statutes.

         Celtrix has taken all actions required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the provisions of Section 203 of the DGCL, and accordingly, such section does not apply to the Merger or any of such transactions. No other "control share acquisition," "fair price," "investor protection" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement or any of the transactions contemplated hereby.

         Section 5.23. Tax Treatment.

         Neither Celtrix nor, to the Knowledge of Celtrix, any of its affiliates has taken, agreed to take or will take any action or is aware of any fact or circumstance that would prevent the Merger or the Exchange from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or part of an exchange described in
Section 351 of the Code.

         Section 5.24. Certain Business Practices.

         None of Celtrix or any directors, officers, agents or employees of Celtrix has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

         Section 5.25. No Existing Discussions.

         As of the date hereof, Celtrix is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Celtrix Third Party Acquisition.

         Section 5.26. Material Contracts.

         (a) Schedule 5.26 of the Celtrix Disclosure Letter attached hereto contains a true, correct and complete list of all Contracts and agreements (and all amendments, modifications and supplements thereto and all side letters affecting the obligations of any party thereunder) to which the Celtrix Companies are a party or by which any of its properties or assets are bound that are, material to the business, properties or assets of Celtrix taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Celtrix taken as a whole (for such purposes material shall mean an amount of at least $25,000), all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute, or indemnification contracts (including, without limitation, any Contract to which Celtrix is a party involving employees of Celtrix); (ii) licensing, publishing, merchandising or distribution agreements; (iii) Contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since April 1, 1999;
(vi) Contracts or agreements with any Governmental Entity; (vii) Contracts relating to the purchase of goods, equipment or services used in support of Celtrix's business or operations of amounts in excess of $25,000 per year or having a duration in excess of one year; (viii) Contracts which contain covenants pursuant to which Celtrix has agreed not to compete with any person or any person has agreed not to compete with Celtrix; (ix) Contracts upon which any substantial part of Celtrix's business is dependent or which, if breached, could reasonably be expected to have a Material Adverse Effect on Celtrix; and (x) all commitments and agreements to enter into any of the foregoing (collectively, the "Celtrix Contracts"). Except as set forth in Schedule 5.26 of the Celtrix Disclosure Letter, Celtrix is not a party to or bound by any consulting, severance, golden parachute, indemnification or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby and Celtrix is not obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future).

         (b) Each of the Celtrix Contracts is valid, binding, in full force and effect and enforceable in accordance with its terms, and true and correct copies thereof have been delivered to Insmed, and there is no default under any Celtrix Contract so listed either by Celtrix or, to the Knowledge of Celtrix, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Celtrix or, to the Knowledge of Celtrix, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Celtrix.

         (c) No party to any such Celtrix Contract has given notice to Celtrix of or made a claim against Celtrix with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Celtrix.

         (d) The execution and delivery of this Agreement by Celtrix does not, and the consummation of the transactions contemplated by this Agreement will not, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require the consent or waiver under, any of the material terms, conditions or provisions of the Celtrix Contracts identified on Schedule 5.26 of the Celtrix Disclosure Letter.

         Section 5.27. Properties.

         (a) None of the Celtrix Companies leases for a term of more than six months any real property nor owns any real property.

         Section 5.28. Year 2000 Compliance.

         (a) Celtrix has reviewed the areas within its business and operations which could be adversely affected by the Year 2000 Problem and has initiated a program to achieve Year 2000 Compliance by December 31, 1999. As of the date hereof, except as is not reasonably likely to have a Material Adverse Effect on
Celtrix: (i) Celtrix has implemented such Year 2000 Compliance program in accordance with the timetable set forth therein; (ii) Celtrix has made appropriate inquiries as to the Year 2000 Compliance of their material suppliers, service providers, franchisers and vendors, and Celtrix has not received notice of any inability on the part of such entities to achieve Year 2000 Compliance in a timely manner; and (iii) based on such review and program, Celtrix believes that the Year 2000 Problem, including costs of remediation, will not have a Material Adverse Effect on Celtrix.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF INSMED

         Insmed represents and warrants to Celtrix that as of November 30, 1999 (unless such representation or warranty speaks as of a different date), and subject to such qualifications and exceptions as are set forth in a disclosure letter delivered and dated as of the date hereof, signed by an executive officer of Insmed (the "Insmed Disclosure Letter"), as follows:

         Section 6.1. Organization and Authority of the Insmed Companies. Each of the Insmed Companies is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. Each of the Insmed Companies has full corporate or partnership power to carry on their respective businesses as they are now being conducted and to own, operate and hold under lease their assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Insmed Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Insmed Companies. The copies of the Articles of Incorporation and Bylaws or partnership or joint venture certificates and agreements of each of the Insmed Companies which have been delivered to Celtrix are complete and correct and in full force and effect on the date hereof, and no amendment or other modification has been filed, recorded or is pending or contemplated thereto.

         Section 6.2. Capitalization. Insmed's authorized equity capitalization consists of 20,000,000 shares of Insmed Common Stock, $.01 par value, and 17,000,000 shares of Insmed Preferred Stock, $.01 par value, 7,000,000 shares of which have been designated as Insmed Series A Preferred Stock, and 5,000,000 shares of which have been designated as Insmed Series B Preferred Stock. As of the close of business on November 30, 1999, 3,637,052 shares of Insmed Common Stock, 6,144,599 shares of Insmed Series A Preferred Stock, and 3,581,761 shares of Insmed Series B Preferred Stock were issued and outstanding. Such shares of Insmed Capital Stock constituted all of the issued and outstanding shares of capital stock of Insmed as of such date. All issued and outstanding shares of Insmed Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of Insmed's Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed on Schedule 6.2 of the Insmed Disclosure Letter, owned by Insmed, directly or indirectly, free and clear of all liens, claims, charges or encumbrances. Since January 1, 1995, Insmed has not declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Insmed Capital Stock, or except as set forth in Schedule 6.2 of the Insmed Disclosure Letter directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Schedule 6.2 of the Insmed Disclosure Letter sets forth, as of November 30, 1999, all outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of any of the Insmed Companies, the exercise or purchase price for such securities and the expiration date thereof, and lists all contracts, commitments, understandings, arrangements or restrictions by which any of the Insmed Companies is bound to sell or issue any shares of its capital stock.

         Section 6.3. Authority Relative to this Agreement; Recommendation. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Insmed are within the corporate power and authority of Insmed. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Insmed and no other corporate proceedings on the part of Insmed are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Exchange, the approval of the Plan of Exchange by the holders of more than two-thirds of the outstanding shares of each series of Insmed Preferred Stock voting as a separate class and the holders of more than two-thirds of the outstanding shares of Insmed Capital Stock voting as a single class at the Insmed Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Insmed and (assuming the due authorization, execution and delivery hereof and thereof by Celtrix) constitute or will constitute valid, legal and binding agreements of Insmed, enforceable against Insmed in accordance with their respective terms. The Insmed Board has resolved that the shareholders of Insmed approve and adopt the Plan of Exchange.

         Section 6.4. Consents and Approvals; No Violations. Except for (i) any applicable requirements of the Exchange Act, and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing and recordation of Articles of Exchange as required by the VSCA and (iii) those required filings, registrations and approvals listed on Schedule 6.4 of the Insmed Disclosure Letter attached hereto, no filing or registration with, or notice to, and no permit, authorization, consent or approval of, any public court, tribunal or administrative, governmental or regulatory body, agency or authority is necessary or required in connection with the execution and delivery of this Agreement by Insmed or for the consummation by Insmed of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Insmed will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws, partnership or joint venture agreements or other organizational documents of any of the Insmed Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Insmed Contract or other instrument or obligation to which any of the Insmed Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Insmed Companies or any of their properties or assets except, in the case of subsections (ii) or
(iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the Insmed Companies and that will not prevent or delay the consummation of the transactions contemplated hereby.

         Section 6.5. Financial Statements. The audited consolidated financial statements of Insmed for the years ended December 31, 1996, 1997 and 1998 (collectively, the "Insmed Financial Statements") fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Insmed and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. As of their respective dates, none of the Insmed Financial Statements contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

         Section 6.6. Absence of Certain Events. Except as otherwise specifically disclosed in Schedule 6.6 attached hereto, since December 31, 1998, none of the Insmed Companies has suffered any adverse change in its business, financial condition or results of operations that will have a Material Adverse Effect upon the Insmed Companies. Except as disclosed in Schedule 6.6 of the Insmed Disclosure Letter, or as otherwise specifically contemplated by this Agreement, there has not been since December 31, 1998: (i) any labor dispute which is or is expected to be material to any of the Insmed Companies; (ii) any entry by any of the Insmed Companies into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any mortgage, pledge, lien or encumbrances made on any of the properties or assets of any of the Insmed Companies) other than in the ordinary and usual course of business; (iii) any change in the accounting methods, principles or practices of Insmed; (iv) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect upon the Insmed Companies; or (v) any agreement to do any of the foregoing.

         Section 6.7. Joint Proxy Statement/Prospectus. None of the information with respect to Insmed Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Insmed Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Insmed with respect to information supplied in writing by Celtrix or any Celtrix Affiliate for inclusion in the Joint Proxy Statement/Prospectus.

         Section 6.8. Litigation. There is no action, suit, proceeding or investigation pending or to the Knowledge of Insmed, threatened against or relating to any of the Insmed Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality or arbitration panel, whether in the United States or otherwise. None of the Insmed Companies is subject to any order, judgment, decree or obligation that would materially limit the ability of the Insmed Companies to operate their respective businesses in the ordinary course.

         Section 6.9. Employee Benefit Plans; Labor Matters. Insmed has delivered to Celtrix prior to the execution of this Agreement copies of all pension, retirement, 401(K), profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other employee program, arrangement or agreement, any medical, vision, dental or other health plan, any life insurance plan, or any other employee health plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Insmed Companies or affiliates thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Insmed Benefit Plans") and (i) any related trust agreement; (ii) any amendments to such plans or trust; (iii) the most recent Form 5500 and all schedules thereto; (iv) the most recent IRS determination letter; (iv) the most recent summary plan descriptions; and (v) the most recent actuarial report for any Insmed Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan. Any of the Insmed Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "Insmed ERISA Plan."

         (b) Each Insmed Benefit Plan has been administered in material compliance with its terms and with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws. Each Insmed Benefit Plan is enforceable in accordance with its terms.

         (c) No Insmed ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

         (d) Each Insmed ERISA Plan intended to be qualified under Section 401(a) of the Code ("Insmed Qualified Plan") has either obtained a favorable determination notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. To the Knowledge of Insmed, there are no facts or circumstances that would be reasonably likely to jeopardize or adversely affect the qualification under Code
Section 401(a) of any Insmed Qualified Plan or otherwise have a material adverse effect on the qualified status of any Insmed Qualified Plan. Each Insmed Qualified Plan incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation to the extent such Amendment or incorporation is required.

         (e) As of the Effective Time, full payment of all contributions will be made or accrued with respect to each Insmed Benefit Plan (including all employer contributions and employee salary reduction contributions) that are either required under the terms thereof or under ERISA or the Code. Neither Insmed nor any organization to which Insmed is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA. No Insmed ERISA Plan has incurred a "reportable event" as such term is defined in Section 4043 of ERISA, other than a "reportable event" which was not required to be reported.

         (f) Insmed has filed all reports, returns and other documentation and paid all premiums and taxes associated therewith that are required to have been filed with respect to each Insmed Benefit Plan with the IRS, the Department of Labor, or any other governmental agency (federal, state or local) and such have been filed on a timely basis. No lawsuits, complaints, investigations or proceedings to or by any Person or governmental authority have been filed or, to the Knowledge of Insmed, are proposed or threatened, with respect to any Insmed Benefit Plan, except where such lawsuits, complaints, investigations or proceedings would not have, alone or in the aggregate, a Material Adverse Effect.

         (g) Neither Insmed nor any Insmed ERISA Affiliate is or has ever been a party to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither Insmed nor any Insmed ERISA Affiliate has received a notice of, or incurred, any withdrawal liability with respect to a "multiemployer plan" that has not been satisfied.

         (h) Insmed has not incurred any material liability for "welfare benefits" (as defined in Code Section 419) that was not fully reflected in the Insmed Financial Statements. Except as required under COBRA (or any similar provision of state law) or the terms of any Insmed ERISA Plan, Insmed is not obligated to provide or to pay any benefits to former employees, or to their dependents or beneficiaries, solely as a result of the consummation of the transactions contemplated in this Agreement.

         (i) Schedule 6.9(i) of the Insmed Disclosure Letter sets forth a true and complete list, as of November 30, 1999, of each person who holds any Insmed Stock Options, together with the number of shares of Insmed Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Schedule 6.9(i) of the Insmed Disclosure Letter also sets forth the total number of such incentive stock options and such nonqualified options and any non-statutory options issued to consultants or others. Insmed has furnished Celtrix with complete copies of the plans pursuant to which the Insmed Stock Options were issued. Other than the automatic vesting of Insmed Stock Options that may occur without any action on the part of Insmed or its officers or directors, Insmed has not taken any action that would result in any Insmed Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (j) Insmed has made available to Celtrix (i) a description of the terms of employment and compensation arrangements of all officers and other employees of Insmed and a copy of each such agreement, if any, currently in effect; (ii) copies of all agreements, if any, with consultants who are individuals obligating Insmed to make annual cash payments in an amount exceeding $25,000;
(iii) copies (or descriptions) of all severance agreements, programs and policies of Insmed with or relating to its employees, except programs and policies required to be maintained by Law; and (iv) copies of all plans, programs, agreements and other arrangements of Insmed with or relating to its employees which contain change in control provisions.

         Section 6.10. Tax Matters.

         (a) Except as set forth on Schedule 6.10 of the Insmed Disclosure
Letter:

             (i) Insmed and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Insmed is the common parent, such affiliated group does not file a consolidated federal income tax return and neither Insmed nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

             (ii) each of the Insmed Companies has timely filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

             (iii) each of the Insmed Companies has paid or made adequate provision on its books and records in accordance with GAAP for all material Taxes covered by such Tax Returns;

             (iv) each of the Insmed Companies has collected or withheld all material Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

             (v) there are no unpaid Taxes due and payable by any of the Insmed Companies or by any other person that are or may become a lien on any asset of, or otherwise may reasonably be expected to have a Material Adverse Effect on, Insmed;

             (vi) none of the Insmed Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Insmed Companies by any Governmental Authority; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the Insmed Companies, the adverse outcome of which may reasonably be expected to have a Material Adverse Effect on Insmed; and any such assertion, assessment, proceeding or litigation disclosed in Schedule 6.10 of the Insmed Disclosure Letter is being contested in good faith through appropriate measures, and its status is described in Schedule 6.10 of the Insmed Disclosure Letter; and

         (vii) the most recent audited consolidated balance sheet included in the Insmed Financial Statements fully and properly reflects, as of the date thereof, the liabilities of Insmed and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes.

         Section 6.11. Compliance with Law. Except as set forth in Schedule 6.11 of the Insmed Disclosure Letter, Insmed holds all Permits necessary for the lawful conduct of its businesses (the "Insmed Permits"), except for failures to hold such Insmed Permits which would not have a Material Adverse Effect on Insmed. Except as set forth on Schedule 6.11 of the Insmed Disclosure Letter, Insmed is in compliance with the terms of the Insmed Permits, except where the failure so to comply would not have a Material Adverse Effect on Insmed. Except as set forth on Schedule 6.11 of the Insmed Disclosure Letter, the business of Insmed is not being conducted in violation of any Law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 6.11 with respect to Environmental Laws (as defined in Section 5.18 above) and except for violations or possible violations which do not have, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Insmed. Except as set forth on Schedule 6.11 of the Insmed Disclosure Letter, no investigation or review by any Governmental Entity with respect to Insmed is pending or, to the Knowledge of Insmed, threatened, nor, to the Knowledge of Insmed, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Insmed reasonably believes will not have a Material Adverse Effect on Insmed.

         Section 6.12. Transactions With Affiliates. Since December 31, 1998, the Insmed Companies have not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of one or more of the Insmed Companies) (a) any holder of 5% or more of the voting securities of Insmed, (b) any director, officer or employee of the Insmed Companies, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the Insmed Companies or (d) any member of the immediate family of any of such persons (collectively, for purposes of this Section, an "Insmed Affiliate"). Except as set forth in Schedule 6.12 of the Insmed Disclosure Letter, (a) the Contracts of the Insmed Companies do not include any obligation or commitment between any of the Insmed Companies and any Insmed Affiliate, and (b) the assets of Insmed do not include any receivable or other obligation or commitment from an Insmed Affiliate to any of the Insmed Companies and no Insmed Affiliate has any interest in any material property, real or personal, tangible or intangible, including without limitation, any Software or Insmed Intellectual Property, used in or pertaining to the business of Insmed, except for the ordinary rights of a shareholder or employee stock optionholder.

         Section 6.13. Fees and Expenses of Brokers and Others. None of the Insmed Companies (a) has had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this

Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Insmed has retained BancBoston to represent it in connection with such transactions.

         Section 6.14. Accuracy of Information. Neither this Agreement nor any other document provided by the Insmed Companies or their employees or agents to Celtrix in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

         Section 6.15. Absence of Undisclosed Liabilities. None of the Insmed Companies has any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated balance sheet of Insmed as of December 31, 1998 or reflected in the notes thereto, or that were incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices, and except for any such liabilities or obligations which, individually or in the aggregate, would not have a Material Adverse Effect on the Insmed Companies.

         Section 6.16. [Intentionally Omitted].

         Section 6.17. [Intentionally Omitted].

         Section 6.18. Environmental Laws and Regulations.

         (a) Except as set forth in Schedule 6.18 of the Insmed Disclosure Letter, (i) Insmed is and always has been in material compliance with all applicable Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on Insmed, which compliance includes, but is not limited to, the possession by Insmed of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Insmed has not received written notice of, or, to the Knowledge of Insmed, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Insmed;
(iii) there has been no releases or offsite shipments from any property ever owned by Insmed or any of its Subsidiaries of any hazardous, toxic or radioactive material, substance or wastes defined or regulated as such under the Environmental Law that would be reasonably likely to result in an Environmental Claim; and (iv) to the Knowledge of Insmed, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

         (b) Except as set forth on Schedule 6.18 of the Insmed Disclosure Letter, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Insmed that are pending or, to the Knowledge of Insmed, threatened against Insmed or, to the Knowledge of Insmed, against any person or entity whose liability for any Environmental Claim Insmed has or may have retained or assumed either contractually or by operation of Law.

         Section 6.19. Intellectual Property.

         (a) Schedule 6.19 of the Insmed Disclosure Letter sets forth, for the Insmed Intellectual Property (as defined below), a complete and accurate list as of the date hereof of (i) all U.S. and foreign (A) patents and patent applications, each as owned by Insmed, (B) trademark registrations (including Internet domain name registrations), trademark applications, and material unregistered trademarks, each as owned by Insmed and (C) copyright and mask work registrations and applications, and material unregistered copyrights, each as owned by Insmed; and (ii) all material agreements (whether oral or written) (A) granting or obtaining any right to use or practice any rights under any Insmed Intellectual Property, or (B) restricting Insmed's rights to use any Insmed Intellectual Property, including license agreements, consulting and professional service agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "Insmed License Agreements"). The Insmed License Agreements are valid and binding obligations of Insmed and, to Insmed's Knowledge, each of the other parties thereto, enforceable in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Insmed or, to Insmed's Knowledge, any party under any such Insmed License Agreement. Insmed has not licensed or sublicensed, nor has any third party acquired, rights in any Insmed Intellectual Property other than pursuant to the Insmed License Agreements.

         (b) Insmed owns, or has a valid license to use or otherwise has the right to use, free and clear of all Liens, all (i) Trademarks, (ii) Patents,
(iii) Copyrights, (iv) software, (v) "mask works" (as defined under 17 U.S.C. ss. 901) and any registrations and applications for "mask works" and (vi) Trade Secrets, in the case of each of the foregoing clauses, used in or necessary of the conduct of Insmed's business as currently conducted or contemplated to be conducted (collectively, the "Insmed Intellectual Property").

         (c) No royalties, honoraria or other fees are payable by Insmed to any third parties for the use of or right to use any Insmed Intellectual Property except pursuant to the Insmed License Agreements identified on Schedule 6.19 of the Insmed Disclosure Letter.

         (d) Except as set forth on Schedule 6.19 of the Insmed Disclosure
Letter:

             (i) Insmed is listed in the records of the appropriate U.S., state or foreign registry as the sole and current owner of record for each application and registration listed on Schedule 6.19 of the Insmed Disclosure Letter;

             (ii) Each Patent, Copyright and Trademark owned by Insmed and, to Insmed's Knowledge, each Patent, Copyright and Trademark not owned but used by Insmed, is in full force and effect, and has not been cancelled, expired, or abandoned, and is valid and enforceable;

             (iii) There has never been any claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction, nor, to Insmed's Knowledge, is there threatened or any valid basis for any such claim, suit, arbitration or other adversarial proceeding, (A) involving the Insmed Intellectual Property owned by Insmed or the Insmed Intellectual Property licensed to Insmed or (B) alleging that the activities or the conduct of Insmed's business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party, or challenging the ownership, use, validity, enforceability or registrability of any Insmed Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, orders or similar obligations other than the Insmed License Agreements to which Insmed or any of its executive officers is subject or a party or the existence of which Insmed or any of its directors or executive officers is otherwise aware which (A) restrict Insmed's rights to use any Insmed Intellectual Property, (B) restrict Insmed's business in order to accommodate a third party's intellectual property rights or
(C) permit any third party to use any Insmed Intellectual Property;

             (iv) The conduct of Insmed's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly, such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. Except as set forth on Schedule 6.19 of the Insmed Disclosure Letter, to Insmed's Knowledge, no third party is misappropriating, infringing, diluting or violating any Insmed Intellectual Property; no claim, suit, arbitration or other adversarial proceeding alleging any such misappropriation, infringement, dilution or violation has ever been brought against any third party by Insmed nor has Insmed ever threatened any such claim against any third party, except in such instance where it will not have a Material Adverse Effect on Insmed;

             (v) Insmed takes reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To Insmed's Knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that fully protects the proprietary interests of Insmed in and to such Trade Secrets. To Insmed's Knowledge, no party to any non-disclosure agreement relating to Insmed's Trade Secrets is in breach or default thereof;

             (vi) No current or former partner, director, officer, or employee of Insmed will, after giving effect to each of the transactions contemplated herein, own or retain any rights in or to any of the Insmed Intellectual Property; and

             (vii) Except as set forth on Schedule 6.19 of the Insmed Disclosure Letter, the consummation of the transactions contemplated hereby will not result in any breach or default under any Insmed License Agreement, or require the consent of any party thereto and will not result in the loss or impairment of Insmed's rights to own or use any of the Insmed Intellectual Property, nor will it require the consent of any governmental authority or third party in respect of any such Insmed Intellectual Property.

         Section 6.20. Insurance.

         All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Insmed and its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Insmed and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect and are listed on Schedule 6.20 of the Insmed Disclosure Letter. Insmed has maintained such policies on a continuous basis since January 1, 1995.

         Section 6.21. Vote Required; Board Approval.

         (a) The affirmative vote of (i) the holders of at least a majority of the outstanding shares of the Insmed Series A Preferred Stock and Insmed Series B Preferred Stock, voting together as separate voting group, and (ii) more than two-thirds of the outstanding shares of Insmed Capital Stock voting as a single class are the only votes of the holders of any class or series of Insmed's Capital Stock necessary to approve and adopt this Agreement and the Plan of Exchange.

         (b) Insmed's Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Exchange, are advisable and in the best interests of Insmed and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend to its shareholders that they vote in favor of adopting and approving the Plan of Exchange in accordance with the terms hereof.

         Section 6.22. State Takeover Statutes.

         Insmed has taken all actions required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the provisions of Article 14.1 of the VSCA, and accordingly, such Article does not apply to the Exchange or any of such transactions. No other "control share acquisition," "fair price," "investor protection" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement or any of the transactions contemplated hereby.

         Section 6.23. Tax Treatment.

         Neither Insmed nor, to the Knowledge of Insmed, any of its affiliates has taken, agreed to take or will take any action or is aware of any fact or circumstance that would prevent the Merger or the Exchange from constituting a reorganization qualifying under the provisions of Section 368 of the Code or part of an exchange described in Section 351 of the Code.

         Section 6.24. Certain Business Practices.

         None of Insmed or any directors, officers, agents or employees of Insmed has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

         Section 6.25. No Existing Discussions.

         As of the date hereof, Insmed is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Insmed Third Party Acquisition Offer.

         Section 6.26. Material Contracts.

         (a) Schedule 6.26 of the Insmed Disclosure Letter contains a true, correct and complete list of all Contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Insmed is a party affecting the obligations of any party thereunder) to which the Insmed Companies are a party or by which any of its properties or assets are bound that are material to the business, properties or assets of Insmed taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Insmed taken as a whole (for such purposes material shall mean an amount of at least $25,000), all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any Contract to which Insmed is a party involving employees of Insmed); (ii) licensing, publishing, merchandising or distribution agreements; (iii) Contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since January 1, 1997;
(vi) Contracts or agreements with any Governmental Entity; (vii) Contracts relating to the purchase of goods, equipment or services used in support of Insmed's business or operations of amounts in excess of $25,000 per year or having a duration in excess of one year; (viii) Contracts which contain covenants pursuant to which Insmed has agreed not to compete with any person or any person has agreed not to compete with Insmed; (ix) Contracts upon which any substantial part of Insmed's business is dependent or which, if breached, could reasonably be expected to have a Material Adverse Effect on Insmed; and (x) all commitments and agreements to enter into any of the foregoing (collectively, the "Insmed Contracts"). Insmed is not a party to or bound by any consulting, severance, golden parachute, indemnification or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby and Insmed is not obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future).

         (b) Each of the Insmed Contracts is valid, binding, in full force and effect and enforceable in accordance with its terms, and true and correct copies thereof have been delivered to Celtrix, and there is no default under any Insmed Contract so listed either by Insmed or, to the Knowledge of Insmed, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Insmed or, to the Knowledge of Insmed, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Insmed.

         (c) No party to any such Insmed Contract has given notice to Insmed of or made a claim against Insmed with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Insmed.

         (d) The execution and delivery of this Agreement by Insmed does not, and the consummation of the transactions contemplated by this Agreement will not, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require the consent or waiver under, any of the material terms, conditions or provisions of the Insmed Contracts identified on Schedule 6.26 of the Insmed Disclosure Letter.

         Section 6.27. Properties. Neither Insmed nor any of its Subsidiaries is in default under any leases for real property leased by Insmed or any of its Subsidiaries, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Insmed. None of the Insmed Companies owns any real property.

         Section 6.28. Year 2000 Compliance.

         (a) Insmed has reviewed the areas within its business and operations which could be adversely affected by the Year 2000 Problem and has initiated a program to achieve Year 2000 Compliance by December 31, 1999. As of November 30, 1999, except as is not reasonably likely to have a Material Adverse Effect on
Insmed: (i) Insmed has implemented such Year 2000 Compliance program in accordance with the timetable set forth therein; (ii) Insmed has made appropriate inquiries as to the Year 2000 Compliance of their material suppliers, service providers, franchisers and vendors, and Insmed has not received notice of any inability on the part of such entities to achieve Year 2000 Compliance in a timely manner; and (iii) based on such review and program, Insmed believes that the Year 2000 Problem, including costs of remediation, will not have a Material Adverse Effect on Insmed.

                                   ARTICLE VII

                                    COVENANTS


         Section 7.1. Conduct of Business of Celtrix. Except as contemplated by this Agreement, as described in Schedule 7.1 of the Celtrix Disclosure Letter, or with respect to the

Elan Joint Venture in which case Section 7.3 shall apply, during the period from November 30, 1999 to the Effective Time, Celtrix will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Schedule 7.1 of the Celtrix Disclosure Letter, during the period from November 30, 1999 to the Effective Time, none of the Celtrix Companies will (other than with respect to the Elan Joint Venture in which case Section 7.3 shall apply), without the prior written consent of Insmed:

         (a) amend its Certificate of Incorporation or Bylaws, partnership or joint venture agreements or other similar governing instruments;

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for (i) the issuance and sale of Celtrix Shares pursuant to options previously granted under the Celtrix Plans; (ii) the issuance and sale of Celtrix Shares pursuant to Celtrix Stock Options outstanding on the date hereof; (iii) the issuance and sale of Celtrix Series B Preferred Stock to Elan Corporation, plc pursuant to the Elan Joint Venture, to the extent permitted pursuant to Section 7.3 hereof; and (iv) the issuance and sale of Celtrix Shares pursuant to warrants granted by Celtrix prior to the date hereof;

         (c) redeem, capitalize, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of its respective Subsidiaries and Partnerships;

         (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Celtrix (other than the Merger);

         (e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of Celtrix; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

         (f) except as may be required by Law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

         (g) acquire, sell, lease, sell/leaseback, license or dispose of any of its material properties or assets or enter into any agreement to do so;

         (h) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it or make any material change to its financial statements, or prepay any indebtedness, change depreciation or amortization methods, delay incurring budgeted expenses or deviate from usual and customary terms with suppliers, lessors, customers or buyers;

         (i) revalue in any material respect any of its assets;

         (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any material ($25,000) contract or agreement; or (iii) authorize any new capital expenditure or expenditures;

         (k) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Celtrix;

         (l) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts;

         (m) fail to (i) conduct its business only in the ordinary course or
(ii) maintain and preserve its organization, goodwill and properties;

         (n) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or make any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending March 31, 1998, except as may be required by applicable Law; or

         (o) take, or agree in writing or otherwise to take, or have any affiliate, director, officer, employee, agent, consultant or other third party take or otherwise agree to take, any of the actions described in Sections 7.1(a) through 7.1(n) or any action which would make any of the representations or warranties of Celtrix contained in this Agreement untrue or incorrect.

         Section 7.2. Conduct of Business of Insmed. Except as contemplated by this Agreement or as described in Schedule 7.2 of the Insmed Disclosure Letter, during the period from November 30, 1999 to the Effective Time, Insmed will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Schedule 7.2 of the Insmed Disclosure Letter, during the period from November 30, 1999 to the Effective Time, none of the Insmed Companies will, without the prior written consent of Celtrix:

         (a) amend its Articles of Incorporation or Bylaws, partnerships or joint venture agreements or other similar governing instrument, other than to amend the Articles of Incorporation and Bylaws of Parent to read as set forth in
Exhibit 4.1A and Exhibit 4.1B hereto, respectively;

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for (i) the issuance and sale of Insmed Shares pursuant to options previously granted under the Insmed Plans; (ii) the issuance and sale of Insmed Shares pursuant to Insmed Options and Insmed Warrants outstanding on the date hereof; (iii) the granting of stock options to employees in the ordinary course of business and consistent with past practices of Insmed, provided that the aggregate number of Insmed Shares issuable pursuant to such options granted subsequent to the date of this Agreement shall not exceed 200,000; (iv) the issuance and sale of not more than 6,500,000 shares of Insmed Common Stock; and (v) the issuance of warrants to purchase not more than 6,901,344 shares of Parent Common Stock.

         (c) redeem, recapitalize, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of its respective Subsidiaries and partnerships;

         (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Insmed (other than the Exchange);

         (e) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Insmed;

         (f) take, or agree in writing or otherwise to take, or have any affiliate, director, officer, employee, agent, consultant or other third party take or otherwise agree to take, any of the actions described in Sections 7.2(a) through 7.2(e) or any action which would make any of the representations or warranties of the Insmed contained in this Agreement untrue or incorrect.

         Section 7.3. Conduct of Elan Joint Venture. Except as otherwise expressly provided in this Agreement or as described in Schedule 7.3 of the Celtrix Disclosure Letter, during the period from November 30, 1999 to the Effective Time, Celtrix on behalf of the Elan Joint Venture will not, without the prior written consent of Insmed:

         (a) amend the Elan Joint Venture Agreement or other similar governing instruments;

         (b) adopt or agree to a budget for the Elan Joint Venture;

         (c) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of Celtrix Series B Preferred Stock to provide capital to the Elan Joint Venture;

         (d) engage in any material undertakings with respect to the Elan Joint Venture;

         (e) consent to, or enter into on behalf of the Elan Joint Venture any agreement or commitment as to clinical trials with respect to drugs under development by the Elan Joint Venture;

         (f) consent to, or enter into on behalf of the Elan Joint Venture, any agreement, commitment or understanding that could reasonably be expected to impose a liability on any of the Celtrix Companies of $25,000 or more;

         (g) take, or agree in writing or otherwise to take, or have any affiliate, director, officer, employee, agent, consultant or other third party take or otherwise agree to take, any of the actions described in Sections 7.3(a) through 7.3(f) or any action which would make any of the representations or warranties of Celtrix contained in this Agreement untrue or incorrect.

         Section 7.4. No Solicitation.

         (a) In consideration of Celtrix's due diligence review of Insmed and negotiation of this Agreement, which the parties acknowledge has cost Celtrix material time and expense, from November 30, 1999 through the earlier to occur of (i) consummation of the Merger and Exchange or (ii) the date this Agreement is terminated in accordance with Section 9.1 below, no shareholder controlled by a director, officer or employee of Insmed, and no director, officer or employee of Insmed, or any representative of such person or entity, shall institute, pursue, encourage or continue any discussions, negotiations or agreements (whether preliminary or definitive), including providing any information, with any person or entity other than Celtrix contemplating or providing for any public or private offering of equity, merger, share exchange, acquisition, purchase or sale of a significant amount of shares (including without limitation by way of a tender or exchange offer) or assets or other business combination or change in control of Insmed or similar transaction involving Insmed or any of its Subsidiaries, other than the transactions contemplated by this Agreement (each a "Insmed Third Party Acquisition Offer"); provided, however, that nothing contained in this Agreement shall prevent Insmed, or its Board of Directors, from (A) the issuance and sale of securities to the extent permitted pursuant to
Section 7.2 hereof or (B) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Insmed Third Party Acquisition Offer by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Insmed Third Party Acquisition Offer to the shareholders of Insmed, if and only to the extent that (1) the Insmed Board of Directors believes in good faith (after consultation with its financial advisor) that such Insmed Third Party Acquisition Offer is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and Exchange and the prospects of Celtrix and Insmed as a combined company, would, if consummated, result in a transaction more favorable to the shareholders of Insmed over the long term than the transaction contemplated by this Agreement (an "Insmed Superior Proposal") and the Insmed Board of Directors determines in good faith after consultation with outside legal counsel that such action is required for the Insmed Board of Directors to comply with its fiduciary duties to shareholders under applicable Law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Insmed Board of Directors receives from such person or entity an executed confidentiality and standstill agreement. Insmed shall notify Celtrix within 24 hours after receipt by Insmed (or any of its advisors) of any Insmed Third Party Acquisition Offer or any request for nonpublic information in connection with an Insmed Third Party Acquisition Offer or for access to the properties, books or records of Insmed by any person or entity that informs Insmed that it is considering making, or has made, an Insmed Third Party Acquisition Offer. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Insmed shall continue to keep Celtrix informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

         (b) In consideration of Insmed's due diligence review of Celtrix and negotiation of the Agreement, which the parties acknowledge will cost Insmed material time and expense, from November 30, 1999 through the earlier to occur of (i) consummation of the Merger and Exchange, or (ii) the date this Agreement is terminated in accordance with Section 9.1 below no shareholder controlled by a director, officer or employee of Celtrix, and no director, officer or employee of Celtrix, or any representative of such person or entity, shall institute, pursue, encourage or continue any discussions, negotiations or agreements (whether preliminary or definitive), including providing any information, with any person or entity other than Insmed contemplating or providing for any public or private offering of equity, merger, share exchange, acquisition, purchase or sale of a significant amount of shares (including without limitation by way of a tender or exchange offer) or assets or other business combination or change in control of Celtrix or similar transaction involving Celtrix or any of its Subsidiaries, other than the transactions contemplated by this Agreement (each a "Celtrix Third Party Acquisition Offer"); provided, however, that nothing contained in this Agreement shall prevent Celtrix, or its Board of Directors, from (A) the issuance and sale of securities to the extent permitted pursuant to Sections 7.1 and 7.3 and (B) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Celtrix Third Party Acquisition Offer by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Celtrix Third Party Acquisition Offer to the shareholders of Celtrix, if and only to the extent that (1) the Celtrix Board of Directors believes in good faith (after consultation with its financial advisor) that such Celtrix Third Party Acquisition Offer is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and Exchange and the prospects of Insmed and Celtrix as a combined company, would, if consummated, result in a transaction more favorable to the shareholders of Celtrix over the long term than the transaction contemplated by this Agreement (an "Celtrix Superior Proposal") and the Celtrix Board of Directors determines in good faith after consultation with outside legal counsel that such action is required for the Celtrix Board of Directors to comply with its fiduciary duties to shareholders under applicable Law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Celtrix Board of Directors receives from such person or entity an executed confidentiality and standstill agreement. Celtrix shall notify Insmed within 24 hours after receipt by Celtrix (or any of its advisors) of any Celtrix Third Party Acquisition Offer or any request for nonpublic information in connection with a Celtrix Third Party Acquisition Offer or for access to the properties, books or records of Celtrix by any person or entity that informs Celtrix that it is considering making, or has made, a Celtrix Third Party Acquisition Offer. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Celtrix shall continue to keep Insmed informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

         Section 7.5. Meetings of Shareholders. Each of Insmed and Celtrix shall take all action necessary, in accordance with the DGCL and VSCA, and each of their respective charters and bylaws, to duly call, give notice of, convene and hold the Special Meeting of their respective shareholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The shareholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and VSCA and each of Celtrix's and Insmed's respective charter and bylaws. Celtrix and Insmed will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters. Celtrix and Insmed shall coordinate and cooperate with respect to the timing of the Special Meetings and shall use their best efforts to hold the Special Meetings on the same day and as soon as practicable after the date hereof.

         Section 7.6. Nasdaq Listing. The parties shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and Exchange and the shares of

Parent Common Stock to be reserved for issuance upon exercise of Celtrix Stock Options, Celtrix Warrants or Insmed Stock Options, and Insmed Warrants to be approved for listing on Nasdaq National Market, or if such shares do not satisfy the necessary listing requirements, then on Nasdaq SmallCap, subject to, in either case, official notice of issuance, prior to the Effective Time.

         Section 7.7. Employee Benefits; Stock Option and Employee Purchase
Plans.

         The parties agree to work together prior to the Effective Time to cause Parent to develop and adopt an incentive plan authorizing the issuance of up to [13 million shares] of Parent Common Stock pursuant to stock options or other incentive awards to employees, consultants and nonemployee directors of Parent and its subsidiaries.

         Section 7.8. The Registration Statement.

         (a) [Intentionally Deleted]

         (b) Parent, Celtrix and Insmed shall, as soon as practicable following the execution of this Agreement, prepare and file with the SEC a draft of the Registration Statement.

         Parent shall: (i) after consultation with Celtrix and Insmed respond promptly to any comments made by the SEC with respect thereto; provided, however, that Parent will not file any amendment or supplement to the Registration Statement without first furnishing to Celtrix and Insmed a copy thereof for its review and will not file any such proposed amendment or supplement to which Celtrix or Insmed reasonably and promptly objects;

             (ii) use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable, and Celtrix and Insmed shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective shareholders at the earliest practicable time after effectiveness of the Registration Statement;

             (iii) cause the registration or qualification of the Parent Common Stock to be issued upon conversion of shares of (i) Celtrix Capital Stock in accordance with this Agreement and the Certificate of Merger and (ii) Insmed Capital Stock in accordance with the Plan of Exchange under the state securities or "Blue Sky" laws of each state of residence of a record holder of Celtrix Capital Stock and Insmed Capital Stock as reflected in its respective stock transfer ledger;

             (iv) promptly advise Celtrix and Insmed (A) when the Registration Statement becomes effective, (B) when, prior to the Effective Time, any amendment to the Registration Statement shall be filed or become effective, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by Parent of any notification with respect to the suspension of the registration or qualification of Parent Common Stock for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose; and

             (v) use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         If, at any time when the Joint Proxy Statement/Prospectus is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Joint Proxy Statement/Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Joint Proxy Statement/Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, Celtrix and Insmed will cooperate to permit Parent promptly to prepare and file with the SEC an amendment or supplement (in a form mutually agreeable to Parent, Celtrix and Insmed) that will correct such statement or omission or effect such compliance.

         Section 7.9. Access to Information. Between the date of this Agreement and the Effective Time, the parties hereto will give one another and their authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all books and records of one another, will permit one another to make such inspections as each may reasonably require and will cause their officers and those of their Subsidiaries and Partnerships to furnish such financial and operating data and other information with respect to their businesses and properties as may from time to time reasonably be requested. Subject to Section 7.12 hereof, all such information shall be kept confidential in accordance with Section 7.18.

         Section 7.10. Best Efforts. Subject to the terms and conditions herein provided and subject to fiduciary obligations under applicable Law as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Celtrix and Insmed will execute any additional instruments necessary to consummate the transactions contemplated hereby.

         Section 7.11. Consents. Celtrix and Insmed each will use its best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

         Section 7.12. Public Announcements. Celtrix and Insmed will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger or the Exchange and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law in the written opinion of such party's counsel or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or



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

make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

         Section 7.13. Certain Agreements. Parent hereby agrees that from and after the Effective Time, Parent shall honor those contracts, agreements and commitments of Celtrix and certain of its Subsidiaries, that are applicable to certain current or former employees of Celtrix or its Subsidiaries, that are specifically listed on Schedule 7.13 of the Celtrix Disclosure Letter.

         Section 7.14. Letter of Celtrix's Accountants. Celtrix shall use its best efforts to cause to be delivered to Insmed a letter of Ernst & Young LLP, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Celtrix, in form and substance reasonably satisfactory to Celtrix and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 7.15. Letter of Insmed's Accountants. Insmed shall use its best efforts to cause to be delivered to Celtrix a letter of Ernst & Young LLP, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Celtrix, in form and substance reasonably satisfactory to Celtrix and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 7.16. Indemnification.

         (a) To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, Parent shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or
(ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the VSCA or Parent's articles of incorporation or bylaws, (ii) Parent will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the VSCA and Parent's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

         (b) For a period of five years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Celtrix and Insmed for the benefit of those persons who are covered by such policies at the Effective Time (or Parent may substitute therefor policies of substantially equivalent coverage with respect to matters occurring prior to the Effective Time).

         (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this
Section 7.16.

         (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Celtrix and Insmed and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in Celtrix's and Insmed's respective charters or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and Exchange and shall continue in full force and effect for a period of not less than three years from the Effective Time.

         (e) The provisions of this Section 7.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

         Section 7.17. Affiliate Letters.

         (a) Attached hereto as Exhibit 7.17(a)(i) is a list of all Persons who, to the best of Celtrix's Knowledge, may be deemed to be "affiliates" of Celtrix for purposes of Rule 145(c) under the Securities Act. Celtrix shall use commercially reasonable efforts to cause each such Person who is so identified to deliver to Parent on or prior to the Effective Time a letter agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger or the Exchange, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and, in any case, not until after the results covering 30 days of post-Merger and Exchange combined operations of Celtrix and Insmed have been filed with the SEC, sent to shareholders of Parent or otherwise publicly issued, substantially in the form of Exhibit 7.17(a)(ii) to this Agreement.

         (b) Attached hereto as Exhibit 7.17(b)(i) is a list of all Persons who, to the best of Insmed's Knowledge, may be deemed to be "affiliates" of Insmed for purposes of Rule 145(c) under the Securities Act. Insmed shall use commercially reasonable efforts to cause each such Person who is so identified to deliver to Parent on or prior to the Effective Time to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger or the Exchange, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and, in any case, not until after the results covering 30 days of post-Merger and Exchange combined operations of Celtrix and Insmed have been filed with the SEC, sent to shareholders of Parent or otherwise publicly issued, substantially in the form of Exhibit 7.17(b)(ii) to this Agreement.

         Section 7.18. Confidentiality.

         (a) Prior to the Effective Time and after any termination of this Agreement each party hereto will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, affiliates (as such term is used in Rule 12b-2 under the Exchange Act) and representatives (collectively, the "Representatives"), to hold, in confidence all confidential documents and information concerning the other parties hereto and the Subsidiaries furnished to such party in connection with the transactions contemplated by this Agreement, including, without limitation, all analyses, compilations, studies or records prepared by the party receiving the information or by such party's Representatives, that contain or otherwise reflect or are generated from such information (collectively, the "Confidential Material"). The party furnishing any Confidential Material is herein referred to as the "Delivering Company" and the party receiving any Confidential Material is herein referred to as the "Receiving Company."

         (b) The Receiving Company agrees that the Confidential Material will not be used other than for the purpose of the transaction contemplated by this Agreement, and that such information will be kept confidential by the Receiving Company and its Representatives; provided, however, that (i) any of such information may be disclosed to the Representatives who need to know such information for the purpose described above (it being understood that (a) each such Representative shall be informed by the Receiving Company of the confidential nature of such information, shall be directed by the Receiving Company to treat such information confidentially and not to use it other than for the purpose described above and shall agree to be bound by the terms of this
Section 7.18 and (b) in any event, the Receiving Company shall be responsible for any breach of this Agreement by any of its Representatives), and (ii) any other disclosure of such information may be made if the Delivering Company has, in advance, consented to such disclosure in writing. The Receiving Company will make all reasonable, necessary and appropriate efforts to safeguard the Confidential Material from disclosure to anyone other than as permitted hereby.

         (c) Notwithstanding the foregoing, if the Receiving Company or any of its Representatives is requested or required (by oral question or request for information or



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

documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Material, the Receiving Company will promptly notify the Delivering Company of such request or requirement so that the Delivering Company may seek an appropriate protective order and/or waive the Receiving Company's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Company or any of its Representatives is nonetheless, in the reasonable written opinion of the Receiving Company's counsel, compelled to disclose Confidential Material to any tribunal, the Receiving Company or such Representative, after notice to the Delivering Company, may disclose such information to such tribunal. The Receiving Party shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Material so disclosed. The Receiving Company or such Representative shall not be liable for the disclosure of Confidential Material hereunder to a tribunal compelling such disclosure unless such disclosure to such tribunal was caused by or resulted from a previous disclosure by the Receiving Company or any of its Representatives not permitted by this Agreement.

         (d) This Section 7.18 shall be inoperative as to particular portions of the Confidential Material if such information (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Company or its Representatives, (ii) was available to the Receiving Company on a non-confidential basis prior to its disclosure to the Receiving Company by the Delivering Company or the Delivering Company's Representatives as demonstrated by documents of the Receiving Company, or (iii) becomes available to the Receiving Company on a non-confidential basis from a source other than the Delivering Company or the Delivering Company's Representatives, provided that such source is not known by the Receiving Company, after reasonable inquiry, to be bound by a confidentiality agreement with the Delivering Company or the Delivering Company's Representatives and is not otherwise prohibited from transmitting the information to the Receiving Company by a contractual, legal or fiduciary obligation. The fact that information included in the Confidential Material is or becomes otherwise available to the Receiving Company or its Representatives under clauses (i) through (iii) above shall not relieve the Receiving Company or its Representatives of the prohibitions of the confidentiality provisions of this Section 7.18 with respect to the balance of the Confidential Material.

         (e) If this Agreement is terminated, each party hereto will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to destroy or deliver to the party from whom such Confidential Material was obtained, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from any such other parties in connection with this Agreement that are subject to such confidence.

         Section 7.19. Antitrust Matters.

         (a) To the extent required by the HSR Act, the parties hereto promptly will complete all documents required to be filed with the Federal Trade Commission and the Department of Justice in order to comply with the HSR Act and, together with the Persons who are required to



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

join in such filings, will file the same with the appropriate Governmental Authorities. The parties hereto promptly will furnish all materials thereafter required by any of the Governmental Authorities having jurisdiction over such filings and will take all reasonable actions and file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Authorities, as may be required under the HSR Act for the consummation of the Merger and Exchange.

         (b) The parties hereto will use their best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign Governmental Entity ("Antitrust Laws"). If any suit is threatened or instituted challenging the Merger and Exchange as violating any Antitrust Law, the parties hereto will take such action as may be required (i) by the applicable Governmental Entity in order to resolve such objections as such Governmental Entity may have to such transactions under such Antitrust Law or (ii) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or governmental authority challenging the Merger and Exchange as violating any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of the Merger and Exchange. The entry by a court, in any suit brought by a private party or Governmental Entity challenging the Merger and Exchange as violating any Antitrust Law, of an order or decree permitting the Merger and Exchange but requiring that any of the businesses or assets of any party hereto be divested or held separate by Parent, or that would otherwise limit Parent's freedom of action with respect to, or its ability to retain, both Insmed and Celtrix or any portion thereof, will not be deemed a failure to satisfy the conditions specified in Section 8.1(d) herein below.

         (c) Each party promptly will inform the others of any material communication from the Federal Trade Commission, the Department of Justice, the FCC or any other domestic or foreign Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, such party will endeavor in good faith to make, as soon as reasonably practicable and after consultation with the other parties, an appropriate response to such request. Each party hereto promptly will advise the other parties hereto in respect of any understandings, undertakings or agreements which the advising party proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign Governmental Entity in connection with the transactions contemplated by this Agreement.

         Section 7.20. Voting Agreements.

         (a) On or before the filing of the Registration Statement, certain shareholders of Celtrix shall have executed and delivered to Insmed a voting agreement in the form of Exhibit 7.20A hereto with respect to, among other things, such shareholder's agreement to vote all shares of Celtrix Capital Stock over which such shareholder exercises voting control for approval of the transactions contemplated in this Agreement at the Celtrix Special Meeting.

         (b) On or before the filing of the Registration Statement, certain shareholders of Insmed shall have executed and delivered to Celtrix a voting agreement in the form of Exhibit 7.20B hereto with respect to, among other things, such shareholder's agreement to vote all shares of Insmed Capital Stock over which such shareholder exercises voting control for approval of the Plan of Exchange at the Insmed Special Meeting.

                                  ARTICLE VIII

         CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER AND EXCHANGE


         Section 8.1. Conditions Precedent to Each Party's Obligation to Consummate Merger and Exchange. The respective obligation of each party to consummate the Merger and Exchange is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent:

         (a) this Agreement shall have been adopted by the affirmative vote of the shareholders of Celtrix and Merger Subsidiary by the requisite votes in accordance with applicable Law and the Plan of Exchange shall have been approved by the affirmative vote of the shareholders of Parent and Insmed by the requite votes in accordance with applicable Law;

         (b) no statue, rule, regulation, order, ruling, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger and Exchange; provided, however, that the parties hereto shall use their best efforts to have any such statue, rule, regulation, order, ruling, decree or injunction vacated or reversed;

         (c) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order or proceedings seeking a stop order suspending such effectiveness shall have been issued and remain in effect;

         (d) all applicable requirements of the Exchange Act shall have been satisfied and any applicable filings under state securities, "Blue Sky" or takeover laws shall have been made and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

         (e) the receipt by the parties hereto of the respective tax opinions described in Sections 8.2(d) and 8.3(d);

         (f) the shares of Parent Common Stock required to be issued hereunder shall have been approved for inclusion on Nasdaq National or Nasdaq SmallCap, subject to official notice of issuance;

         (g) the receipt of all necessary and material governmental, regulatory, shareholder and third party lender, customer or other clearances, consents, licenses or approvals; and

         (h) Celtrix and Insmed shall each have received from each person specified in Section 7.17 hereof the written agreement referred to in such
Section 7.17.

         Section 8.2. Conditions Precedent to Obligations of Celtrix. The obligations of Celtrix to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

         (a) the representations and warranties of Insmed contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement and except that the capitalization of Insmed set forth in Section 6.2 of this Agreement may change between the date hereof and the Effective Time to the extent permitted by
Section 7.2(b) hereof, and Celtrix shall have received a certificate to that effect dated the Closing Date and executed on behalf of Insmed by the chief executive officer and chief financial officer.

         (b) each of the covenants, agreements and obligations of Insmed and Parent to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Insmed and Parent shall have delivered to Celtrix a certificate to that effect;

         (c) the shares of Parent Common Stock issuable to the Celtrix shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger and Exchange shall have been authorized for listing on Nasdaq National or Nasdaq SmallCap upon official notice of issuance;

         (d) Celtrix shall have received the opinion of Venture Law Group, a Professional Corporation, counsel to Celtrix, dated the Closing Date and addressed to Celtrix, to the effect that (i) the merger of Merger Subsidiary into Celtrix will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code or part of an exchange described in Section 351 of the Code; and (ii) no gain or loss for Federal income tax purposes will be recognized by Celtrix or Parent or a shareholder of Celtrix as a result of the Merger (other than with respect to cash received by a shareholder of Celtrix in lieu of a fractional share of Parent Common Stock), and such opinion shall not have been withdrawn or modified in any material respect. No opinion will be expressed as to Parent Common Stock received with respect to any accrued but unpaid dividends on shares of Celtrix Preferred Stock. Such opinion may be conditioned upon the receipt of representations of Insmed, Celtrix and Parent, all in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein, and clause (ii) above shall not apply to the extent a shareholder of Celtrix receives property or rights (other than Parent Common Stock) in exchange for Celtrix Capital Stock;

         (e) there shall have been no events, changes or effects with respect to Insmed or its Subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Insmed; and

         (f) all proceedings, corporate or other, to be taken by Insmed in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Celtrix and Celtrix's counsel, and Insmed shall have made available to Celtrix for examination the originals or true and correct copies of all documents that Celtrix may reasonably request in connection with the transactions contemplated by this Agreement.

         Section 8.3. Conditions Precedent to Obligations of Insmed. The obligations of Insmed to consummate the Exchange are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

         (a) the representations and warranties of Celtrix and Parent contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement and except that the capitalization of Celtrix set forth in Section 5.2 of the Agreement may change between the date hereof and the Effective Time to the extent permitted by
Section 7.1(b) hereof, and Insmed shall have received a certificate to that effect dated the Closing Date and executed on behalf of Celtrix and Parent by the chief executive officer and chief financial officer;

         (b) each of the covenants, agreements and obligations of Celtrix and Parent to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Celtrix and Parent shall have delivered to Insmed a certificate to that effect;

         (c) the shares of Parent Common Stock issuable to the Insmed shareholders pursuant to this Agreement and such other shares to be reserved for issuance in connection with the Exchange shall have been authorized for listing on Nasdaq National or Nasdaq SmallCap upon official notice of issuance;

         (d) Insmed shall have received the opinion of Hunton & Williams, counsel to Insmed, dated the Closing Date and addressed to Insmed, to the effect that (i) the Exchange will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code or part of an exchange described in Section 351 of the Code; and (ii) no gain or loss for Federal income tax purposes will be recognized by Insmed or Parent or a shareholder of Insmed as a result of the Exchange (other than with respect to cash received by a shareholder of Insmed in lieu of a fractional share of Parent Common Stock), and such opinion shall not have been withdrawn or modified in any material respect. Such opinion may be conditioned upon the receipt of representations of Insmed, Celtrix and Parent, all in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein;

         (e) there shall have been no events, changes or effects with respect to Celtrix having or which could reasonably be expected to have a Material Adverse Effect on Celtrix; and

         (f) all proceedings, corporate or other, to be taken by Celtrix in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Insmed and Insmed's counsel, and Celtrix shall have made available to Insmed for examination the originals or true and correct copies of all documents that Insmed may reasonably request in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IX

                         TERMINATION; AMENDMENT; WAIVER


         Section 9.1. Termination. This Agreement may be terminated and the Merger and Exchange contemplated hereby may be abandoned at any time notwithstanding approval thereof by the respective shareholders of Celtrix and Insmed, but prior to the Effective Time:

         (a) by mutual written consent of Celtrix and Insmed;

         (b) by Celtrix or Insmed, if the Effective Time shall not have occurred on or before May 31, 2000 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date);

         (c) by Celtrix if (i) the transactions contemplated in this Agreement shall have been voted on by holders of Insmed Capital Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in Section 8.1((a)) hereof, (ii) there has been a material breach by Insmed or Parent of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iii) the Board of Directors of Insmed should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn;

         (d) by Insmed if (i) the transactions contemplated in this Agreement shall have been voted on by holders of Celtrix Capital Stock at a meeting duly convened therefor and the votes shall not have been sufficient to satisfy the condition set forth in Section 8.1((a)), (ii) there has been a material breach by Celtrix of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iii) the Board of Directors of Celtrix should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn;

         (e) by Celtrix if, prior to the Effective Time, (i) Celtrix, based on the advice of outside legal counsel to Celtrix that such action is consistent with the Board of Director's fiduciary duties under applicable Law and the determination by the Board of Directors of Celtrix in good faith that such action is in the best interests of Celtrix and its shareholders, subject to complying with the terms of this Agreement, is fully prepared to enter into a binding written agreement concerning a transaction that constitutes a Celtrix Superior Proposal and Celtrix notifies Insmed in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) Insmed does not make, within five business days of receipt of Celtrix's written notification of its intention to enter into a binding agreement for a Celtrix Superior Proposal, an offer to enter into an amendment to this Agreement such that the Board of Directors of Celtrix determines, in good faith after consultation with its financial advisors, that this Agreement as so amended is at least as favorable, from a financial point of view, to the shareholders of Celtrix as a Celtrix Superior Proposal, (iii) Celtrix prior to such termination pays to Insmed in immediately available funds any fees required to be paid pursuant to Section 9.3(a) and (iv) substantially simultaneously with such termination, Celtrix enters into the binding written agreement referred to in clause (i) above. Celtrix agrees (A) that it will not enter into a binding agreement referred to in clause (i) above until at least the sixth business day after it has provided the notice to Insmed required thereby and (B) to notify Insmed promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

         (f) by Insmed if, prior to the Effective Time, (i) Insmed, based on the advice of outside legal counsel to Insmed that such action is consistent with the Board of Director's fiduciary duties under applicable Law and the determination by the Board of Directors of Insmed in good faith that such action is in the best interests of Insmed and its shareholders, subject to complying with the terms of this Agreement, is fully prepared to enter into a binding written agreement concerning a transaction that constitutes an Insmed Superior Proposal and Insmed notifies Celtrix in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) Celtrix does not make, within five business days of receipt of Insmed's written notification of its intention to enter into a binding agreement for an Insmed Superior Proposal, an offer to enter into an amendment to this Agreement such that the Board of Directors of Insmed determines, in good faith after consultation with its financial advisors, that this Agreement as so amended is at least as favorable, from a financial point of view, to the shareholders of Insmed as an Insmed Superior Proposal, (iii) Insmed prior to such termination pays to Celtrix in immediately available funds any fees required to be paid pursuant to Section 9.3(b), and (iv) substantially simultaneously with such termination, Insmed enters into the binding written agreement referred to in clause (i) above. Insmed agrees (A) that it will not enter into a binding agreement referred to in clause (a) above until at least the sixth business day after it has provided the notice to Celtrix required thereby and (B) to notify Celtrix promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

         (g) by Celtrix or Insmed, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Exchange and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 9.2. Effect of Termination. If this Agreement is so terminated and the Merger and Exchange are not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this
Section 9.2, Section 7.18, Section 9.3 and Section 10.10. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

         Section 9.3. Termination Fee.

         (a) If this Agreement is terminated pursuant to any subsection of
Section 9.1((d)) or Section 9.1((e)) hereof or if the condition contained in
Section 8.1((h)) hereof is not satisfied prior to the Effective Time because of the failure of any affiliate (as defined in Section 7.17 hereof) of Celtrix to deliver the written agreement specified in such Section and if Celtrix is not entitled to terminate this Agreement by reason of Section 9.1((c)) hereof, then, in addition to any other rights or remedies that may be available, Celtrix shall promptly (and in any event within two days of receipt by Celtrix of written notice from Insmed) pay to Insmed (by wire transfer of immediately available funds to an account designated by Insmed) a termination fee of $2,500,000 and shall reimburse Insmed for all out-of-pocket expenses not to exceed $250,000 (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Insmed or on its behalf in connection with the transactions contemplated by this Agreement.

         (b) If this Agreement is terminated pursuant to any subsection of
Section 9.1((c)) or Section 9.1((f)) hereof or if the condition contained in
Section 8.1((h)) hereof is not satisfied prior to the Effective Time because of the failure of any affiliate (as defined in Section 7.17 hereof) of Insmed to deliver the written agreement specified in such Section and if Insmed is not entitled to terminate this Agreement by reason of Section 9.1((d)) hereof, then, in addition to any other rights or remedies that may be available, Insmed shall promptly (and in any event within two days of receipt by Insmed of written notice from Celtrix) pay to Celtrix (by wire transfer of immediately available funds to an account designated by Celtrix) a termination fee of $2,500,000 and shall reimburse Celtrix for all out-of-pocket expenses not to exceed $250,000 (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Celtrix or on its behalf in connection with the transactions contemplated by this Agreement.

         Section 9.4. Amendment. This Agreement, the Certificate of Merger, the Articles of Exchange and the Plan of Exchange may be amended by action taken by Parent, Merger Subsidiary, Celtrix and Insmed at any time before or after adoption of this Agreement or Plan of Exchange by the respective shareholders of Parent, Merger Subsidiary, Celtrix and Insmed but, after any such approval, no amendment shall be made which under applicable Law requires the approval of such shareholders without the approval of the shareholders affected thereby. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

         Section 9.5. Extension; Waiver. At any time prior to the Effective Time, either party hereto may to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE X

                                  MISCELLANEOUS


         Section 10.1. Survival of Representations, Warranties and Covenants. The representations and warranties made herein shall not survive beyond the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

         Section 10.2. Brokerage Fees and Commissions. No broker, finder or investment banker (other than PGE whose fees shall be paid by Celtrix) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Celtrix; and no broker, finder or investment banker (other than BancBoston, whose fees shall be paid by Insmed) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Insmed.

         Section 10.3. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of Law or otherwise.

         Section 10.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, overnight delivery service from a national carrier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to Celtrix:

                    Celtrix Pharmaceuticals, Inc.
                    Gateway Place
                    Suite 600
                    San Jose, California 95110
                    Attention: Andreas Sommer,
                               Ph.D. President &
                               Executive Officer

         with a copy to:

                    Venture Law Group
                    Sand Hill Road
                    Park, California
                    Attention: Edmund S. Ruffin, Jr., Esq.

         if to Insmed:

                    Insmed Pharmaceuticals, Inc.
                    800 East Leigh Street
                    Suite 206
                    Richmond, Virginia  23219
                    Attention:  Geoffrey Allan
                                President & Chief
                                Executive Officer

         with a copy to:

                    Hunton & Williams
                    Riverfront Plaza, East Tower
                    951 East Byrd Street
                    Richmond, Virginia 23219-4074
                    Attention:  T. Justin Moore, III, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 10.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 10.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 10.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 10.10. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger and Exchange is consummated, except that the expenses incurred in connection with printing and mailing the Joint Proxy Statement/Prospectus and printing the Registration Statement, and the filing fees related to the Registration Statement, shall be shared equally by the parties hereto.

         Section 10.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 10.12. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of Celtrix, Insmed, Parent or Merger Subsidiary or any officer, director, employee, agent, representative or investor of any party hereto.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.



                                      CELTRIX PHARMACEUTICALS, INC.


                                      By: /s/ ANDREAS SOMMER
                                          --------------------------------------
                                          Andreas Sommer
                                          President and Chief Executive Officer


                                      INSMED PHARMACEUTICALS, INC.


                                      By: /s/ GEOFFREY ALLAN
                                          --------------------------------------
                                          Geoffrey Allan
                                          President and Chief Executive Officer


                                      INSMED, INC.


                                      By: /s/ GEOFFREY ALLAN
                                          --------------------------------------
                                          Geoffrey Allan
                                          President and Chief Executive Officer


                                      CELTRIX MERGERSUB, INC.


                                      By: /s/ GEOFFREY ALLAN
                                          --------------------------------------
                                          Geoffrey Allan
                                          President and Chief Executive Officer

                                                                    EXHIBIT 1.30



                              CERTIFICATE OF MERGER
                                       OF
                             CELTRIX MERGERSUB, INC.
                   (A WHOLLY OWNED SUBSIDIARY OF INSMED, INC.)
                                      INTO
                          CELTRIX PHARMACEUTICALS, INC.
                  (UNDER SECTION 251 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE)


         Pursuant to Section 251 of the General Corporation Law of the State of Delaware, Celtrix Pharmaceuticals, a Delaware corporation, hereby certifies the following information relating to the merger of Celtrix Mergersub, Inc. with and into Celtrix Pharmaceuticals, Inc.:

(1) The name and state of incorporation of each of the constituent corporations are:

         (a)      Celtrix Mergersub, Inc., a Delaware corporation ("Mergersub");
                  and

         (b)      Celtrix Pharmaceuticals, Inc., a Delaware corporation
                  ("Celtrix").

(2) An Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by Mergersub and by Celtrix each in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

(3)      The name of the surviving corporation is Celtrix Pharmaceuticals, Inc..

(4) The certificate of incorporation of Celtrix Pharmaceuticals, Inc. shall be amended and restated as set forth in Exhibit A attached hereto.

(5) The executed Merger Agreement is on file at the principal place of business of Celtrix, 800 E. Leigh Street, Richmond, Virginia 23219.

(6) A copy of the Merger Agreement will be furnished by Celtrix upon request and without cost to any stockholder of Mergersub or Celtrix.

         IN WITNESS WHEREOF, Celtrix Pharmaceuticals, Inc. has caused this certificate to be signed by ____________________, its authorized officer, on this ____ day of ___________, 2000.



                                        CELTRIX PHARMACEUTICALS, INC.


                                        By: ___________________________________
                                            Name:
                                            Title:

                                                                   EXHIBIT 1.101



                               PLAN OF EXCHANGE OF

                     SHARES OF INSMED PHARMACEUTICALS, INC.

                           FOR SHARES OF INSMED, INC.



         This Plan of Exchange (the "Plan of Exchange") is by and between Insmed Pharmaceuticals, Inc., a Virginia corporation ("Insmed"), and Insmed, Inc., a Virginia corporation ("Parent").


                                    RECITALS

         1. Insmed, Parent, Celtrix Pharmaceuticals, Inc., a Delaware corporation (Celtrix"), and Celtrix Mergersub, Inc., a Delaware corporation ("Merger Subsidiary") are parties to an Amended and Restated Agreement and Plan of Reorganization dated as of February 9, 2000 (the "Agreement of
Reorganization").

         2. The respective Boards of Directors of Insmed and Parent have by resolution duly approved the Agreement of Reorganization and this Plan of Exchange, and the Board of Directors of Insmed has recommended and directed that this Plan of Exchange be submitted to its shareholders for adoption.


                                    ARTICLE I
                                   DEFINITIONS


         1.1. Certain Definitions

              (a) Certificates. "Certificates" shall have the meaning given in
Section 4.2(a) hereof.

              (b) Code. "Code" shall mean, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended.

              (c) Dissenting Shares. "Dissenting Shares" shall mean shares of Insmed Capital Stock held by an Insmed Dissenting Holder.

              (d) Effective Time. "Effective Time" shall have the meaning given in Section 2.1.

              (e) Exchange. "Exchange" shall have the meaning given in Section 4.1(a) hereof.

              (f) Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              (g) Exchange Agent. "Exchange Agent" shall mean First Union National Bank.

              (h) Exchange Consideration. "Exchange Consideration" shall have the meaning given in Section 4.1(a) hereof.

              (i) Insmed Capital Stock. "Insmed Capital Stock" shall mean, collectively, the Insmed Common Stock and Insmed Preferred Stock.

              (j) Insmed Common Stock. "Insmed Common Stock" shall mean the Common Stock, $.01 par value, of Insmed.

              (k) Insmed Dissenting Holder. "Insmed Dissenting Holder" shall have the meaning given in Section 4.1(c) hereof.

              (l) Insmed Plans. "Insmed Plans" shall have the meaning given in
Section 4.3(a) hereof.

              (m) Insmed Preferred Stock. "Insmed Preferred Stock" shall mean, collectively, the Insmed Series A Preferred Stock and Insmed Series B Preferred Stock.

              (n) Insmed Series A Preferred Stock. "Insmed Series A Preferred Stock" shall mean the Series A Convertible Participating Preferred Stock, $.01 par value, of Insmed.

              (o) Insmed Series B Preferred Stock. "Insmed Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $.01 par value, of Insmed.

              (p) Insmed Stock Options. "Insmed Stock Options" shall have the meaning given in Section 4.3(a) hereto.

              (q) Insmed Warrant. "Insmed Warrant" shall have the meaning given in Section 4.3(d) hereto.

              (r) Nasdaq SmallCap. "Nasdaq SmallCap" shall mean The Nasdaq SmallCap Market.

              (s) Nasdaq National. "Nasdaq National" shall mean The Nasdaq National Market.

              (t) New Stock Plan. "New Stock Plan" shall have the meaning given in Section 4.3(c) hereof.

              (u) Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $.01 par value, of Parent.

              (v) SCC. "SCC" shall mean the State Corporation Commission of Virginia.

              (w) Tax; Taxes. "Tax" or "Taxes" means any federal, state, county, local, or foreign taxes, charges, levies, imposts, duties, other assessments, or similar charges of any kind whatsoever, including any interest, penalties, and additions imposed thereon or with respect thereto.

             (x) VSCA. "VSCA" shall mean the Virginia Stock Corporation Act, as amended.


                                   ARTICLE II
                                 EFFECTIVE TIME


         2.1. Effective Time.


              The share exchange shall become effective upon the effective time specified in the Articles of Exchange filed with respect to this Plan of Exchange with the SCC (the "Effective Time"), by virtue of this Plan of Exchange and without any action on the part of the shareholders thereof.


                                   ARTICLE III
                          EFFECT OF THE SHARE EXCHANGE


         3.1. Effect of the Share Exchange.


              The Exchange shall have the effects set forth herein and in
Section 13.1 - 721 of the VSCA.


                                   ARTICLE IV
      MANNER AND BASIS OF CONVERTING SHARES OF INSMED; EXCHANGE PROCEDURES


         Section 4.1. The Exchange.

              (a) Each share of Insmed Common Stock, Insmed Series A Preferred Stock and Insmed Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be exchanged for 3.5 shares of Parent Common Stock (the "Exchange") (the shares of Parent Common Stock received pursuant to the Exchange, the "Exchange Consideration"). Parent shall acquire and become the owner and holder of each issued and outstanding share of Insmed Capital Stock so exchanged. The former holders of shares of Insmed Capital Stock so exchanged shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of Parent Common Stock upon the surrender of such certificate in accordance with
Section 4.2 hereof and without any interest thereon. Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereupon constitute an authorized and unissued share of Parent Common Stock. The Exchange is intended to qualify as a reorganization under Section 368 of the Code or a tax-free exchange under Section 351 of the Code.

              (b) No fraction of a share of Parent Common Stock shall be issued in connection with the exchange of Insmed Common Stock or Insmed Preferred Stock in the Exchange and the distribution of Parent Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest and subject to the payment of any applicable withholding Taxes) equal to the same fraction of the market value of a full share of Parent Common Stock, computed on the basis of the mean of the high and low sales prices of Parent Common Stock as reported on Nasdaq National or Nasdaq SmallCap, as the case may be, on the first full day on which the Parent Common Stock is traded on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Effective Time. Parent and Insmed agree to use their best efforts to cause the Exchange to be consummated in accordance with the terms of this Plan of Exchange.

              (c) Notwithstanding anything in this Plan of Exchange to the contrary, shares of Insmed Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Exchange or consented thereto in writing and who has demanded appraisal for such shares of Insmed Capital Stock in accordance with the VSCA (an "Insmed Dissenting Holder") shall not be exchanged into the Exchange Consideration, but shall, from and after the Effective Time, have only such rights as are afforded to the holders thereof by the provisions of Section 13.1-730 of the VSCA, unless such Insmed Dissenting Holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Insmed Dissenting Holder fails to perfect or withdraws or loses his right to appraisal, such shares of Insmed Capital Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Exchange Consideration payable in respect of such shares of Insmed Capital Stock pursuant to this Section 4.1.


         Section 4.2. Exchange of Certificates.

              (a) Prior to the Effective Time, Parent, Celtrix and Insmed shall appoint the Exchange Agent to act as the exchange agent in connection with the Exchange. Except as otherwise provided in Section 4.1 hereof, from and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Insmed Capital Stock (the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of Parent Common Stock into which such holder's shares were converted in the Exchange, plus cash payable in lieu of a fractional share. Immediately prior to the Effective Time, Parent will deliver to the Exchange Agent, in trust for the benefit of the holders of Insmed Capital Stock, shares of Parent Common Stock (together with sufficient cash in immediately available funds in lieu of fractional shares, as provided in Section
4.1 hereof) necessary to make the exchange contemplated by Section 4.1 hereof on a timely basis.

              (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Insmed Capital Stock whose shares were exchanged into the right to receive shares of Parent Common Stock pursuant to Section 4.1 hereof, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder has the right to receive for a fractional share, as set forth herein, and such Certificate so surrendered shall forthwith be cancelled. No holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from Parent until the surrender of such holder's Certificate for a certificate or certificates representing shares of Parent Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest and subject to any applicable withholding
Tax) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificates issued upon surrender, which amount shall be delivered to the Exchange Agent by Parent from time to time as such dividends or other distributions are declared. If delivery of certificates representing shares of Parent Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered or if any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other Taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 4.2, each Certificate shall represent for all purposes only the right to receive shares of Parent Common Stock (and cash in lieu of a fractional share), as provided in Section 4.1 hereof, without any interest thereon.

              (c) After the Effective Time, there shall be no transfers on the stock transfer books of Parent, as the surviving corporation in the Exchange, of the shares of Insmed Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent for transfer, they shall be cancelled and exchanged for shares of Parent Common Stock as provided in Section 4.1 hereof, in accordance with the procedures set forth in this Section 4.2.

              (d) Any shares of Parent Common Stock (and any accrued dividends and distributions thereon), and any cash held by the Exchange Agent for payment in lieu of fractional shares, that remain unclaimed by the former shareholders of

Insmed six months after the Effective Time shall be delivered by the Exchange Agent to Parent. Any former shareholders of Insmed who have not theretofore complied with this Section 4.2 shall thereafter look only to Parent for satisfaction of their claim for the consideration set forth in the Plan of Exchange, without any interest thereon. Notwithstanding the foregoing, neither Parent nor Insmed shall be liable to any holder of shares of Insmed Capital Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


         Section 4.3. Stock Options and Warrants.

              (a) At the Effective Time, each outstanding option to purchase shares of Insmed Common Stock (an "Insmed Stock Option" or collectively, "Insmed Stock Options") whether vested or unvested, shall be assumed by Parent (all of such plans or agreements pursuant to which any Insmed Stock Option has been issued or may be issued are referred to collectively as the "Insmed Plans"). To effect that assumption, each Insmed Stock Option shall be replaced with an option to acquire, on the same terms and conditions as were applicable under such Insmed Stock Option, the same number of shares of Parent Common Stock as the holder of such Insmed Stock Option would have been entitled to receive pursuant to the Exchange had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Insmed Common Stock otherwise purchasable pursuant to such Insmed Stock Option divided by (z) the number of shares of Parent Common Stock purchasable pursuant to such replacement option pursuant to this Section 4.3 rounded up to the nearest one tenth of a cent; provided, however, that in the case of any ISOs, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code rounded up to the nearest one tenth of a cent. Parent shall make such assumption in such manner that (i) Parent is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Insmed Stock Option, Parent would be such a corporation were Section 424 of the Code applicable to such Insmed Stock Option.

              (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Insmed Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Insmed Plans and this Section 4.3, and shall amend or replace the agreements evidencing the grants of such Insmed Options as required by Section 4.3(a) after giving effect to the Exchange. Parent shall comply with the terms of the Insmed Plans as in effect prior to the Effective Time and ensure, to the extent required by, and subject to the provisions of, such Plans, that Insmed Stock Options which qualified as incentive stock options immediately prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

              (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Insmed Stock Options assumed in accordance with this Section
4.3. Such action shall include, without limitation (i) adoption of the Insmed, Inc. Stock Incentive Plan (the "New Stock Plan") on or before the Effective Time; and (ii) registration of shares of Parent Common Stock that will be issuable under the New Stock Plan (including those that will be delivered on exercise of Insmed

Stock Options assumed in accordance with this Section 4.3) pursuant to a registration statement on Form S-8 filed within 10 business days of the Effective Time. In addition, prior to the Effective Time, the sole shareholder of the Parent shall approve the New Stock Plan. Following the Effective Time, Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as options or other awards granted thereunder remain outstanding. With respect to those individuals who, subsequent to the Exchange, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the New Stock Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time.

              (d) At the Effective Time, each of the warrants to purchase shares of Insmed Common Stock (each an "Insmed Warrant") which then remains outstanding shall be replaced with a warrant to purchase, on the same terms and conditions as were applicable under such Insmed Warrant, the same number of shares of Parent Common Stock as the holder of such Insmed Warrant would have been entitled to receive pursuant to the Exchange had such holder exercised such warrant in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Insmed Common Stock otherwise purchasable pursuant to such Insmed Warrant, divided by (z) the number of full shares of Parent Common Stock purchasable pursuant to such replacement warrant rounded up to the nearest whole cent.


              As soon as practicable after the Effective Time, Parent shall deliver to each holder of an Insmed Warrant appropriate notices setting forth such holder's rights pursuant to the warrants to purchase shares of Parent Common Stock, and shall amend or replace the agreements evidencing such Insmed Warrants as required by this Section 4.3(d) after giving effect to the Exchange.


              Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Insmed Warrants replaced with warrants to purchase Parent Common Stock in accordance with this Section 4.3(d).

              (e) In lieu of issuing any options or warrants to purchase a fractional share of Parent Common Stock, Parent will deliver to holders of Insmed Stock Options or Insmed Warrants cash, within 30 days of Closing, payable by check, equal to the difference between (i) the fractional share multiplied by the mean of the high and low sales price of Parent Common Stock on the first full day of trading on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Closing, and (ii) the exercise price per fractional share of each Insmed Stock Option or Insmed Warrant divided by 3.5.

              (f) Each warrant or option to purchase shares of Parent Common Stock issued and outstanding prior to the Effective Time shall continue to be issued and outstanding after the Effective Time and shall continue to have such rights and preferences as existed prior to the Effective Time. All shares of Parent Common Stock reserved for issuance upon exercise of such warrants and options shall continue to be reserved for issuance after the Effective Time.

                                    ARTICLE V
                                   TERMINATION


         5.1. Termination.


              This Plan of Exchange shall be terminated and the Exchange contemplated hereby shall be abandoned (notwithstanding approval hereof by the holders of Insmed Capital Stock) if, at any time prior to the Effective Time, the Agreement of Reorganization is terminated in accordance with its terms.


                                   ARTICLE VI
                                    AMENDMENT


         6.1. Amendment.


              With the approval of their respective Board of Directors, the parties hereto may amend this Plan of Exchange before the Effective Time, provided that any amendment made subsequent to the submission of this Plan of Exchange to the shareholders of the parties hereto shall not:

              (a) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of any class or series of such corporation;

              (b) alter or change any of the terms and conditions of the plan if such alteration or change would adversely affect the shares of any class or series of such corporation; or

              (c) alter or change any terms of the Articles of Incorporation of any corporation whose shareholders must approve this Plan of Exchange.

                                                                    EXHIBIT 4.1A


                            ARTICLES OF INCORPORATION

                                       OF

                                  INSMED, INC.



                                   ARTICLE I


         The name of the Corporation shall be Insmed, Inc.

                                   ARTICLE II


            The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time, and any legislation succeeding thereto (the "VSCA").

                                  ARTICLE III


         The aggregate number of shares that the Corporation shall have authority to issue shall be 200,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter called "Preferred Stock"), and 500,000,000 shares of Common Stock, par value $.01 per share (hereinafter called "Common Stock"). The following is a description of each of such classes of stock, and a statement of the preferences, limitations, voting rights and relative rights in respect of the shares of each such class:

         1. Authority to Fix Rights of Preferred Stock. The Board of Directors shall have authority, by resolution or resolutions, at any time and from time to time to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series, and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares that shall constitute such series and the following relative rights and preferences of the shares of each series so established:


                  (a) The annual or other periodic dividend rate payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;

                  (b) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

                  (c) the amounts payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

                  (d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

                  (e) the extent of the voting powers, if any, of the shares of such series;

                  (f) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;

                  (g) whether, and if so the extent to which, shares of such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation, dissolution or winding-up thereof, in excess of the preferential amount fixed for shares of such series; and

                  (h) any other preferences and relative, optional or other special rights, and qualifications, limitations or restrictions of such preferences or rights, of shares of such series not fixed and determined by law or in this Article III.

         2. Distinctive Designations of Series. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series. Different series of Preferred Stock shall not be considered to constitute different voting groups of shares for the purpose of voting by voting groups except as required by the VSCA or as otherwise specified by the Board of Directors with respect to any series at the time of the creation thereof.


         3. Restrictions on Certain Distributions. So long as any shares of Preferred Stock are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends (other than dividends payable in Common Stock or other stock of the Corporation ranking junior to the Preferred Stock as to dividends) or make any other distribution on such junior stock if, at the time of making such declaration, payment or distribution, the Corporation shall be in default with respect to any dividend payable on, or any obligation to redeem, any shares of Preferred Stock.

         4. Redeemed or Reacquired Shares. Shares of any series of Preferred Stock that have been redeemed or otherwise reacquired by the Corporation (whether through the operation of a sinking fund, upon conversion or otherwise) shall have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued as a part of such series (unless prohibited by the articles of amendment creating such series) or of any other series of Preferred Stock. Shares of Common Stock that have been reacquired by the Corporation shall have the status of authorized and unissued shares of Common Stock and may be reissued.

         5. Voting Rights. Subject to the provisions of the VSCA or of the Bylaws of the Corporation as from time to time in effect with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote, and except as otherwise provided by the VSCA or in resolutions of the Board of Directors establishing any series of Preferred Stock pursuant to the provisions of paragraph 1 of this Article III, the holders of outstanding shares of Common Stock of the Corporation shall exclusively possess voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock of the Corporation being entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

         6. No Preemptive Rights. No holder of shares of stock of any class of the Corporation shall, as such holder, have any right to subscribe for or purchase (a) any shares of stock of any class of the Corporation, or any warrants, options or other instruments that shall confer upon the holder thereof the right to subscribe for or purchase or receive from the Corporation any shares of stock of any class, whether or not such shares of stock, warrants, options or other instruments are issued for cash or services or property or by way of dividend or otherwise, or (b) any other security of the Corporation that shall be convertible into, or exchangeable for, any shares of stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant, option or other instrument that shall confer upon the holder of such security the right to subscribe for or purchase or receive from the Corporation any shares of its stock of any class or classes, whether or not such securities are issued for cash or services or property or by way of dividend or otherwise, other than such right, if any, as the Board of Directors, in its sole discretion, may from time to time determine. If the Board of Directors shall offer to the holders of shares of stock of any class of the Corporation, or any of them, any such shares of stock, options, warrants, instruments or other securities of the Corporation, such offer shall not, in any way, constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other securities of the Corporation without offering the same to said holders.

         7. Control Share Acquisition Statute. The provisions of Article 14.1 of the VSCA shall not apply to acquisitions of shares of any class of capital stock of the Corporation.

                                   ARTICLE IV

         1. The number of directors shall be as specified in the By-laws of the Corporation but such number may be increased or decreased from time to time in such manner as may be prescribed in the By-laws, provided that in no event shall the number of directors exceed twelve. In the absence of a By-law specifying the number of directors, the number shall be seven. Commencing with the 2000 annual meeting of shareholders (or by unanimous written consent in lieu thereof), the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. The initial term of each class of directors shall expire at the annual meeting of shareholders to be held in the following years: Class I - 2001; Class II - 2002; and Class III - 2003. At each annual meeting of shareholders after the 2000 annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be identified as being of the same class of directors they succeed and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten or terminate the term of any incumbent director.

         2. Subject to the rights of the holders of any Preferred Stock then outstanding, directors may be removed only with cause and only by the affirmative vote of at least 75 percent of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single voting group.

         3. Subject to the rights of the holders of any Preferred Stock then outstanding and to any limitations set forth in the VSCA, newly-created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely (i) by the Board of Directors or (ii) at an annual meeting of shareholders by the shareholders entitled to vote on the election of directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.

         4. Notwithstanding any other provision of the Articles of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular voting group required by the VSCA, the Articles of Incorporation or the terms of any Preferred Stock outstanding, the affirmative vote of at least 75 percent of the voting power of the then outstanding Voting Stock, voting together as a single voting group shall be required to alter, amend, repeal or adopt any provision inconsistent with any provision of this Article IV.

                                   ARTICLE V


         Except as expressly otherwise required in the Articles of Incorporation, an amendment or restatement of the Articles of Incorporation requiring shareholder approval shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting any such amendment or restatement to the shareholders the Board of Directors shall require a greater vote.

                                   ARTICLE VI

         1. Every person who is or was a director, officer or employee of the Corporation, or who, at the request of the Corporation, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise shall be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action or proceeding (whether brought in the right of the Corporation or any such other corporation, entity, plan or otherwise), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation, or such other corporation, entity or plan while serving at the request of the Corporation, whether or not he continues to be such at the time such liability or expense is incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.


         As used in this Article VI: (a) the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee; (b) the terms "director," "officer" and employee," unless the context otherwise requires, include the estate or personal representative of any such person; (c) a person is considered to be serving an employee benefit plan as a director, officer or employee of the plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or, in connection with the plan, to participants in or beneficiaries of the plan; (d) the term "occurrence" means any act or failure to act, actual or alleged, giving rise to a claim, action or proceeding; and (e) service as a trustee or as a member of a management or similar committee of a partnership, joint venture or limited liability company shall be considered service as a director, officer or employee of the trust, partnership, joint venture or limited liability company.


         The termination of any claim, action or proceeding, civil or criminal, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph 1. The burden of proof shall be on the Corporation to establish, by a preponderance of the evidence, that the relevant standards of conduct set forth in this paragraph 1 have not been met.

         2. Any indemnification under paragraph 1 of this Article VI shall be made unless (a) the Board, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim, action or proceeding involved and who are not at the time parties to such claim, action or proceeding (provided there are at least five such directors), finds that the director, officer or employee has not met the relevant standards of conduct set forth in such paragraph 1, or (b) if there are not at least five such directors, the Corporation's principal Virginia legal counsel, as last designated by the Board as such prior to the time of the occurrence giving rise to the claim, action or proceeding involved, or in the event for any reason such Virginia counsel is unwilling to so serve, then Virginia legal counsel mutually acceptable to the Corporation and the person seeking indemnification, deliver to the Corporation their written advice that, in their opinion, such standards have not been met.

         3. Expenses incurred with respect to any claim, action or proceeding of the character described in paragraph 1 shall, except as otherwise set forth in this paragraph 3, be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article VI. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's final ability to make repayment. Notwithstanding the foregoing, the Corporation may refrain from, or suspend, payment of expenses in advance if at any time before delivery of the final finding described in paragraph 2, the Board or Virginia legal counsel, as the case may be, acting in accordance with the procedures set forth in paragraph 2, find by a preponderance of the evidence then available that the officer, director or employee has not met the relevant standards of conduct set forth in paragraph 1.

         4. No amendment or repeal of this Article VI shall adversely affect or deny to any director, officer or employee the rights of indemnification provided in this Article VI with respect to any liability or expense arising out of a claim, action or proceeding based in whole or substantial part on an occurrence the inception of which takes place before or while this Article VI, as set forth in these Articles of Incorporation, is in effect. The provisions of this paragraph 4 shall apply to any such claim, action or proceeding whenever commenced, including any such claim, action or proceeding commenced after any amendment or repeal to this Article VI.


         5. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contract or as a matter of law.

         6. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this

Article VI, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

                                  ARTICLE VII


         In furtherance of, and not in limitation of, the powers conferred by the VSCA, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be altered, amended or repealed by the Board of Directors or by the shareholders having voting power with respect thereto, provided further that, in the case of any such action by shareholders, the affirmative vote of the holders of at least 75 percent of the voting power of the then outstanding Voting Stock, voting together as a single voting group, shall be required in order for the shareholders to alter, amend or repeal any provision of the Bylaws or to adopt any additional Bylaw. Notwithstanding any other provision of the Articles of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular voting group required by the VSCA, the Articles of Incorporation or the terms of any Preferred Stock outstanding, the affirmative vote of at least 75 percent of the voting power of the then outstanding Voting Stock, voting together as a single voting group, shall be required to alter, amend, repeal or adopt any provision inconsistent with any of the provisions of this Article VII.

                                  ARTICLE VIII


         The initial registered office shall be located at 951 E. Byrd Street, Riverfront Plaza, East Tower, in the City of Richmond, Virginia, and the initial registered agent shall be T. Justin Moore, III, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.


                                            ___________________________________
                                            T. Justin Moore, III
                                            Incorporator

                                                                    EXHIBIT 4.1B


                           AMENDED AND RESTATED BYLAWS
                                       OF
                                  INSMED, INC.
                       (EFFECTIVE AS OF FEBRUARY 4, 2000)


                                   ARTICLE I.
                            MEETINGS OF SHAREHOLDERS.

         SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders of Insmed, Inc. (hereinafter called the "Corporation") shall be held at such place, either within or without the Commonwealth of Virginia, as may from time to time be fixed by the Board of Directors of the Corporation (hereinafter called the "Board").

         SECTION 2. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Monday in May in each year (or, if that day shall be a legal holiday, then on the next succeeding business day), or on such other day and/or in such other month as may be fixed by the Board, at such hour as may be specified in the notice thereof.

         SECTION 3. SPECIAL MEETINGS. A special meeting of the shareholders for any purpose or purposes, unless otherwise provided by law or in the Articles of Incorporation of the Corporation as from time to time amended (hereinafter called the "Articles"), may be held at any time upon the call of the Board, the Chairman of the Board or the President. No other person shall be authorized or entitled to call a special meeting of the shareholders.

         SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law or the Articles, not less than ten nor more than sixty days' notice in writing of the place, day, hour and purpose or purposes of each meeting of the shareholders, whether annual or special, shall be given to each shareholder of record of the Corporation entitled to vote at such meeting, either by the delivery thereof to such shareholder personally or by the mailing thereof to such shareholder in a postage prepaid envelope addressed to such shareholder at his address as it appears on the stock transfer books of the Corporation. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not !awfully called or convened, or who shall waive notice thereof in writing signed by the shareholder before, at or after such meeting. Notice of any adjourned meeting need not be given, except when expressly required by law. Any previously scheduled annual meeting of the shareholders may be postponed, and any special meeting of the shareholders may be canceled, by resolution of the Board of Directors upon public announcement given prior to the time previously scheduled for such annual or special meeting of the shareholders.

         SECTION 5. QUORUM. Shares representing a majority of the votes entitled to be cast on a matter by all classes or series which are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 6. VOTING. Unless otherwise provided by law or the Articles, at each meeting of the shareholders each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation upon any date fixed as hereinafter provided, and may vote either in person or by proxy in writing. Unless demanded by a shareholder present in person or represented by proxy at any meeting of the shareholders and entitled to vote thereon or so directed by the Chairman of the Board, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or his proxy, and it shall show the number of shares voted.

         SECTION 7. JUDGES. One or more judges or inspectors of election for any meeting of shareholders may be appointed by the Chairman of the Board, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

         SECTION 8. CONDUCT OF MEETING. At each meeting of shareholders, the Chairman of the Board shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.

         SECTION 9. BUSINESS PROPOSED BY A SHAREHOLDER. At each meeting of the shareholders, the Chairman of the Board shall act as chairman and preside. In his absence, the Chairman of the Board may designate another officer of the Corporation who need not be a director to preside. The Secretary of the Corporation or an Assistant Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting. At any annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual or special meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or
(iii) in the case of an annual meeting of shareholders, properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 90 days nor more than 120 days before the anniversary of the date of the first mailing of the Corporation's proxy statement for the immediately preceding year's annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder's notice as described above. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the shareholder proposing such business and any other person on whose behalf the proposal is being made,
(iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder and any other person on whose behalf the proposal is made, (iv) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business and (v) any material interest of the shareholder and any other person on whose behalf the proposal is made, in such business. In the event that a shareholder attempts to bring business before a meeting without complying with the procedures set forth in this Article I, Section 9, such business shall not be transacted at such meeting. The Chairman of the Board of Directors shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article I, Section 9 and, if any business is not proposed in compliance with this Article 1, Section 9, to declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted at such meeting. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

         SECTION 10. NOMINATIONS BY SHAREHOLDERS. Subject to the rights of holders of any Preferred Stock outstanding, nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. Any such shareholder may nominate one or more persons for election as directors at a meeting only if it is an annual meeting and such shareholder has given timely written notice of such shareholder's intent to make such nomination or nominations. To be timely, a shareholder's notice must be delivered either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 90 days nor more than 120 days before the anniversary of the date of the first mailing of the Corporation's proxy statement for the immediately preceding year's annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder's notice as described above. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated; (b) the class and number of shares of the Corporation that are owned by the shareholder and any other person on whose behalf the nomination is being made, (c) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (e) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to being named in the Proxy Statement as a nominee and to serve as a director of the Corporation if so elected. In the event that a shareholder attempts to nominate any person without complying with the procedures set forth in this Article I, Section 10, such person shall not be nominated and shall not stand for election at such meeting. The Chairman of the Board of Directors shall have the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article I, Section 10 and, if any proposed nomination is not in compliance with this Article I. Section 10, to declare that such defective proposal shall be disregarded.

                                  ARTICLE II.
                               BOARD OF DIRECTORS.

         SECTION 1. NUMBER, CLASSIFICATION, TERM, ELECTION. The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The Board shall be divided into three classes having staggered terms of office as specified in the Articles of Incorporation. The Board shall consist of seven directors. No director need be a shareholder. Directors shall be elected at the 2000 annual meeting of shareholders (or by unanimous written consent in lieu thereof) to fill each of the three classes of directors for the terms of office specified in the Articles of Incorporation.

         Commencing with the 2001 annual meeting of shareholders, directors shall be elected at each annual meeting to succeed those directors whose terms have expired and to fill any vacancies then existing. Each director who is re-elected or elected to succeed a director whose term has expired shall hold office for the term of three years as specified in the Articles of Incorporation and until his successor is elected.

         SECTION 2. COMPENSATION. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to

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defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

         SECTION 3. PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 4. ORGANIZATION MEETING. After each annual election of directors, as soon as conveniently may be, the newly constituted Board shall meet for the purposes of organization. At such organization meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Notice of organization meetings of the Board need not be given. Any organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect; and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chief Executive Officer, or by the Secretary at the request of any three directors. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than twenty-four hours before such meeting is to be held, or shall be sent addressed to him at such place by e-mail or facsimile, or be delivered personally or by telephone, not later than twenty-four hours before such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles.

         SECTION 7. QUORUM. At each meeting of the Board the presence of a majority of the number of directors fixed by these Bylaws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of any adjourned meeting need not be given.

         SECTION 8. WAIVERS OF NOTICE OF MEETINGS. Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

         SECTION 9. TELEPHONE MEETINGS. Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communications whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

         SECTION 10. ACTIONS WITHOUT MEETINGS. Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

                                  ARTICLE III.
                                   COMMITTEES.

         SECTION 1. STANDING COMMITTEES.

         (a) NUMBER. There shall be four standing Committees of the Board which shall be comprised only of directors. The standing committees are as follows:
Executive, Audit, Compensation and Governance.

         Upon recommendation by the Chairman of the Board as to the membership of each Committee, the Board, by resolution adopted by a majority of the number of directors fixed by these By-laws, shall elect the membership of each committee, who shall serve at the pleasure of the Board.

         (b) QUORUM AND MANNER OF ACTING. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

         (c) CONDUCT OF MEETINGS. Any action required or permitted to be taken by any Committee may be taken without a meeting if all members of the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents of the members shall be filed with the minutes of the proceedings of the Committee.

         (d) MEETINGS AND MINUTES. Subject to the foregoing, and unless the Board shall otherwise decide, each Committee shall fix its rules of procedure, determine its action and fix the time and place of its meetings. Special meetings of a Committee may be held at anytime and any place upon the call of the Chairman of the Board, the Chairman of the Committee, or any two members of the Committee. Each Committee shall keep minutes of all meetings which shall be at all times available to Directors. Action taken by a Committee shall be reported promptly to the Board but not less frequently than quarterly.

         (e) TERM OF OFFICE. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board or until such Committee is dissolved by the Board.

         (f) RESIGNATION AND REMOVAL. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board as would suffice for his election.

         (g) VACANCIES. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of directors fixed by these By-laws.

         SECTION 2. EXECUTIVE COMMITTEE.

         (a) HOW CONSTITUTED. The Executive Committee shall consist of not less than three directors, including the Chairman of the Board. Except for the Chairman of the Board, all members of the Executive Committee shall be outside directors. An outside director shall be a non-management director free of any material business or professional relationship with the Corporation or its management. The Chairman of the Board shall be Chairman of the Committee. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

         (b) PRIMARY RESPONSIBILITIES. When the Board is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these By-laws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 13.1-706 of the Virginia Stock Corporation Act; (iv) adopt, amend, or repeal the By-laws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board. The Executive Committee shall report at the next regular or special meeting of the Board all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board.

         SECTION 3. AUDIT COMMITTEE.

         (a) HOW CONSTITUTED. The Audit Committee shall consist of not less than three outside Directors, as defined in Article III, Section 2 above, all of whom shall have requisite working familiarity with basic finance and accounting practices. The Chairman of the Committee shall be appointed by the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting. The Chairman of the Board, who shall not be a member of the Committee, may attend Committee meetings upon the invitation of the Chairman of the Committee.

         (b) PRIMARY RESPONSIBILITIES. The primary responsibilities of the Audit Committee shall consist of: recommending the selection of independent accountants and auditors; reviewing the scope of the accountant's audit and approval of any non-audit services to be performed by the independent accountants; and reviewing annual audits and accounting practices. The Board shall approve a Charter of the Audit Committee setting forth in detail the purposes, objectives and duties of the Audit Committee

         SECTION 4. COMPENSATION COMMITTEE.

         (a) HOW CONSTITUTED. The Compensation Committee shall consist of not less than two outside Directors, as defined in Article III, Section 2 above. The Chairman shall be appointed by the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting. The Chairman of the Board, who shall not be a member of the Committee, may attend Committee meetings upon the invitation of the Chairman of the Committee.

         (b) PRIMARY RESPONSIBILITIES. The primary responsibilities of the Compensation Committee shall consist of: reviewing Board compensation policies and evaluating the compensation of the CEO and senior management based on criteria as set forth below; evaluating annually the performance of the CEO and reviewing senior management performance evaluations, using such criteria as performance of the business, accomplishments of long-term strategic objectives and management development and any other criteria the Committee deems appropriate; reviewing and reporting to the Board the recommended compensation of all officers of the Corporation; reviewing total compensation and benefit designs and practices for all Corporation employees; and reviewing stock option programs.

         SECTION 5. GOVERNANCE COMMITTEE.

         (a) HOW CONSTITUTED. The Governance Committee shall consist of not less than three outside Directors, as defined in Article III, Section 2 above, and the Chairman of the Board. The Chairman of the Committee shall be appointed by the Board of Directors. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

         (b) PRIMARY RESPONSIBILITIES. The primary responsibilities of the Governance Committee shall include: reviewing the composition of the Board of Directors to insure that there is a balance of appropriate skills and characteristics reflected on the Board including age, diversity and experience; developing criteria for Director searches and making recommendations to the Board for the addition of any new Board members after proper search and investigation; reviewing, in consultation with the Chairman of the Board, each Director's continuation on the

Board every three years prior to their standing for re-election; monitoring procedures for corporate decision-making; evaluating shareholder proposals; reviewing public policy issues which affect the image of the Corporation within the Corporation's customer service areas; recommending actions to increase the Board's effectiveness; and reviewing annually the format used by the Corporation's management to report to the Board.

         SECTION 6. OTHER COMMITTEES.

         The Board, by resolution adopted by a majority of the number of directors fixed by these By-laws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

         The Chairman of the Board may establish such other special committees of the Board as he deems advisable, and may appoint the members of such committees. Any such committees shall have the authority to consider, review, advise and recommend to the Chairman of the Board with respect to such matters as may be referred to it by the Chairman of the Board, but shall have no authority to act for the Corporation except with the prior approval of the Board.

                                  ARTICLE IV.
                                    OFFICERS.

         SECTION 1. NUMBER, TERM, ELECTION. The officers of the Corporation shall be a Chief Executive Officer, a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Controller and a Secretary. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be chosen, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.

         SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the control of the Board and the Executive and Finance Committee, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation. In addition to acting as Chief Executive Officer of the Corporation, he or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board and shall see that all orders and resolutions of the Board and the Executive Committee are carried into effect. In the event of the inability of the Chief Executive Officer to act, the Board will designate an officer of the Corporation to perform the duties of that office.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board and of the shareholders and, in the absence of the Chairman of the Executive Committee, at all meetings of the Executive Committee. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or, if he or she shall not be the Chief Executive Officer, by the Chief Executive Officer.

         SECTION 4. PRESIDENT. The President shall have such powers and perform such duties as may from time to time be prescribed by the Board or, if he or she shall not be the Chief Executive Officer, by the Chief Executive Officer.

         SECTION 5. VICE-PRESIDENTS. Each Vice President shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority.

         SECTION 6. TREASURER. The Treasurer shall have the general care and custody of the funds and securities of the Corporation. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his or her duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

         SECTION 7. CONTROLLER. The Controller shall be the accounting officer of the Corporation. He or she shall keep full and accurate accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and cause regular audits of the books and records of the Corporation to be made. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Controller may be performed by one or more assistants, to be appointed by the Board.

         SECTION 8. SECRETARY. The Secretary shall keep the minutes of meetings of shareholders, of the Board, and, when requested, of Committees of the Board; and he or she shall attend to the giving and sending of notices of all meetings thereof. He or she shall keep or cause to be kept such stock and other books, showing the names of the shareholders of the Corporation, and all other particulars regarding them, as may be required by law. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

         SECTION 9. POWERS AND DUTIES OF OTHER OFFICERS. The powers and duties of all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction and control of the Board and as otherwise provided in these Bylaws, or as prescribed by the Chairman of the Board.

                                   ARTICLE V.
                           REMOVALS AND RESIGNATIONS.

         SECTION 1. REMOVAL OF OFFICERS. Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

         SECTION 2. RESIGNATION. Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

                                   ARTICLE VI.
                CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

         SECTION 1. EXECUTION OF CONTRACTS. Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes of other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

         SECTION 5. VOTING OF SECURITIES. Unless otherwise provided by the Board, the Chief Executive Officer may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

                                  ARTICLE VII.
                                 CAPITAL STOCK.

         SECTION 1. SHARES. Shares of the Corporation may but need not be represented by certificates. When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the Virginia Stock Corporation Act (the "VSCA") and as determined by the Board of Directors, to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation's shares shall be consecutively numbered or otherwise identified.

         The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

         When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the VSCA to be included on certificates.

         SECTION 2. STOCK TRANSFER BOOKS AND TRANSFER OF SHARES. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by such shareholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         SECTION 3. HOLDER OF RECORD. Except as otherwise required by the VSCA, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board of Directors as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

         SECTION 4. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

         SECTION 6. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Corporation may, if and whenever the Board of Directors so determines, maintain in the Commonwealth of Virginia or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

                                  ARTICLE VIII.
                             INSPECTION OF RECORDS.

         The Board from time to time shall determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open for the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or paper of the Corporation except as expressly conferred by statute or by these Bylaws or authorized by the Board.

                                  ARTICLE IX.
                                    AUDITOR.

         The Board shall annually appoint an independent accountant who shall carefully examine the books of the Corporation. One such examination shall be made immediately after the close of the fiscal year and be ready for presentation at the annual meeting of shareholders of the Corporation, and such other examinations shall be made as the Board may direct.

                                   ARTICLE X.
                                      SEAL.

         The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the year "1999."

                                  ARTICLE XI.
                                  FISCAL YEAR.

         The fiscal year of the Corporation shall end on the 31st day of December in each year.

                                EMERGENCY BYLAWS.



         SECTION 1. DEFINITIONS. As used in these Emergency Bylaws,

         (a) the term "period of emergency" shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.

         (b) the term "incapacitated" shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

         (c) the term "senior officer" shall mean the Chairman of the Board, the Chief Executive Officer, the President, any corporate Vice President, the Treasurer, the Controller and the Secretary, and any other person who may have been so designated by the Board before the emergency.

         SECTION 2. APPLICABILITY. These Emergency Bylaws, as from time to time amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency Bylaws, all provisions of the regular Bylaws of the Corporation shall remain in effect during any period of emergency. No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency Bylaws.

         SECTION 3. BOARD OF DIRECTORS. (a) A meeting of the Board may be called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice.

         (b) At any meeting of the Board, three directors (or such lesser number as may be fixed by these Bylaws as the number of members of the Board of Directors) in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If less than three directors (or such lesser number as specified above) should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

         (c) In addition to the Board's powers under the regular Bylaws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated and to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

         (d) The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

         SECTION 4. APPOINTMENT OF OFFICERS. In addition to the Board's powers under the regular Bylaws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated and to serve until the latter ceases to be incapacitated.

         SECTION 5. AMENDMENTS. These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the last sentence of Section 2 with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                                                     EXHIBIT 4.2



                       BOARD OF DIRECTORS OF INSMED, INC.


Geoffrey Allan, Ph.D.
Kenneth G. Condon
Gustav A. Christensen
Graham K. Crooke, M.D.
Dennis J. Dougherty
Steinar J. Engelsen, M.D.
Edgar G. Engleman, M.D.

                                                                     EXHIBIT 4.3


                            OFFICERS OF INSMED, INC.



Name                                      Position
----                                      --------

Geoffrey Allan, Ph.D.                     President and Chief Executive Officer
Michael D. Baer, C.P.A., M.B.A            Chief Financial Officer and Treasurer

                                                              EXHIBIT 7.17(a)(i)

                               CELTRIX AFFILIATES



Biotechnology Development Fund, L.P.
Biotechnology Development Fund, III
Warburg Pincus Investors, L.P.
Veron International, Ltd.
Genzyme Corporation
Henry E. Blair
Donald D. Huffman
Malcolm J. McKay, Ph.D.
Stuart D. Sedlack
Elan Pharmaceuticals Investments, Ltd.
Andreas Sommer, Ph.D.
James E. Thomas
Barry Sherman, M.D.

                                                             Exhibit 7.17(a)(ii)


                              _______________, 2000


Insmed, Inc.
800 E. Leigh Street
Richmond, Virginia 23219

Dear Sirs:

         In accordance with Section 7.17(a) of the Amended and Restated Agreement and Plan of Reorganization (the "Agreement"), dated as of February ___, 2000, by and among Insmed, Inc. ("Parent"), Celtrix Pharmaceuticals, Inc. ("Celtrix"), Celtrix Mergersub, Inc. ("Mergersub") and Insmed Pharmaceuticals, Inc. ("Insmed"), I represent and agree as follows:

         1. I will comply, and will cause any entity controlled by me (an "Affiliate") to comply, with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities and Exchange Commission's rules and regulations thereunder, and will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock that I will receive in the Merger or the Exchange except, in each case, in compliance with Rule 145 under the Securities Act, as amended from time to time, or following receipt of an opinion of counsel satisfactory to Parent that the provisions of such rule need not be observed.

         2. I agree that the certificates for shares of Parent Common Stock I will receive in the Merger or the Exchange may bear the following legend:

         "Shares represented by this certificate are subject to restrictions as to transfer by virtue of provisions of the Securities Act of 1933 and the General Rules and Regulations of the Securities and Exchange Commission thereunder. Such shares may not be transferred except upon compliance with 17 CFR 230.145(d) or the favorable opinion of counsel for Insmed, Inc. that such transfer will not constitute or result in a violation of the Securities Act of 1933."

         3. Execution of this letter agreement by the undersigned shall not constitute an acknowledgment that the undersigned is an "affiliate" of Celtrix, as such term is used under the federal securities laws, for any purpose. Capitalized terms used herein not otherwise defined herein shall have the meanings given to them in the Agreement.



                                        Very truly yours,



                                        By: ___________________________________
                                            Name:

                                                              EXHIBIT 7.17(b)(i)


                                INSMED AFFILIATES



Geoffrey Allan, Ph.D.
Michael D. Baer
Kenneth G. Condon
Gustav A. Christensen
Graham K. Crooke, M.D.
Dennis J. Dougherty
Steinar J. Engelsen, M.D.
Edgar G. Engleman

                                                             Exhibit 7.17(b)(ii)


                                ___________, 2000



Insmed, Inc.
800 E. Leigh Street
Richmond, Virginia 23219


Dear Sirs:

         In accordance with Section 7.17(b) of the Amended and Restated Agreement and Plan of Reorganization (the "Agreement"), dated as of February ___, 2000, by and among Insmed, Inc. ("Parent"), Celtrix Pharmaceuticals, Inc. ("Celtrix"), Celtrix Mergersub, Inc. ("Mergersub") and Insmed Pharmaceuticals, Inc. ("Insmed"), I represent and agree as follows:

         1. I will comply, and will cause any entity controlled by me (an "Affiliate") to comply, with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities and Exchange Commission's rules and regulations thereunder, and will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock that I or any Affiliate will receive in the Merger or the Exchange except, in each case, in compliance with Rule 145 under the Securities Act, as amended from time to time, or following receipt of an opinion of counsel satisfactory to Parent that the provisions of such rule need not be observed.

         2. I agree that the certificates for shares of Parent Common Stock I or any Affiliate will receive in the Merger or the Exchange may bear the following legend:

         "Shares represented by this certificate are subject to restrictions as to transfer by virtue of provisions of the Securities Act of 1933 and the General Rules and Regulations of the Securities and Exchange Commission thereunder. Such shares may not be transferred except upon compliance with 17 CFR 230.145(d) or the favorable opinion of counsel for Insmed, Inc. that such transfer will not constitute or result in a violation of the Securities Act of 1933."

         3. Execution of this letter agreement by the undersigned shall not constitute an acknowledgment that the undersigned is an "affiliate" of Insmed, as such term is used under the federal securities laws, for any purpose. Capitalized terms used herein not otherwise defined herein shall have the meanings given to them in the Agreement.



                                        Very truly yours,




                                        By: ___________________________________

                                                                   Exhibit 7.20A
================================================================================


                          STOCKHOLDER VOTING AGREEMENT

                                      AMONG

                                  INSMED, INC.

                             CELTRIX MERGERSUB, INC.

                                       AND

                            CERTAIN HOLDERS OF SHARES

                                       OF

                          CELTRIX PHARMACEUTICALS, INC.







                       -----------------------------------
                          DATED AS OF DECEMBER 15, 1999
                       -----------------------------------


================================================================================

                          STOCKHOLDER VOTING AGREEMENT

      THIS STOCKHOLDER VOTING AGREEMENT, dated as of December 15, 1999 (this "Agreement"), by and among the persons or entities designated as Stockholders on the signature page hereto (the "Stockholders" and each a "Stockholder"), INSMED, INC., a Virginia corporation ("Parent"), and CELTRIX MERGERSUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), recites and provides as follows.

      WHEREAS, the Stockholders collectively own or will own of record and beneficially certain shares of common stock, $.01 par value per share (the "Company Common Stock") of CELTRIX PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), certain shares of the Company's Series A Preferred Stock, $.01 par value per share (the "Celtrix Series A Preferred Stock") and/or certain shares of the Company's Series B Preferred Stock, $.01 par value per share (the "Celtrix Series B Preferred Stock," and together with the Celtrix Series A Preferred Stock, the "Company Preferred Stock"), each Stockholder, respectively, owning of record and/or beneficially the number of shares of Company Common Stock and Company Preferred Stock, if any, set forth next to its name on Annex A attached hereto and incorporated by reference herein (such Stockholder's shares of Company Common Stock and Company Preferred Stock, together with any other voting or equity securities of the Company hereafter acquired by such Stockholder prior to the termination of this Agreement, being referred to collectively as the "Shares");

      WHEREAS, Parent, Merger Subsidiary, Insmed Pharmaceuticals, Inc., a Virginia corporation ("Insmed") and the Company, have entered into an Agreement and Plan of Reorganization, dated as of November 30, 1999 (as amended from time to time, the "Reorganization Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Subsidiary shall merge with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation and shall become a wholly-owned subsidiary of Parent (the "Merger"); and

      WHEREAS, as a condition to the willingness of Parent, Insmed and Merger Subsidiary to enter into the Reorganization Agreement, Parent, Insmed and Merger Subsidiary have requested that the Stockholders agree, and in order to induce Parent, Insmed and Merger Subsidiary to enter into the Reorganization Agreement, the Stockholders have agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

1.    REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

      Each Stockholder represents and warrants to Parent, Insmed and Merger Subsidiary, severally as to itself and with respect to its Shares, as follows:

      (a) Such Stockholder's Shares constitute all of the shares of Company Common Stock and Company Preferred Stock, if any, beneficially owned, directly or indirectly, by such Stockholder as of the date hereof, except as otherwise noted on Annex A hereto. Such Stockholder's Shares are owned of record and beneficially by such Stockholder with good and valid title thereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, or impositions (collectively, "Liens").

      (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any of such Stockholder's Shares under (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound, (ii) any judgment, writ, decree, order or ruling applicable to such Stockholder, or (iii) the organizational documents of such Stockholder, if applicable.

      (c) Such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other actions on the part of such Stockholder are required in order to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and Merger Subsidiary, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable law.

      (d) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will (i) violate any order, writ, injunction or judgment applicable to such Stockholder or (ii) violate any law, decree, statute, rule or regulation applicable to such Stockholder or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

2.    REPRESENTATIONS AND WARRANTIES OF PARENT.

      Parent represents and warrants to the Stockholders as follows:

      (a) Parent is (i) duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (b) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent is bound or any judgment, writ, decree, order or ruling applicable to Parent.

      (c) Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Parent or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

3.    REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY.

      Merger Subsidiary represents and warrants to the Stockholders as follows:

      (a) Merger Subsidiary is (i) duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Merger Subsidiary and constitutes the legal, valid and binding obligation of Merger Subsidiary, enforceable against Merger Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (b) The execution and delivery of this Agreement by Merger Subsidiary does not, and the performance by Merger Subsidiary of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Merger Subsidiary is a party or by which Merger Subsidiary is bound or any judgment, writ, decree, order or ruling applicable to Merger Subsidiary.

      (c) Neither the execution and delivery of this Agreement nor the performance by Merger Subsidiary of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Merger Subsidiary or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

4.    TRANSFER OF THE SHARES.

      During the term of this Agreement, except as otherwise provided herein, no Stockholder shall (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of such Stockholder's Shares, except for transfer or sale to any affiliate of such Stockholder who agrees to be bound by this Agreement, (b) deposit such Stockholder's Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect to such Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Company Common Stock or Company Preferred Stock or any other securities of the Company.

5.    NO SOLICITATION.

      Each Stockholder agrees that it will immediately cease and cause to be terminated any existing activities, discussion or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal (as defined below). In addition, each Stockholder will not, directly or indirectly: (i)i initiate, solicit or encourage, or take any action to facilitate the making of, any offer of proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii)ii enter into any agreement with respect to any Takeover Proposal, or (iii)iii in the event of an unsolicited written Takeover Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent, Insmed and Merger Subsidiary and any of their affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company, or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company, other than pursuant to the Merger.

6.    WAIVER OF APPRAISAL RIGHTS.

      Each Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

7.    VOTING OF SHARES; IRREVOCABLE PROXY.

      (a) During the term of this Agreement, each Stockholder in its capacity as such hereby agrees to vote each of its Shares at any annual, special or adjourned meeting of the stockholders of the Company (1) in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the approval and adoption of the terms thereof and hereof; and (2) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the other transactions contemplated by the Reorganization Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; or (iii) (A) any change in a majority of the persons who constitute the Board of Directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any Takeover Proposal or any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Reorganization Agreement.

      (b) Each Stockholder hereby irrevocably constitutes and appoints Geoffrey Allan, Ph.D. and Michael D. Baer, and each of them as its sole and exclusive and true and lawful agent and attorney-in-fact, with full power of substitution, to vote all Company Common Stock and Company Preferred Stock that the holder is entitled to vote as indicated in Section 7(a) above, to the same extent and with the same effect as the Stockholder might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation. This proxy shall become effective as of the date hereof and shall expire upon termination of this Agreement. This proxy is coupled with an interest and shall be irrevocable and binding upon any and all transferees of the Company Common Stock and Company Preferred Stock so long as it remains in effect pursuant to the terms hereof. This proxy/power of attorney shall not terminate on disability of the principal. Each Stockholder will take such further action as may be necessary to effect the foregoing and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Company Common Stock and Company Preferred Stock.

8.    ENFORCEMENT OF THE AGREEMENT.

      Each Stockholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Subsidiary will be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement and (ii) to specifically enforce the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

9.    ADJUSTMENTS.

      The number and type of securities subject to this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing any Stockholder's ownership of the Company's capital stock or other securities.

10.   TERMINATION.

      This Agreement will terminate on the earlier of (a) the effective time of the Merger or (b) the date on which the Reorganization Agreement is terminated in accordance with its terms. Upon termination of this Agreement, all obligations of the parties hereto shall terminate except to the extent that any such party has committed a material breach of this Agreement prior to such termination.

11.   EXPENSES.

      All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

12.   BROKERAGE.

      Except as disclosed in the Reorganization Agreement (including the exhibits and schedules thereto), each party represents and warrants to the others that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold harmless the other parties from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred in connection with the transactions contemplated hereby.

13.   MISCELLANEOUS.

      (a) All representations and warranties contained herein expire upon the termination of this Agreement pursuant to Section 10 hereof.

      (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement shall be effective unless in writing signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      (c) This Agreement contains the entire agreement among Parent, Merger Subsidiary and the Stockholders with respect to the subject matter hereof, and supersedes all prior agreements among Parent, Merger Subsidiary and the Stockholders with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

      (d) The descriptive headings contained herein are for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      (e) Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reliable overnight courier, telecopied or mailed by first class mail, return receipt requested, to the recipient at the address below indicated, or if to a Stockholder, the address listed below such Stockholder's name on Annex A hereto.

Notices to the Parent or Merger Subsidiary:

Insmed, Inc.
800 East Leigh Street
Richmond, Virginia 23219
Attention:  Geoffrey Allan, Ph.D.
Telephone Number:  (804) 828-6893
Telecopy Number:   (804) 828-6894

With a copy (which will not constitute Notice to the Parent or Merger Subsidiary) to:

Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Attention:  T. Justin Moore, III, Esq.
Telephone Number:  (804) 788-8464
Telecopy Number:   (804) 788-8218

or to such other address or to the attention of such other party as any party may have furnished to the other parties in writing in accordance herewith.

      (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

      (g) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Subsidiary shall have the right to assign to Parent or any other direct or indirect wholly-owned Subsidiary of Parent any and all rights and obligations of Merger Subsidiary under this Agreement, provided that any such assignment shall not relieve Merger Subsidiary from any of its obligations hereunder.

      (h) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy, by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      (j) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      (k) All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      IN WITNESS WHEREOF, each of the parties hereto as caused this Agreement to be duly executed as of the date first written above.


                                         INSMED, INC.


                                         By:  /s/ Geoffrey Allan, Ph.D.
                                            -----------------------------------
                                              Geoffrey Allan, Ph.D.
                                              President and Chief Executive
                                              Officer


                                         CELTRIX MERGERSUB, INC.


                                         By:  /s/ Geoffrey Allan, Ph.D.
                                            -----------------------------------
                                              Geoffrey Allan, Ph.D.
                                              President and Chief Executive
                                              Officer


                                         STOCKHOLDERS:


                                         WARBURG PINCUS INVESTORS, LP
                                         By: Its General Partner,
                                             Warburg Pincus and Co.

                                         By:  /s/ James E. Thomas
                                            -----------------------------------
                                              Name:  James E. Thomas


                                         VERNON INTERNATIONAL LIMITED


                                         By:  /s/ Joseph W.K. Leung
                                            -----------------------------------
                                              Name: Joseph W. K. Leung, Director


                                         BIOTECHNOLOGY DEVELOPMENT FUND, L.P.


                                         By:  /s/ Frank Kung, Ph.D.
                                            -----------------------------------
                                              Name:  Frank Kung, Ph.D.

                                         BIOTECHNOLOGY DEVELOPMENT FUND, III


                                         By:  /s/ Frank Kung, Ph.D.
                                            -----------------------------------
                                              Name:  Frank Kung, Ph.D.

                                          GENZYME CORPORATION


                                         By:  /s/ Peter Wirth
                                            -----------------------------------
                                              Name: Peter Wirth
                                              Title:  Executive Vice President


                                         ELAN PHARMACEUTICALS INVESTMENTS, LTD.


                                         By:  /s/Kevin Insley
                                            -----------------------------------
                                              Name:  Kevin Insley


                                         By:  /s/ Andreas Sommer, Ph.D.
                                            -----------------------------------
                                              Name:  Andreas Sommer


                                         By:  /s/ Henry E. Blair
                                            -----------------------------------
                                              Name:  Henry E. Blair


                                         By:  /s/ Malcolm J. McKay, Ph.D.
                                            -----------------------------------
                                              Name:  Malcolm J. McKay, Ph.D.

                                     ANNEX A

                                         Number of Shares of Company         Number of Shares of Company
                                      Common Stock Owned Beneficially    Preferred Stock Owned Beneficially
    Stockholder Name and Address               and of Record                       and of Record
    ----------------------------      -------------------------------    ----------------------------------

Warburg Pincus Investors, L.P.                    3,181,732
Attention:  James E. Thomas
466 Lexington Avenue
10th Floor
New York, NY 10017

Veron International Limited
Chinachem Golden Plaza                            1,555,258
77 Mody Road
Tsiu Sha Tsui East
Kowloon Hong Kong

Biotechnology Development Fund, L.P.
575 High Street, Suite 201                        1,730,516
Palo Alto, CA 94301

Biotechnology Development Fund, III                1,000,000
575 High Street, Suite 201
Palo Alto, CA 94301

Genzyme Corporation
One Kendall Square                                3,023,217
Cambridge, MA 02139

Elan Pharmaceuticals Investments, Ltd.            1,508,751                             8,010
102 St. James Court
Flatts, Smith Parish
Bermuda, FL 04

Andreas Sommer, Ph.D.                              21,461
Celtrix Pharmaceuticals, Inc.
2033 Gateway Place, Suite 600
San Jose, CA 95110

Henry E. Blair                                      5,000
2580 Main Street
Box 648
Barnstoble, MA 02630

Malcolm J. McKay, Ph.D.                             1,817
Celtrix Pharmaceuticals, Inc.
2033 Gateway Place, Suite 600
San Jose, CA 95110

                                                                   EXHIBIT 7.20B
================================================================================





                          STOCKHOLDER VOTING AGREEMENT

                                      AMONG

                                  INSMED, INC.

                          CELTRIX PHARMACEUTICALS, INC.

                                       AND

                            CERTAIN HOLDERS OF SHARES

                                       OF

                          INSMED PHARMACEUTICALS, INC.









                       -----------------------------------
                          DATED AS OF DECEMBER 15, 1999
                       -----------------------------------





================================================================================

                          STOCKHOLDER VOTING AGREEMENT

      THIS STOCKHOLDER VOTING AGREEMENT, dated as of December 15, 1999 (this "Agreement"), by and among the persons or entities designated as Stockholders on the signature page hereto (the "Stockholders" and each a "Stockholder"), INSMED, INC., a Virginia corporation ("Parent"), and CELTRIX PHARMACEUTICALS, INC., a Delaware corporation ("Celtrix"), recites and provides as follows.

      WHEREAS, the Stockholders collectively own or will own of record and beneficially certain shares of common stock, $.01 par value per share (the "Company Common Stock") of INSMED PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), certain shares of the Company's Series A Convertible Participating Preferred Stock, $.01 par value per share (the "Insmed Series A Preferred Stock"), and/or certain shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the "Insmed Series B Preferred", and together with the Insmed Series A Preferred Stock, the "Company Preferred Stock"), each Stockholder, respectively, owning of record and/or beneficially the number of shares of Company Common Stock and Company Preferred Stock, if any, set forth next to its name on Annex A attached hereto and incorporated by reference herein (such Stockholder's shares of Company Common Stock and Company Preferred Stock, together with any other voting or equity securities of the Company hereafter acquired by such Stockholder prior to the termination of this Agreement, being referred to collectively as the "Shares"); and

      WHEREAS, Parent, Celtrix Mergersub, Inc., a Delaware Corporation ("Merger Subsidiary"), Celtrix, and the Company, have entered into an Agreement and Plan of Reorganization, dated as of November 30, 1999 (as amended from time to time, the "Reorganization Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, all outstanding shares of Insmed capital stock will be exchanged for shares of Parent capital stock (the "Exchange"); and

      WHEREAS, pursuant to Section 7.20(b) of the Reorganization Agreement, the Stockholders have agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

1.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

      Each Stockholder represents and warrants to Parent and Celtrix severally as to itself and with respect to its Shares, as follows:

      (a) Such Stockholder's Shares constitute all of the shares of Company Common Stock and Company Preferred Stock, if any, beneficially owned, directly or indirectly, by such Stockholder as of the date hereof, except as otherwise noted on Annex A hereto. Such Stockholder's Shares are owned of record and beneficially by such Stockholder with good and valid title thereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, or impositions (collectively, "Liens").

      (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any of such Stockholder's Shares under (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound, (ii) any judgment, writ, decree, order or ruling applicable to such Stockholder, or (iii) the organizational documents of such Stockholder, if applicable.

      (c) Such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other actions on the part of such Stockholder are required in order to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and Celtrix, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable law.

      (d) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will (i) violate any order, writ, injunction or judgment applicable to such Stockholder or (ii) violate any law, decree, statute, rule or regulation applicable to such Stockholder or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

2.    REPRESENTATIONS AND WARRANTIES OF PARENT.

      Parent represents and warrants to the Stockholders as follows:

      (a) Parent is (i) duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (b) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent is bound or any judgment, writ, decree, order or ruling applicable to Parent.

      (c) Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Parent or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

3.    REPRESENTATIONS AND WARRANTIES OF CELTRIX.

      Celtrix represents and warrants to the Stockholders as follows:

      (a) Celtrix is (i) duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by and constitutes the legal, valid and binding obligation of Celtrix, enforceable against Celtrix in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (b) The execution and delivery of this Agreement by Celtrix does not, and the performance by Celtrix of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Celtrix is a party or by which Celtrix is bound or any judgment, writ, decree, order or ruling applicable to Celtrix.

      (c) Neither the execution and delivery of this Agreement nor the performance by Celtrix of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Celtrix or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

4.    TRANSFER OF THE SHARES.

      During the term of this Agreement, except as otherwise provided herein, no Stockholder shall (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of such Stockholder's Shares, except for transfer or sale to any affiliate of such Stockholder who agrees to be bound by this Agreement, (b) deposit such Stockholder's Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect to such Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Company Common Stock or Company Preferred Stock or any other securities of the Company.

5.    NO SOLICITATION.

      Each Stockholder agrees that it will immediately cease and cause to be terminated any existing activities, discussion or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal (as defined below). In addition, each Stockholder will not, directly or indirectly: (i)i initiate, solicit or encourage, or take any action to facilitate the making of, any offer of proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii)ii enter into any agreement with respect to any Takeover Proposal, or (iii)iii in the event of an unsolicited written Takeover Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent and Celtrix and any of their affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company, or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company, other than pursuant to the Exchange.

6.    WAIVER OF APPRAISAL RIGHTS.

      Each Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Exchange that such Stockholder may have.

7.    VOTING OF SHARES; IRREVOCABLE PROXY.

      (a) During the term of this Agreement, each Stockholder in its capacity as such hereby agrees to vote each of its Shares at any annual, special or adjourned meeting of the stockholders of the Company (1) in favor of the Exchange, the execution and delivery by the Company of the Reorganization Agreement and the approval and adoption of the terms thereof and hereof; and (2) except as otherwise agreed to in writing in advance by Parent and Celtrix, against the following actions (other than the Exchange and the other transactions contemplated by the Reorganization Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; or (iii) (A) any change in a majority of the persons who constitute the Board of Directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's articles of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any Takeover Proposal or any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Exchange and the other transactions contemplated by this Agreement and the Reorganization Agreement.

      (b) Each Stockholder hereby irrevocably constitutes and appoints Andreas Sommer, Ph.D. and Donald D. Huffman, and each of them as its sole and exclusive and true and lawful agent and attorney-in-fact, with full power of substitution, to vote all Company Common Stock and Company Preferred Stock that the holder is entitled to vote as indicated in
Section 7(a) above, to the same extent and with the same effect as the Stockholder might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Virginia corporation. This proxy shall become effective as of the date hereof and shall expire upon termination of this Agreement. This proxy is coupled with an interest and shall be irrevocable and binding upon any and all transferees of the Company Common Stock and Company Preferred Stock so long as it remains in effect pursuant to the terms hereof. This proxy/power of attorney shall not terminate on disability of the principal. Each Stockholder will take such further action as may be necessary to effect the foregoing and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Company Common Stock and Company Preferred Stock.

8.    ENFORCEMENT OF THE AGREEMENT.

      Each Stockholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Celtrix will be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement and (ii) to specifically enforce the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

9.    ADJUSTMENTS.

      The number and type of securities subject to this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing any Stockholder's ownership of the Company's capital stock or other securities.

10.   TERMINATION.

      This Agreement will terminate on the earlier of (a) the effective time of the Exchange or (b) the date on which the Reorganization Agreement is terminated in accordance with its terms. Upon termination of this Agreement, all obligations of the parties hereto shall terminate except to the extent that any such party has committed a material breach of this Agreement prior to such termination.

11.   EXPENSES.

      All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

12.   BROKERAGE.

      Except as disclosed in the Reorganization Agreement (including the exhibits and schedules thereto), each party represents and warrants to the others that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold harmless the other parties from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred in connection with the transactions contemplated hereby.

13.   MISCELLANEOUS.

      (a) All representations and warranties contained herein expire upon the termination of this Agreement pursuant to Section 10 hereof.

      (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement shall be effective unless in writing signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      (c) This Agreement contains the entire agreement among Parent, Celtrix and the Stockholders with respect to the subject matter hereof, and supersedes all prior agreements among Parent, Celtrix and the Stockholders with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

      (d) The descriptive headings contained herein are for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      (e) Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reliable overnight courier, telecopied or mailed by first class mail, return receipt requested, to the recipient at the address below indicated, or if to a Stockholder, the address listed below such Stockholder's name on Annex A hereto.

Notices to the Parent:

Insmed, Inc.
800 East Leigh Street
Richmond, Virginia 23219
Attention: Geoffrey Allan, Ph.D.
Telephone Number: (804) 828-6893
Telecopy Number:  (804) 828-6894

With a copy (which will not constitute Notice to the Parent) to:

Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Attention: T. Justin Moore, III, Esq.
Telephone Number: (804) 788-8464
Telecopy Number:  (804) 788-8218

Notices to Celtrix:

Celtrix Pharmaceuticals, Inc.
2033 Gateway Place, Suite 600
San Jose, California  95110
Attention: Andreas Sommer, Ph.D.
Telephone Number: (408) 988-2500
Telecopy Number:  (408) 573-6228

With a copy (which will not constitute Notice to Celtrix) to:

Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025
Attention: Edmund S. Ruffin, Jr., Esq.
Telephone Number: (650) 854-4488
Telecopy Number:  (650) 233-8386

or to such other address or to the attention of such other party as any party may have furnished to the other parties in writing in accordance herewith.

      (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

      (g) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties.

      (h) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy, by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      (j) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      (k) All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      IN WITNESS WHEREOF, each of the parties hereto as caused this Agreement to be duly executed as of the date first written above.


                                          INSMED, INC.


                                          By:  /s/ Geoffrey Allan, Ph.D.
                                             -----------------------------------
                                               Geoffrey Allan, Ph.D.
                                               President and Chief Executive
                                               Officer


                                          CELTRIX PHARMACEUTICALS, INC.


                                          By:  /s/ Andreas Sommer
                                             -----------------------------------
                                               Name:
                                               Title:

                                          STOCKHOLDERS:

                                          BOSTON UNIVERSITY NOMINEE PARTNERSHIP


                                          By:  /s/ Kenneth G. Condon
                                             -----------------------------------
                                               Kenneth G. Condon


                                          TICONDEROGA ASSOCIATES, III, L.L.C.,
                                          GENERAL PARTNER OF TICONDEROGA
                                          PARTNERS, III, LP


                                          By:  /s/ Graham K. Crooke
                                             -----------------------------------
                                               Graham K. Crooke
                                               Partner


                                          INTERSOUTH ASSOCIATES III, LP,
                                          GENERAL PARTNER OF INTERSOUTH
                                          PARTNERS, III, LP


                                          By:  /s/ Dennis J. Dougherty
                                             -----------------------------------
                                               Dennis J. Dougherty
                                               General Partner

                                          KS TEKNOINVEST V


                                          By:  /s/ Bjorn Bjora
                                             -----------------------------------
                                               Bjorn Bjora
                                               General Manager


                                          BIOASIA INVESTMENTS, LLC, GENERAL
                                          PARTNER FOR BIOTECHNOLOGY DEVELOPMENT
                                          FUND, L.P. AND BIOTECHNOLOGY
                                          DEVELOPMENT FUND III, L.P.


                                          By:  /s/ Edgar G. Engleman
                                             -----------------------------------
                                               Edgar G. Engleman
                                               General Partner


                                          WARBURG DILLON READ, LLC, AS AGENT


                                          By:  /s/ Stephen Chappra
                                             -----------------------------------
                                               Stephen Chrappa
                                               Associate Director


                                               /s/ Dr. Geoffrey Allan
                                             -----------------------------------
                                               Dr. Geoffrey Allan

                                     ANNEX A


                                Common Stock Owned           Series A Preferred Stock       Series B Preferred Stock
                                   Beneficially                 Owned Beneficially             Owned Beneficially
Name and Address                  and of Record                   and of Record                  and of Record
----------------               -------------------           ------------------------       ------------------------
Boston University Nominee         356,038                            466,343                         25,000
Partnership
c/o Office of the Treasurer
881 Commonwealth Ave
Boston, MA 02215

Ticonderonga Associates,                                           2,296,035                        128,250
III, L.L.C.
Suite 4360
555 California Street
San Francisco, CA  94101

Intersouth Associates III, LP                                        866,355                         48,250
1000 Park Forty Plaza
Suite 290
Durham, NC 27713

KS Teknoinvest V                                                                                  1,000,000
Grev Wedels, Plass, 5
P.O. Box 556 Sentrum
Oslo, Norway 0105

BioAsia Investments, LLC                                                                            917,500
575 High Street
Suite 201
Palo Alto, CA 94301

Warburg Dillon Read, LLC,                                            386,143                         17,411
As Agent
299 Park Avenue, 37th Floor
New York, NY 10171

Dr. Geoffrey Allan                285,384
800 E. Leigh Street
Richmond, Virginia 23219